Exhibit 10.1 EXECUTION VERSION CREDIT AGREEMENT Dated as of November 10, 2026 among AMERESCO EURO HOLDCO LIMITED, as the Borrower, CERTAIN SUBSIDIARIES OF THE BORROWER PARTY HERETO, as the Guarantors, EPIC ADMINISTRATION LLC, as Administrative Agent, and THE LENDERS PARTY HERETO

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS 1

1.01	Defined Terms	1
1.02	Other Interpretive Provisions	37
1.03	Accounting Terms	38
1.04	Rounding	39
1.05	Times of Day	39
1.06	[Reserved.]	39
1.07	Interest Rates	39
1.08	Italian Terms	39
1.09	Romanian Law Terms	41
1.10	Spanish Law Terms:	42

ARTICLE II COMMITMENTS AND CREDIT EXTENSIONS 43

2.01	Loans	43
2.02	[Reserved]	44
2.03	Borrowings, Conversions and Continuations of Loans	44
2.04	[Reserved.]	45
2.05	Prepayments	45
2.06	Termination or Reduction of Commitments	48
2.07	Repayment of Loans	48
2.08	Interest, Default Rate and Interest Rate Premium Rate	48
2.09	Fees	50
2.10	Computation of Interest and Fees	50
2.11	Evidence of Debt	50
2.12	Payments Generally; Administrative Agent's Clawback	50
2.13	Sharing of Payments by Lenders	52
2.14	MOIC	53
2.15	Incremental Loans	54
2.16	Borrowing Base Redetermination	55

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY 56

3.01	Taxes	56
3.02	Illegality	64
3.03	Inability to Determine Rates	64
3.04	Increased Costs	66
3.05	Compensation for Losses	67
3.06	Mitigation Obligations; Replacement of Lenders	67
3.07	Survival	68

ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS 68

4.01	Conditions of Initial Credit Extension	68
4.02	Conditions of Credit Extension of Initial Loans and Incremental Loans	77
4.03	Conditions to all Credit Extensions	77

ARTICLE V REPRESENTATIONS AND WARRANTIES 78

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TABLE OF CONTENTS (continued) Page ii 5.01 Existence, Qualification and Power ................................................................................. 78 5.02 Authorization; No Contravention .................................................................................... 79 5.03 Governmental Authorization; Other Consents ................................................................. 79 5.04 Binding Effect .................................................................................................................. 79 5.05 Financial Statements; No Material Adverse Effect.......................................................... 79 5.06 Litigation and Environmental Matters ............................................................................. 80 5.07 Compliance with Laws and Agreements ......................................................................... 80 5.08 Properties ......................................................................................................................... 81 5.09 Insurance .......................................................................................................................... 81 5.10 Taxes ................................................................................................................................ 81 5.11 ERISA Compliance .......................................................................................................... 82 5.12 Margin Regulations; Investment Company Act............................................................... 83 5.13 Disclosure ........................................................................................................................ 83 5.14 Capitalization ................................................................................................................... 83 5.15 Subsidiaries ...................................................................................................................... 84 5.16 Solvency........................................................................................................................... 84 5.17 Casualty, Etc .................................................................................................................... 85 5.18 Sanctions Concerns; Anti-Corruption Laws; Anti-Money Laundering Laws and Fraudulent Conduct .......................................................................................................... 85 5.20 Material Indebtedness, Liens and Agreements ................................................................ 86 5.21 Federal Reserve Regulations............................................................................................ 87 5.22 Force Majeure .................................................................................................................. 87 5.23 Bank Accounts ................................................................................................................. 87 5.24 Matters Relating to Spanish Subsidiary ........................................................................... 87 5.25 EEA Financial Institutions ............................................................................................... 87 5.26 Covered Entities ............................................................................................................... 87 5.27 Beneficial Ownership Certification ................................................................................. 87 5.28 Labor and Employment Matters ...................................................................................... 87 ARTICLE VI AFFIRMATIVE COVENANTS ........................................................................................ 88 6.01 Financial Statements and Other Information ................................................................... 88 6.02 Notices of Material Events............................................................................................... 91 6.03 Existence; Conduct of Business ....................................................................................... 91 6.04 Payment of Obligations ................................................................................................... 91 6.05 Maintenance of Properties; Insurance .............................................................................. 92 6.06 Books and Records; Inspection Rights ............................................................................ 92 6.07 Fiscal Year ....................................................................................................................... 92 6.08 Compliance with Laws .................................................................................................... 93 6.09 Use of Proceeds ............................................................................................................... 93 6.10 Certain Obligations Respecting Subsidiaries; Additional Guarantors ............................. 93 6.11 ERISA .............................................................................................................................. 93 6.12 Environmental Matters; Reporting .................................................................................. 94 6.13 Ownership ........................................................................................................................ 94 6.14 Anti-Corruption Laws; Anti-Money Laundering Laws; Fraud and Sanctions ................ 94 6.15 Further Assurances .......................................................................................................... 94 6.16 Responsible Investing Toolkit ......................................................................................... 94 6.17 Upstreaming of Available Cash ....................................................................................... 95

TABLE OF CONTENTS (continued) Page iii 6.18 Post-Closing Deliverables ................................................................................................ 95 ARTICLE VII NEGATIVE COVENANTS .............................................................................................. 95 7.01 Indebtedness..................................................................................................................... 95 7.02 Liens ................................................................................................................................ 96 7.03 Contingent Liabilities ...................................................................................................... 98 7.04 Fundamental Changes; Asset Sales; Permitted Acquisitions ........................................... 98 7.05 Investments; Hedging Agreements ................................................................................ 101 7.06 Restricted Junior Payments ............................................................................................ 102 7.07 Transactions with Affiliates ........................................................................................... 102 7.08 Restrictive Agreements .................................................................................................. 103 7.09 Sale-Leaseback Transactions ......................................................................................... 103 7.10 Certain Financial Covenants .......................................................................................... 103 7.11 Lines of Business ........................................................................................................... 104 7.12 [Reserved] ...................................................................................................................... 104 7.13 [Reserved] ...................................................................................................................... 104 7.14 Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws; Fraud .................... 104 7.15 Anti-Corruption Laws .................................................................................................... 104 7.16 [Reserved] ...................................................................................................................... 104 7.17 [Reserved] ...................................................................................................................... 104 7.18 Account Balances .......................................................................................................... 104 7.19 Material Agreements ...................................................................................................... 105 ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES ................................................................. 105 8.01 Events of Default ........................................................................................................... 105 8.02 Remedies upon Event of Default ................................................................................... 108 8.03 Application of Funds ..................................................................................................... 108 8.04 Equity Cure for Financial Covenant Non-Compliance .................................................. 109 ARTICLE IX ADMINISTRATIVE AGENT .......................................................................................... 110 9.01 Appointment and Authority ........................................................................................... 110 9.02 Rights as a Lender .......................................................................................................... 111 9.03 Exculpatory Provisions .................................................................................................. 112 9.04 Reliance by Administrative Agent ................................................................................. 113 9.05 Delegation of Duties ...................................................................................................... 113 9.06 Resignation of Administrative Agent ............................................................................ 113 9.07 Non-Reliance on Administrative Agent and the Other Lenders .................................... 114 9.08 No Other Duties, Etc ...................................................................................................... 115 9.09 Administrative Agent May File Proofs of Claim; Credit Bidding ................................. 115 9.10 Collateral and Guaranty Matters .................................................................................... 116 9.11 [Reserved] ...................................................................................................................... 118 9.12 Certain ERISA Matters .................................................................................................. 118 9.13 Recovery of Erroneous Payments .................................................................................. 119 ARTICLE X CONTINUING GUARANTY ........................................................................................... 120

TABLE OF CONTENTS
(continued)

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10.01	Guaranty	120
10.02	Rights of Lenders	124
10.03	Certain Waivers	124
10.04	Obligations Independent	125
10.05	Subrogation	125
10.06	Termination; Reinstatement	125
10.07	Stay of Acceleration	125
10.08	Condition of Borrower	125
10.09	Appointment of Borrower	125
10.10	Right of Contribution	126
10.11	Keepwell	126
10.12	Romanian Guarantors	126

ARTICLE XI MISCELLANEOUS 128

11.01	Amendments, Etc	128
11.02	Notices; Effectiveness; Electronic Communications	129
11.03	No Waiver; Cumulative Remedies; Enforcement	131
11.04	Expenses; Indemnity; Damage Waiver	132
11.05	Payments Set Aside	134
11.06	Successors and Assigns	134
11.07	Treatment of Certain Information; Confidentiality	138
11.08	Right of Setoff	140
11.09	Interest Rate Limitation	140
11.10	Integration; Effectiveness	140
11.11	Survival of Representations and Warranties	140
11.12	Severability	141
11.13	[Reserved]	141
11.14	Governing Law; Jurisdiction; Etc	141
11.15	Waiver of Jury Trial	142
11.16	Subordination	142
11.17	Release of Collateral and Guarantees	142
11.18	No Advisory or Fiduciary Responsibility	143
11.19	Electronic Execution; Electronic Records; Counterparts	143
11.20	USA Patriot Act Notice	144
11.21	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	144
11.22	Process Agent	145
11.23	Payment Currency	145
11.24	Acknowledgement Regarding Any Supported QFCs	146
11.25	Italian Transparency Provisions	146
11.26	Romanian Guarantor; Negotiated Clauses	147
11.27	Notarization.	147
11.28	Spanish Calculations and Enforcement Proceedings.	148

iv

v SCHEDULES Schedule 1.01(a) Certain Addresses for Notices Schedule 1.01(b) Commitments Schedule 1.01(c) Material Owned Properties Schedule 5.05 Financial Condition; No Material Adverse Changes Schedule 5.06 Litigation and Environmental Matters Schedule 5.07 Compliance with Laws and Agreements Schedule 5.08 Properties; Intellectual Property Schedule 5.09 Insurance Schedule 5.10 Taxes Schedule 5.11 Pension Plans Schedule 5.15 Subsidiaries Schedule 5.20 Material Indebtedness, Liens and Agreements Schedule 5.23 Bank Accounts Schedule 5.28 Labor and Employment Matters Schedule 7.01 Existing Indebtedness Schedule 7.05 Existing Investments Schedule 7.07 Transactions with Affiliates Schedule 7.08 Restrictive Agreements EXHIBITS Exhibit A Form of Loan Notice Exhibit B Form of Note Exhibit C Form of Joinder Agreement Exhibit D Form of Compliance Certificate Exhibit E Form of Solvency Certificate Exhibit F Form of Officer’s Certificate Exhibit G QPP Creditor Certificate Exhibit H Form of Assignment and Assumption Exhibit I Forms of U.S. Tax Compliance Certificates Exhibit J Form of Borrowing Base Certificate Exhibit K Form of Financial Condition Certificate Exhibit L Form of Authorization to Share Insurance Information Exhibit M Form of Notice of Loan Prepayment Exhibit N Form of Excess Cash Flow Certificate Exhibit O Form of Subordination Agreement

1 CREDIT AGREEMENT This CREDIT AGREEMENT is entered into as of November 10, 2026, among AMERESCO EURO HOLDCO LIMITED, a company incorporated in England and Wales under company number 17456431 and having its registered address at Goodbard House 15 Infirmary Street, Leeds, England LS1 2JP (the “Borrower”), the Guarantors (as defined herein), the Lenders (as defined herein), and EPIC ADMINISTRATION LLC, as Administrative Agent (the “Administrative Agent”). PRELIMINARY STATEMENTS: WHEREAS, the Borrower has requested that the Lenders extend credit to the Borrower in the form of a loan facility in an aggregate principal amount of $125,000,000 (the “Loan Facility”); WHEREAS, the Borrower has requested that the Lenders provide uncommitted Incremental Loans in the aggregate principal amount not to exceed $100,000,000, subject to the conditions herein (the “Incremental Facility”); and WHEREAS, the Lenders are willing to make available to the Borrower the Loan Facility subject to and on the terms and conditions set forth in this Agreement. NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows: ARTICLE I DEFINITIONS AND ACCOUNTING TERMS 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below: “Acquisition” means the acquisition, whether through a single transaction or a series of related transactions, of (a) a majority of the Voting Stock or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person. “Administrative Agent” means EPIC Administration LLC in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent. “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 1.01(a), or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

2 “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, that for purposes of this Agreement, no Loan Party shall be deemed to be an Affiliate of any other Loan Party. “Aggregate Commitments” means the Commitments of all the Lenders. “Ameresco Hellas Energy Single Member S.A.” means “AMERESCO HELLAS ENERGY PRODUCTION, MANAGEMENT AND SAVING OF ENERGY SINGLE MEMBER SOCIETE ANONYME” a société anonyme organised and operating under the laws of the Hellenic Republic, having its registered office at 116A Alexandras Avenue, Athens, P.C. 11471, Greece, registered with the Greek General Commercial Registry (Γ.Ε.ΜΗ.) under registration number 146811001000 and having tax identification number 801006680. “Ameresco Sunel Energy S.A.” means “AMERESCO SUNEL ENERGY SOCIETE ANONYME”, a société anonyme organised and operating under the laws of the Hellenic Republic, having its registered office at 116A Alexandras Avenue, Athens, P.C. 11471, Greece, registered with the Greek General Commercial Registry (Γ.Ε.ΜΗ.) under registration number 165086501000 and having tax identification number 801880293. “Agreement” means this Credit Agreement, including all schedules, exhibits and annexes hereto. “Anti-Corruption Laws” means all applicable laws, rules and regulations relating to bribery, corruption or improper payments. “Anti-Money Laundering Laws” means all applicable laws, rules and regulations relating to money laundering, terrorist financing or financial recordkeeping and reporting. “Applicable Authority” means with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator. “Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject. “Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) represented by the outstanding principal amount of such Lender’s Loans at such time. “Applicable Rate” means 5.875% per annum; provided that the Applicable Rate shall be 6.375% during any Interest Rate Premium Period. “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit H or any other form (including an electronic documentation form generated by use of an electronic platform) approved by the Administrative Agent.

3 “Authorization to Share Insurance Information” means the authorization substantially in the form of Exhibit L (or such other form as required by each of the Loan Parties’ insurance companies). “Available Cash” means, as of each Monthly Date, the positive amount (if any), of: (a) all cash held in a deposit account (or equivalent) (other than a Collateral Account) of each Loan Party less (b) amounts reasonably reserved in good faith by the Loan Parties for necessary expenses of the Loan Parties and their Subsidiaries in the following calendar month less (c) amounts reasonably determined in good faith by the Loan Parties for necessary working capital, liquidity and reserves. “Availability Period” means the period from the Closing Date to but excluding November 10, 2029. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest per annum quoted in the “Money Rates” section of The Wall Street Journal from time to time and designated as the “Prime Rate,” and (c) the Secured Overnight Financing Rate published on such day by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source) plus 1.00%, subject to the interest rate floors set forth therein; provided that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. “Base Rate Loan” means a Loan that bears interest based on the Base Rate. “BCC Bank Molinella Credit Agreement” means that certain signature credit facilities agreement (Contratto di Credito di Firma) no. 041/006591, dated as of October 1, 2025, by and between Banca di Credito Cooperativo di Milano — Società Cooperativa, as bank, and Enerqos Energy Solutions S.r.l., as debtor. “BCC Bank RIC Energy Credit Agreement” means, collectively, (a) the revocable mixed/multipurpose signature credit facility (fido promiscuo credito di firma castelletto a revoca) in the maximum aggregate amount of €3,167,000.00 made available by Banca di Credito Cooperativo di Milano – Società Cooperativa, as bank, to Enerqos Energy Solutions S.r.l., as debtor, for the issuance of performance bonds and warranty bonds in connection with the EPC contracts entered into by Enerqos Energy Solutions S.r.l. with Garda Solare S.r.l., Sun Gigawatt 2 S.r.l. and Cilicia Solare S.r.l., as requested by Enerqos Energy Solutions S.r.l. by credit application dated 15 April 2026, and (b) each signature credit letter-agreement (Lettera-Contratto di Credito di Firma) entered into thereunder between the same parties, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

4 “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) a Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “BNL Bank Piansano and Latera Credit Agreement” means the credit facility agreement entitled “Aperture di credito in conto corrente ordinaria e commerciale, finanziamenti diversi a breve termine in euro e valuta estera, crediti di firma”, contract no. 31026049, dated 7 October 2024, by and between Banca Nazionale del Lavoro S.p.A., as bank, and Enerqos Energy Solutions S.r.l., as client, as the same may be amended, restated, supplemented, extended, renewed or otherwise modified from time to time. “Borrower” has the meaning specified in the introductory paragraph hereto. “Borrower Materials” has the meaning specified in Section 6.01. “Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of SOFR Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01(a), including a borrowing on the Closing Date. “Borrowing Base” means, as of any date of determination, an amount equal to the sum of: (a) one hundred eighty seven and a half percent (187.50%) of EBITDA for the twelve-calendar month period preceding such date of determination; plus (b) only to the extent the following results in a positive number: (i) an amount equal to ninety five percent (95%) of the Eligible Accounts Receivable of the Loan Parties which have been billed and outstanding for less than ninety (90) calendar days; plus (ii) if the Borrower makes an Interest Rate Premium Election pursuant to Section 2.08(e), an amount equal to ninety five percent (95%) of Delayed Eligible Accounts Receivable; plus (iii) ninety percent (90%) of the Eligible Unbilled Revenue of the Loan Parties; plus (iv) Eligible Cash in an amount not to exceed $10,000,000; minus (v) all accounts payable owed by any Loan Party; minus

5 (vi) all deferred revenue of the Loan Parties; provided, that, any amount of Eligible Accounts Receivable or Eligible Unbilled Revenue that (i) has been reasonably determined by either the Borrower or the Administrative Agent (after consultation with the Borrower) to be uncollectable or (ii) is in respect of underlying contracts which are in dispute or material default that (in either such case) could reasonably be expected to affect the collectability of amounts due under such contract (and, in the case of a dispute, only to the extent of the amount actually in dispute), as determined by the Administrative Agent in its reasonable discretion, for which either party shall have delivered a written notice of such dispute or default, in each case, shall be excluded from the Borrowing Base. Notwithstanding the foregoing, the Borrowing Base shall in no event be greater than two hundred seventy five percent (275%) of EBITDA for the twelve-calendar month period preceding such date of determination. “Borrowing Base Certificate” has the meaning specified in Section 6.01(c). “Borrower DTTP Filing” shall mean an HMRC Form DTTP2, duly completed and filed by the Borrower, which: (a) where it relates to a UK Treaty Lender that is a Lender on the day this Agreement is entered into, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in this Agreement or otherwise provided in writing to the Borrower, and is filed with HMRC within 30 days of the date of this Agreement; or (b) where it relates to a UK Treaty Lender that is not a party to this Agreement on the date on which this Agreement is entered into, contains the scheme reference number and jurisdiction of tax residence notified to the Borrower in writing within 15 days of the relevant UK Treaty Lender becoming a party to this Agreement and is filed with HMRC within 30 days of that date. “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Office of the Administrative Agent or the Borrower’s office is located. “Capital Expenditures” means, for any period, the sum for the Loan Parties (determined on a consolidated basis without duplication in accordance with GAAP) of the aggregate amount of cash payments in respect of expenditures made during such period to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) computed in accordance with GAAP; provided that such term shall not include any such expenditures in connection with any replacement or repair of Property affected by a Casualty Event. “Cash Flow” means for the period of four consecutive quarters most recently ended, (i) EBITDA of the Loan Parties for such period minus (ii) the sum of the following for the Loan Parties of (1) Capital Expenditures made during such fiscal period, (2) the aggregate amount paid in cash in respect of income, franchise, real estate and other like taxes during such fiscal period, and (3) dividends, withdrawals and other distributions paid in cash by the Loan Parties during such fiscal period. “Casualty Event” means, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

6 “Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented. “Change of Control” means an event or series of events by which (a) a Change of Control (as defined under any Parent Financing Document) occurs, (b) Parent ceases to directly or indirectly own and control 100% of the voting, economic or ownership interest in the Parent Pledgor or (c) Parent Pledgor ceases to directly own and control 100% of the voting, economic or ownership interest in the Borrower. “Closing Date” means November 10, 2026. “Closing Date Intercompany Debt Payment” means a one-time Restricted Junior Payment on the Closing Date in respect of Indebtedness of the Loan Parties owed to the direct or indirect owners of their respective Equity Interests in an aggregate principal amount of $25,000,000. “CME” means CME Group Benchmark Administration Limited. “Code” means the Internal Revenue Code of 1986. “Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties. “Collateral Account” means any deposit account (or equivalent) of the Loan Parties that is subject to a first priority Lien pursuant to the Collateral Documents and an account pledge agreement (or equivalent) in favor of the Administrative Agent. “Collateral Documents” means, collectively, the English Collateral Documents, the Romanian Collateral Documents, Italian Collateral Documents, the Greek Collateral Documents, the Spanish Law Collateral Documents, each Joinder Agreement, each of the other joinder agreements, collateral assignments, security agreements, pledge agreements, account control agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.15, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties. “Commitment” means an Initial Loan Commitment or commitment in respect of an Incremental Loan. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

7 “Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document. “Competitor” means each of METLEN, ENGIE, Eni Plenitude, Enel, Fluence, Anesco, Equans, Veolia, GEK TERNA, Solarpro, AKTOR and each of their Subsidiaries that is reasonably identifiable on the basis of its respective parent name. “Compliance Certificate” means a certificate signed by a Responsible Officer, in substantially the form of Exhibit D annexed hereto, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) [reserved], (iii) setting forth reasonably detailed calculations demonstrating compliance with Section 7.10, (iv) attaching a current listing of all Subsidiaries in the form of Schedule 5.15, showing any changes since the most recently delivered Schedule 5.15 in accordance with this Agreement, (v) setting forth in reasonable detail all adjustments to the consolidated financial statements of the Borrower and its Subsidiaries necessary to reflect the exclusion of all Subsidiaries of the Borrower other than the Loan Parties from the financial covenant calculations set forth therein, and (vi) stating whether any change in GAAP or in the application thereof has occurred since the date of the financial statements referred to in Section 5.05 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate. “Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate for SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document). “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated Excess Cash Flow” shall mean, for a specified period, the positive amount (if any), of: (a) Cash Flow for such period, less (b) Debt Service of the Loan Parties in respect of (i) Indebtedness owing under this Agreement and (ii) other Indebtedness permitted under this Agreement during such period, less (c) increases (or plus decreases) in Consolidated Working Capital for such period, less (d) to the extent not already provided for in the preceding clause (c), the aggregate amount of all mandatory prepayments required pursuant to Section 2.05(b) during such period, less (e) without duplication of any Sunel Payments already deducted from Consolidated Net Income, any Sunel Payments. “Consolidated Interest Charges” means, for any period, for the Loan Parties on a consolidated basis, the sum of (i) all interest, premium payments, debt discount, fees, charges and related expenses of the Loan Parties in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with

8 GAAP, and (ii) the portion of rent expense of the Loan Parties with respect to such period under financing leases that is treated as interest in accordance with GAAP. “Consolidated Working Capital” shall mean, as of any date of determination, the positive amount (if any), of (a) the sum of all amounts (other than cash or cash equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Loan Parties at such date less (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Loan Parties on such date, excluding, without duplication, (i) deferred revenue, (ii) the current portion of any outstanding Indebtedness of the Loan Parties, (iii) all Indebtedness consisting of the Loans to the extent otherwise included therein, (iv) the current portion of interest, (v) deferred compensation related to stock appreciation rights accruals and (vi) the current portion of current and deferred income Taxes. “Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Loan Parties on a consolidated basis for the most recently completed applicable period. “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. A Person who owns or holds capital stock, beneficial interests or other securities representing twenty-five percent (25%) or more of the Total Voting Power of another Person shall be deemed, for purposes of this Agreement, to “control” such other Person. “Copyright License” means any agreement now or hereafter in existence, providing for the grant by, or to, any rights (including, without limitation, the grant of rights for a party to be designated as an author or owner and/or to enforce, defend, use, display, copy, manufacture, distribute, exploit and sell, make derivative works, and require joinder in suit and/or receive assistance from another party) covered in whole or in part by a Copyright. “Copyrights” means all copyrights, whether statutory or common law, owned by or assigned to the Loan Parties, and all exclusive and nonexclusive licenses to the Loan Parties from third parties or rights to use copyrights owned by such third parties, including, without limitation, the registrations, applications and licenses listed on Schedule 5.08 hereto, along with any and all (i) renewals and extensions thereof, (ii) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iii) rights to sue for past, present and future infringements thereof, and (iv) foreign copyrights and any other rights corresponding thereto throughout the world. “Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Credit Extension” means a Borrowing. “Credit Party” has the meaning specified in Section 11.18(a).

9 “CTA 2009” means the United Kingdom Corporation Tax Act 2009. “Current Assets” means, as of any date of determination, without duplication, the sum of (a) all amounts that would, in accordance with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Loan Parties at such date plus (b) to the extent not otherwise constituting current assets under GAAP, any cash or cash equivalents of the Loan Parties; provided that Current Assets shall exclude (i) all non-cash assets under FASB ASC Topic 815, (ii) any deferred tax assets, (iii) any cash or cash equivalents deemed to be “restricted” in accordance with GAAP (excluding any such “restricted” cash or cash equivalents to the extent such cash or cash equivalents are offset by one or more Current Liabilities) and (iv) any unearned, deferred or prepaid revenue or similar advance payment. “Current Liabilities” means, as of any date of determination, without duplication, the sum of all amounts that would, in accordance with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Loan Parties on such date, but excluding (a) all non-cash obligations under FASB ASC Topic 815, (b) the then outstanding aggregate principal amount of the Loans under this Agreement, (c) any deferred tax liabilities and (d) any current maturities of long term Indebtedness for borrowed money. “Current Ratio” means, as of any date of determination, the ratio of (a) Current Assets to (b) Current Liabilities. “Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source). “Debt Service” means, for the period of four consecutive quarters most recently ended, the sum, for the Loan Parties (determined on a consolidated basis in accordance with GAAP) of (a) all regularly scheduled principal payments, as such amounts may be adjusted from time to time by reason of any prepayments, of Indebtedness (including the principal component of any payments in respect of Financing Lease Obligations, but excluding any prepayments pursuant to Section 2.05 made during such period), plus (b) all Consolidated Interest Charges paid in cash (excluding amortization of deferred financing costs and interest by its terms “paid-in-kind”) for such period. “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect. “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default. “Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate plus the Applicable Rate plus two percent (2%), in each case, to the fullest extent permitted by Applicable Law. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

10 “Delayed Eligible Accounts Receivable” means any Eligible Accounts Receivable that has been billed and remains outstanding for (a) ninety (90) or more calendar days and (b) less than one hundred and fifty (150) calendar days. “Designated Jurisdiction” means, at any time, a country, region or territory which is the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, the Crimea, the so- called People’s Republic of Donetsk, and the so-called People’s Republic of Luhansk regions of Ukraine, the Russian-controlled regions of the Kherson and Zaporizhzhia of Ukraine). “Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 5.06. “Disposition” means any sale, assignment, transfer or other disposition of any property, whether now owned or hereafter acquired (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) by any Loan Party to any Person, other than to another Loan Party, and excluding (a) the granting of Liens to the Administrative Agent and Lenders and other Liens permitted hereunder, and (b) any sale, assignment, transfer or other disposition by a Loan Party of (i) any property no longer used or useful in the business of any Loan Party, (ii) any Collateral pursuant to an exercise of remedies by the Administrative Agent hereunder or under any other Loan Document and (iii) any Equity Interests of an Excluded Subsidiary; provided that, for the avoidance of doubt, (A) any sale, assignment, transfer or other disposition pursuant to this clause (iii) shall not constitute a Disposition for purposes of calculating Net Cash Payments of the Loan Parties and (B) any proceeds therefrom shall be excluded from the calculation of Cash Flow. “Disqualified Equity Interests” shall mean any Equity Interests that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a Change of Control or asset sale so long as any rights of the holders thereof upon the occurrence of a Change of Control or asset sale event shall not require payment prior to the repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a Change of Control or asset sale so long as any rights of the holders thereof upon the occurrence of a Change of Control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provides for the scheduled payment of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests (other than conversion or exchange solely into Qualified Equity Interests), in each case, prior to the date that is ninety-one (91) days after the latest Maturity Date; provided, that if such Equity Interests is issued pursuant to a plan for the benefit of employees of any Loan Party or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by such Loan Party in order to satisfy applicable statutory or regulatory obligations or pursuant to the terms of such plan or any related agreement upon termination of employment, retirement, disability or death. “Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive. “Dollar” and “$” mean lawful money of the United States.

11 “EBITDA” means, for any period, for the Loan Parties on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable for such period, (iii) depreciation and amortization expense for such period, (iv) Non-Cash Charges for such period, (v) extraordinary or non-recurring expenses for such period, in an amount not to exceed $5,000,000 after the Closing Date, and (vi) the aggregate amount received in cash by the Loan Parties during such period in respect of regularly scheduled dividends or distributions from the Excluded Subsidiaries, calculated and paid in accordance with the organizational documents of such Excluded Subsidiaries (provided, that the amount added back pursuant to this clause (vi) shall not include any amounts received by any Loan Party, in connection with any sale, transfer or other disposition of assets or Equity Interests of any Excluded Subsidiary); minus (b) the following to the extent included in calculating such Consolidated Net Income (i) extraordinary or non-recurring gains during such period (including, without limitation, non-cash gains attributable to the mark to market movement in the valuation of hedging obligations (to the extent the cash impact resulting from such gain has not been realized) or other derivative instruments, and foreign currency translations), and (ii) proceeds received during such period in respect of Casualty Events and Dispositions, outside the ordinary course. For purposes of calculating EBITDA for any period during which a Permitted Acquisition is consummated, EBITDA shall be adjusted in a manner proposed by the Borrower and reasonably satisfactory to the Required Lenders. “ECF Notice” shall have the meaning set forth in Section 2.05(b)(iii). “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. “Eligible Accounts Receivable” means any accounts receivable owed to any Loan Party from an Eligible Customer. “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06 (subject to such consents, if any, as may be required under Section 11.06(b)(iii)). “Eligible Cash” means the sum of all cash held in a Collateral Account. “Eligible Customer” means any existing or potential customer of any Loan Party with (a) direct sovereign support, national, regional or local government backing, or that receives substantial benefits from government-backed funding programs or budget allocations, including energy efficiency projects that are repaid through utility or other direct pay programs with such backing, (b) financial characteristics

12 typically displayed by investment-grade entities or established and reputable developers of renewable energy projects, as reasonably determined by the Borrower and subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld, and provided that if the Borrower shall have made a written request for such consent and five (5) Business Days shall have passed without objection by the Administrative Agent, such consent shall be deemed to have been granted), or (c) an established business relationship with such Loan Party, including (i) executed contracts with such Loan Party for at least $5,000,000 in the aggregate and (ii) no specific reserves taken by such Loan Party with respect to payments due to such Loan Party from such customer in the prior twelve (12) months with respect to payments pursuant to the contracts described in clause (i). “Eligible Projects” means any solar, battery energy storage and energy efficiency projects to be developed, constructed, or completed by any Loan Party for creditworthy customers across the United Kingdom, the European Union, and any other jurisdiction with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed). “Eligible Unbilled Revenue” means any unbilled revenue reasonably expected to be owed to any Loan Party from an Eligible Customer. “English Account Charge” means the English-law governed account charge, dated as of the Closing Date, executed by the Borrower in favor of the Administrative Agent. “English Collateral Documents” means the: (a) English Share Charge; and (b) English Account Charge. “English Share Charge” means the English-law governed share charge, dated as of the Closing Date, executed by each of the Parent Pledgor and the Borrower in favor of the Administrative Agent. “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna. “Environmental Laws” means any and all federal, state, local, and foreign statutes, laws (including common law), regulations, standards, ordinances, rules, judgments, interpretations, orders, decrees, permits, agreements or governmental restrictions relating to pollution or the protection of the Environment or human health (to the extent related to exposure to hazardous materials), including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threat of Release of Hazardous Materials, air emissions and discharges to waste or public systems. “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any Loan Party, directly or indirectly relating to (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Entitled Person” has the meaning assigned to such term in Section 11.23(a).

13 “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all Equity Rights with respect to such Person, and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination. “Equity Rights” means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders’ or voting trust agreements) for the issuance or sale of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder. “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code). “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; (i) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived; (j) the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan; or (k) with respect to any Foreign Plan, (i) the existence of unfunded liabilities of such plan in excess of the amount permitted under Applicable Law, (ii) the receipt by any Loan Party of a funding waiver for such plan from a Governmental Authority, (iii) the receipt of a notice by any Loan Party from a Governmental Authority relating to the intent to terminate such plan, (iv) the receipt of a notice by any Loan Party from a Governmental Authority to appoint a trustee or similar official to administer such plan, (v) the incurrence of any liability by any Loan Party under Applicable Law on account of a complete or partial termination of such plan, (vi) the incurrence of any liability by any Loan Party for a complete or partial withdrawal of such Person from such plan, (vii) the occurrence of an act or omission that could reasonably be expected to give rise to the imposition on any Loan Party of any fine, penalty, lien, non- ordinary course tax, or related charges with respect to such plan, or (viii) the assertion of a claim (other than routine claims for benefits) against such plan or the assets thereof, or against any Loan Party in connection with such plan. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Event of Default” has the meaning specified in Section 8.01.

14 “Excess Cash Flow Certificate” shall mean a certificate duly completed and executed by an authorized officer of the Borrower substantially in the form of Exhibit N (and such changes thereto or departures therefrom as the Administrative Agent may from time to time reasonably request or approve) and in substance reasonably acceptable to the Administrative Agent, together with calculations in form, substance and detail reasonably acceptable to the Administrative Agent. “Excluded Subsidiaries” means, as of any date of determination, any direct or indirect Subsidiary of Borrower that has been designated by Borrower in writing to Administrative Agent as an “Excluded Subsidiary” for purposes of this Agreement; provided that (i) the revenue of all Excluded Subsidiaries as of the last day of any Fiscal Quarter of Borrower for which financial statements have been delivered to Administrative Agent pursuant to Section 6.01(b) shall not exceed 15.00% of consolidated total revenue of Borrower and its direct and indirect Subsidiaries, collectively, as of such date or (ii) the consolidated total book value of all assets of all Excluded Subsidiaries as of the last day of any Fiscal Quarter of Borrower for which financial statements have been delivered to Administrative Agent pursuant to Section 6.01(b) shall not exceed 15.00% of the consolidated total book value of all assets of Borrower and its direct and indirect Subsidiaries, collectively, as of such date. “Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant by such Loan Party of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.11 and any other “keepwell”, support or other agreement for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Loan Party, or grant by such Loan Party of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition. “Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income, profits or gains (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, or permanent establishment to which income under this Agreement is attributed, in each case, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Sections 3.01(b) or 3.01(d), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f), (d) any U.S. federal withholding Taxes imposed pursuant to FATCA and (e) any UK Tax Deduction if, on the date on which the payment falls due: (A) the payment could have been made to the relevant Lender without a UK Tax Deduction if the Lender had been a UK Qualifying Lender but on that date the Lender is not or has ceased to be a UK Qualifying Lender, other than: (i) as a result of any change after the date of this Agreement (or, if later, after the date on which the relevant Lender became a Lender pursuant to this Agreement) in (or in the published interpretation, administration or application of) any UK law or Treaty, or any published practice

15 or published concession of HMRC; or (B) in the case of a Lender that is a UK Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of UK Qualifying Lender and (x) an officer of HMRC has given (and not revoked) a direction (a “Direction”) under section 931 of ITA 2007 which relates to the payment and that Lender has received from the Borrower making the payment a certified copy of that Direction and the payment could have been made to the Lender without any UK Tax Deduction if that Direction had not been made or (y) the relevant Lender has not given a UK Tax Confirmation to the Borrower and the payment could have been made to that Lender without any UK Tax Deduction if the Lender had given such a UK Tax Confirmation on the basis that the UK Tax Confirmation would have enabled the Borrower making the payment to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of ITA 2007, (C) the relevant Lender is a UK Treaty Lender and the Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the UK Tax Deduction had that Lender complied with its obligations pursuant to Section 3.01(f)(iv), (D) the relevant Lender is a QPP Lender and has failed to comply with its obligations pursuant to Section 3.01(f)(x) and/or (xi). “Exempt Lender” means a Lender which is entitled (or the ultimate beneficial owners of which are entitled) to sovereign immunity from direct taxation in the UK and is thereby entitled to receive payments of interest without withholding or deduction for or on account of UK taxation and in respect of which the Borrower has received an Exempt Lender Confirmation and such Exempt Lender Confirmation remains valid and has not expired, been withdrawn or otherwise ceased to have effect. “Exempt Lender Confirmation” means a letter or direction or other written communication from HMRC to the Borrower, to the reasonable satisfaction of the Borrower, confirming that such Lender is entitled to receive payments of interest from the Borrower without withholding or deduction for or on account of United Kingdom taxation. “Existing Debt” means Indebtedness of the Loan Parties existing as of the Closing Date which is permitted to remain outstanding after the Closing Date under Section 7.01 and is listed on Schedule 7.01 hereto (which shall include the outstanding balance of each listed Indebtedness as of the Closing Date). “Facility” means the Loan Commitments and the Loans made thereunder. “Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated and (b) all Obligations have been paid in full (other than contingent indemnification obligations for which no claim has been made or asserted). “FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the date of this Agreement (or any amended or successor version described above) and any intergovernmental agreement (and related fiscal or regulatory legislation, or related official rules or practices) implementing the foregoing. “Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of

16 New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “Fee Letters” means (a) the letter agreement, dated as of the Closing Date, between the Borrower and the Administrative Agent and (b) any other fee letter now or at any time hereafter entered into between the Borrower, the Administrative Agent and/or any of their Affiliates in connection with this Agreement or any transactions contemplated hereby or related hereto. “Financing Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. “Floor” means a rate of interest equal to 3.00%. “Foreign Lender” means a Lender that is resident or organized under the laws of a jurisdiction other than the United States, each State thereof and the District of Columbia. “Foreign Plan” means any employee benefit plan outside of the United States that is maintained or contributed to by any Loan Party, and that is primarily for the benefit of persons substantially all of whom are nonresident aliens. “Fraudulent Conduct” means any activity, practice or conduct constituting fraud, including a fraud offence under the Fraud Act 2006 or section 199(b) of the Economic Crime and Corporate Transparency Act 2023 of the United Kingdom. “FRB” means the Board of Governors of the Federal Reserve System of the United States. “Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities. “GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) including, without limitation, the FASB Accounting Standards Codification, that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.03. “GEMI” means the Greek Commercial Registry established by Greek Law 4919/2022. “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank). “Greek Account Pledge” means the Greek Law Accounts Pledge and assignment agreement, dated as of the date hereof, granted by Ameresco Hellas Energy Single Member S.A. in favor of the

17 Administrative Agent, according to Section 9.10(d), pursuant to the provisions of Greek Law 5123/2024 on the unified electronic pledge registry and other related provisions of Greek law. “Greek Guarantors” means the Subsidiaries established under Greek law and listed in Schedule 5.15 and such other Subsidiaries established under Greek law as may become Guarantors from time to time. “Greek Collateral Documents” means the Greek Share Pledge and the Greek Account Pledge. “Greek Obligors” means the Greek Guarantors and the Greek Pledgors. “Greek Pledgors” means, collectively, (a) the Greek Guarantors and (b) Sunel Energy, in its capacity as pledgor of its Equity Interests in Ameresco Sunel Energy, S.A. “Greek Share Pledge” means, collectively, (a) the pledge granted by Ameresco Hellas Energy Single Member S.A. and Sunel Energy over all their shares (51% and 49% respectively) in Ameresco Sunel Energy S.A. and (b) the pledge granted by the Borrower over all its shares (100%) in Ameresco Hellas Energy Single Member S.A., in each case in favor of the Administrative Agent, according to Section 9.10(d), pursuant to Greek Law 5123/2024 on the unified electronic pledge registry and other related provisions of Greek law. “Guarantee” means, as to any Person, a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the Equity Interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor’s obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as a verb shall have a correlative meaning. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligations in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder). “Guaranteed Obligations” has the meaning set forth in Section 10.01. “Guarantors” means, collectively, the Subsidiaries (other than any Excluded Subsidiaries) of the Borrower as of the Closing Date listed on Schedule 5.15 or which may from time to time become parties to this Agreement pursuant to Section 6.10. “Guaranty” means, collectively, the Guarantee made by the Guarantors under Article X in favor of the Secured Parties, together with each other guaranty delivered pursuant to Section 6.10. “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.

18 “Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement. “HMRC” means His Majesty’s Revenue & Customs of the United Kingdom. “Incremental Amendment” shall have the meaning set forth in Section 2.15(f). “Incremental Commitments” shall have the meaning set forth in Section 2.15(a). “Incremental Facility Closing Date” shall have the meaning set forth in Section 2.15(d). “Incremental Lenders” shall have the meaning set forth in Section 2.15(c). “Incremental Loan” shall have the meaning set forth in Section 2.15(b). “Incremental Loan Request” shall have the meaning set forth in Section 2.15(a). “Indebtedness” means, for any Person, without duplication, (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, advance, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses and deferred taxes incurred and paid, in the ordinary course of business; (c) Financing Lease Obligations of such Person; (d) obligations of such Person in respect of Hedging Agreements; (e) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (f) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others and, to the extent entered into as a means of providing credit support for the obligations of others and not primarily to enable such Person to acquire any such Property, all obligations or undertakings of such Person to purchase the Indebtedness or Property of others; (g) [reserved]; (h) all obligations of such Person in respect of Disqualified Equity Interests and (i) all obligations of such Person to deliver or pay for goods or services (even if such goods or services are not actually received or used), in consideration of one or more advance payments (other than prepayments pursuant to engineering, procurement and construction contracts incurred in the ordinary course of business). The Indebtedness of any Person shall include, without duplication, the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. “Indemnified Taxes” means all (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes. “Indemnitee” has the meaning specified in Section 11.04(b). “Information” has the meaning specified in Section 11.07(a). “Initial Loan Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not

19 to exceed the amount set forth opposite such Lender’s name on Schedule 1.01(b) under the caption “Initial Loan Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. “Intellectual Property” means (a) all systems software and applications software (including source code and object code), all documentation for such software, including, without limitation, user manuals, flowcharts, functional specifications, operations manuals, and all formulas, processes, ideas and know-how embodied in any of the foregoing, (b) concepts, discoveries, improvements and ideas, know- how, technology, reports, design information, trade secrets, practices, specifications, test procedures, maintenance manuals, research and development, inventions (whether or not patentable), blueprints, drawings, data, customer lists, catalogs, and all physical embodiments of any of the foregoing, (c) Patents and Patent Licenses, Copyrights and Copyright Licenses, Trademarks and Trademark Licenses and (d) other agreements with respect to any rights in any of the items described in the foregoing clauses (a), (b), and (c). “Intercompany Debt” has the meaning specified in Section 11.16. “Interest Period” means as to each SOFR Loan, the period commencing on the date such SOFR Loan is disbursed or converted to or continued as a SOFR Loan and ending on the earlier of (x) the next scheduled Payment Date and (y) the date that is one month thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the Borrower in its Loan Notice; provided that: (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period pertaining to a SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) no Interest Period shall extend beyond the Maturity Date. “Interest Rate Premium Election” has the meaning assigned to such term in Section 2.08(e). “Interest Rate Premium Period” has the meaning assigned to such term in Section 2.08(e). “Invalid Certificate” means any QPP Certificate: (a) in respect of all or any part of which HMRC has given a notification under regulation 7(5) of the QPP Regulations so that such QPP Certificate is a cancelled certificate for the purposes of the QPP Regulations; or (b) which constitutes or includes a withdrawn certificate for the purposes of the QPP Regulations. “Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership, limited liability company or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property

20 from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business provided that in no event shall the term of any such inventory or supply advance, loan or extension of credit exceed 270 days); or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, loaned or extended to such Person. Notwithstanding the foregoing, Capital Expenditures shall not be deemed “Investments” for purposes hereof. “IRS” means the United States Internal Revenue Service. “ITA 2007” means the Income Tax Act 2007 (c. 3), an act of the Parliament of the United Kingdom. “Italian Account Pledge” means the Italian law governed pledge over the bank account(s) of Enerqos Energy Solutions S.r.l. with Banca di Credito Cooperativo di Milano, IBAN IT07U0845320706000000112740, dated as of the date hereof, by Enerqos Energy Solutions S.r.l. in favor of the Administrative Agent and the other Secured Parties. “Italian Banking Law” means the Italian Legislative Decree No. 385 of 1 September 1993, as subsequently amended and/or supplemented from time to time. “Italian Civil Code” means the Italian civil code, enacted by Royal Decree No. 262 of 16 March 1942, as subsequently amended and/or supplemented. “Italian Crisis and Insolvency Code” means the Italian Legislative Decree No. 14 of 12 January 2019 (Codice della crisi d’impresa e dell’insolvenza in attuazione della legge 19 ottobre 2017, n. 155), as amended and supplemented from time to time (including by virtue of the Italian Legislative Decree No. 83 of 17 June 2022 implementing the EU Directive 2019/1023 of 20 June 2019, as supplemented from time to time). “Italian Collateral Documents” means the Italian Account Pledge and the Italian Quota Pledge. “Italian Guarantor” means the Subsidiary established under Italian law and listed in Schedule 5.15 and such other Subsidiaries established under Italian law as may become Guarantors from time to time. “Italian Quota Pledge” means the Italian law governed pledge dated as of the date hereof to be established by the Borrower over the quota representing the entire corporate capital of Enerqos Energy Solutions S.r.l. in favor of the Administrative Agent and the other Secured Parties. “Italian Usury Law” means the Italian law of 7 March 1996 No. 108 (Disposizioni in materia di usura), as subsequently amended, implemented and supplemented from time to time, and any related implementing regulations. “Italy” means the Republic of Italy. “ITA” means the United Kingdom Income Tax Act 2007. “Joinder Agreement” means a joinder agreement substantially in the form of Exhibit C executed and delivered in accordance with the provisions of Section 6.10.

21 “Judgment Currency” has the meaning set forth in Section 11.23(a). “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law. “Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and, their successors and assigns. “Lender Party” and “Lender Recipient Party” means, collectively, the Lenders. “Lending Office” means, as to the Administrative Agent, or any Lender, the principal office or offices of such Person, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate. Unless the context otherwise requires, each reference to a Lender shall include its applicable Lending Office. “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing, and in the case of securities, any purchase option, call or similar right of a third party with respect to such securities). “Liquidity” means the consolidated sum of (i) unrestricted cash and cash equivalents of the Loan Parties, which is free and clear of all Liens other than any Liens of the Administrative Agent pursuant to the Loan Documents and (ii) any existing Commitments hereunder up to the amount actually available to be borrowed pursuant to the terms hereunder. “Loan” has the meaning set forth in Section 2.01. “Loan Commitments” means, collectively, the Initial Loan Commitments and the Incremental Commitments. “Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents, (e) the Fee Letters, (f) each Joinder Agreement and (g) all other certificates, agreements, documents and instruments executed and delivered, in each case, by or on behalf of any Loan Party pursuant to the foregoing and any amendments, modifications or supplements thereto or to any other Loan Document or waivers hereof or to any other Loan Document; provided, however, that for purposes of Section 11.01, “Loan Documents” shall mean this Agreement, the Guaranty and the Collateral Documents. “Loan Notice” means a notice of a Borrowing of Loans, pursuant to Section 2.03(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be

22 approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower. “Loan Parties” means, collectively, the Borrower and each Guarantor. “Local Bank Agreements” means, collectively, the (a) Piraeus Credit Agreement, (b) Optima LSBP Credit Agreement, (c) Optima Lux North Credit Agreement, (d) Optima Romania Credit Agreement, (e) BCC Bank Molinella Credit Agreement, (f) BCC Bank RIC Energy Credit Agreement, and (g) BNL Bank Piansano and Latera Credit Agreement, in each case, for so long as such agreements are used (i) for the sole purpose of providing bank guarantees (or standby letters of credit functioning as bank guaranties) for the completion of projects and (ii) not used for the incurrence of debt for borrowed money (unless such debt for borrowed money is repaid in full within five (5) Business Days of the Closing Date). “Master Agreement” has the meaning set forth in the definition of “Swap Contract.” “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or financial condition of the Borrower or the Loan Parties taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party. “Material Agreement” has the meaning set forth in Section 5.20(c). “Material Indebtedness” means Indebtedness (other than the Loans), including, without limitation, obligations in respect of one or more Hedging Agreements, in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Person in respect of a Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time. “Maturity Date” means the earlier of (a) November 10, 2031 and (b) the date on which the Loans shall become due and payable in full hereunder, whether by voluntary or involuntary acceleration, or otherwise. “MOIC” means the sum of all Undrawn Commitment Fee, interest and principal payments with respect to the Loans, divided by the highest principal amount of Loans outstanding at any time under this Agreement. “MOIC Trigger Date” means, the date which is the earlier of (a) the Maturity Date and (b) the date on which all Commitments are terminated and there has been a payment that results in the repayment in full of the outstanding principal amount of all Loans. “Monthly Date” means the last Business Day of each calendar month. “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto. “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to

23 make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions. “Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA. “Net Cash Payments” means, (a) with respect to any Casualty Event, the aggregate amount of cash proceeds of insurance, condemnation awards and other compensation received by the Loan Parties in respect of such Casualty Event net of (i) reasonable expenses incurred by the Loan Parties in connection therewith, (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on such property and (iii) any income and transfer taxes payable by the Loan Parties in respect of such Casualty Event; (b) with respect to any (x) Disposition, other than pursuant to Sections 7.04(c)(ii), (iv), (v), (vi), (vii) and (xi), the aggregate amount of all cash payments received by the Loan Parties directly or indirectly in connection with such Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or Investments entered into or received in connection with such Disposition, net of (i) the amount of any legal, title, transfer and recording tax expenses, commissions and other fees and expenses payable by the Loan Parties in connection therewith, (ii) any Federal, state and local income or other Taxes estimated to be payable by the Loan Parties as a result thereof, (iii) any repayments by the Loan Parties of Indebtedness to the extent that such Indebtedness is secured by a Lien on the property that is the subject of such Disposition and the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property, (iv) any repayments by the Loan Parties to minority stockholders if and to the extent permitted hereby, and (v) a reasonable reserve for retained liabilities; and (y) Disposition pursuant to Sections 7.04(c)(ii), (iv), (v), (vi), (vii) and (xi), an amount, in each case, equal to zero; and (c) with respect to any incurrence of Indebtedness or issuance of Equity Interests, the aggregate amount of all cash proceeds received by the Loan Parties therefrom less all legal, underwriting, registration, marketing, filing and similar fees and expenses incurred in connection therewith; it being understood that “Net Cash Payments” shall include, without limitation, any cash or cash equivalents received upon the sale or other disposition of any non-cash consideration received by such Loan Party or any Subsidiary in any Disposition, incurrence of Indebtedness, or issuance of Equity Interests. “Non-Cash Charges” means (a) any impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities pursuant to GAAP, (b) all losses from Investments recorded using the equity method, (c) the non-cash impact of acquisition method accounting, (d) non-cash losses attributable to the mark to market movement in the valuation of (i) hedging obligations (to the extent the cash impact resulting from such loss has not been realized) or other derivative instruments pursuant to FASB ASC No. 815—Derivatives and Hedging, and (ii) foreign currency translations, (e) non-cash losses from Dispositions for such period and (f) other non-cash charges, expenses or charges, including expenses and costs that result from stock based awards, partnership interest based awards and similar incentive based awards or arrangements.

24 “Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B. “Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit M or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer. “Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan (including, for the avoidance of doubt, and to the extent applicable, the Parallel Debt) and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case to the extent payable under the Loan Documents and whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Excluded Subsidiary pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided that, without limiting the foregoing, the Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor. “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury. “Officer’s Certificate” means a certificate substantially in the form of Exhibit F or any other form reasonably approved by the Administrative Agent. “Optima LSBP Credit Agreement” means that certain Current Account Credit Facility Agreement (No. 0003767), dated as of August 2, 2024, by and between Optima Bank S.A., as bank, Ameresco Sunel Energy S.A., as debtor, and Sunel Energy, as guarantor, as amended by that certain First Additional Amendment Act, dated as of February 2025, as the same may be further amended, restated, supplemented or otherwise modified from time to time. “Optima Lux North Credit Agreement” means that certain Current Account Credit Facility Agreement (No. 0004198), dated as of February 21, 2025, by and between Optima Bank S.A., as bank, Ameresco Sunel Energy S.A. and Sunel Energy, as debtors, and Sunel UK Limited, Sunel Cyprus Holding Ltd and Konstantinos Sardelis, as guarantors, as the same may be amended, restated, supplemented or otherwise modified from time to time. “Optima Romania Credit Agreement” means that certain Current Account Credit Facility Agreement (No. 0004582), dated as of March 2025, by and between Optima Bank S.A., as bank, and Ameresco Sunel Energy S.A. and Sunel Energy, as debtors, as the same may be amended, restated, supplemented or otherwise modified from time to time. “Organization Documents” means, (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect

25 to any non-U.S. jurisdiction) and (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction). “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes (a) that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06); (b) that are payable in respect of a voluntary assignment, novation, transfer, sub-participation or participation of a Loan (or any part thereof) by a Lender (including any voluntary registration made by any Lender if such registration is not necessary to evidence, prove, enforce or otherwise assert the rights of such Lender under any Loan Document), other than where such assignment, novation, transfer, sub- participation or participation is requested or required by a Loan Party under a Loan Document, or following an Event of Default which is continuing. “Outstanding Amount” means with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date. “Overnight Rate” means, for any day, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. “Parallel Debt” means the independent payment obligation owed by the Borrower to the Administrative Agent as creditor in its own right, as described in Section 9.10(d) (Parallel Debt). “Parent” means Ameresco, Inc. “Parent Financing Documents” means (i) that certain Second Lien Credit Agreement, dated as of June 28, 2024 (as amended, supplemented, modified, restated, amended and restated, refinanced or otherwise replaced from time to time), among Parent, certain subsidiaries of Parent party thereto as Guarantors, EPIC Administration, LLC, as administrative agent, Oppenheimer & Co. Inc., as lead arranger, and each financial institution from time to time party thereto as a lender, and (ii) that certain Sixth Amended and Restated Credit Facility, dated as of January 23, 2025 (as amended, supplemented, modified, restated, amended and restated, refinanced or otherwise replaced from time to time) among the Parent, Bank of America, N.A, as the administrative agent, and the other parties party thereto. “Parent Pledgor” means Ameresco Euro Pledgor LLC, a Delaware limited liability company. “Participant” has the meaning specified in Section 11.06(d). “Participant Register” has the meaning specified in Section 11.06(d).

26 “Patent License” means any agreement, now or hereafter in existence, providing for the grant by, or to, any Loan Party of any rights (including, without limitation, the right for a party to be designated as an owner and/or to enforce, defend, make, have made, make improvements, manufacture, use, sell, import, export, and require joinder in suit and/or receive assistance from another party) covered in whole or in part by a Patent. “Patents” means all patents issued or assigned to and all patent applications made by the Loan Parties and, to the extent that the grant of a security interest does not cause a breach or termination thereof, all exclusive and nonexclusive licenses to the Loan Parties from third parties or rights to use patents owned by such third parties, including, without limitation, the patents, patent applications and licenses listed on Schedule 5.08 hereto, along with any and all (a) inventions and improvements described and claimed therein, (b) reissues, divisions, continuations, extensions and continuations-in-part thereof, (c) income, royalties, damages, claims and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (d) rights to sue for past, present and future infringements thereof, and (e) any other rights corresponding thereto throughout the world. “Patriot Act” has the meaning specified in Section 11.20. “Payment Date” means, as to any Loan, the last Business Day of each March, June, September and December during the term hereof. “PBGC” means the Pension Benefit Guaranty Corporation. “Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards with respect to Pension Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA. “Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan but excluding a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate or with respect to which the Borrower or any ERISA Affiliate has any liability and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code. “Permitted Acquisition” has the meaning set forth in Section 7.04(d). “Permitted Investments” means: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), or the United Kingdom or Germany (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United Kingdom or Germany, as applicable) in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or Moodys; (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed

27 with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America (or any State thereof), the United Kingdom or Germany, which has a combined capital and surplus and undivided profits of not less than $250,000,000; (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; (e) investments in money market mutual funds that are rated AAA by S&P or Moodys, or another comparable rating by another internationally recognized rating agency reasonably satisfactory to the Administrative Agent; and (f) such other comparable risk investments as may be approved in advance by the Administrative Agent, such approval not to be unreasonably withheld or delayed.“Permitted Liens” has the meaning specified in Section 7.02. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Piraeus Credit Agreement” means that certain Credit Agreement in Open Account (No. 332641), dated as of May 15, 2024, by and between Piraeus Bank S.A., as bank, Ameresco Sunel Energy S.A., as customer, and Ameresco Hellas Energy Single Member S.A. and Sunel Energy, as guarantors, as superseded and restated by that certain Open Current Account Credit Agreement (No. 17009570), dated as of March 14, 2025, by and among the same parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.. “Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any Subsidiary or any such Plan to which the Borrower or any Subsidiary is required to contribute on behalf of any of its employees or with respect to which the Borrower has any liability. “Platform” has the meaning specified in Section 6.01. “Pledged Equity” has the meaning specified in the English Share Charge. “Process Agent” shall mean: (a) in respect of the Loan Documents governed by New York law, CT Corporation System, located at 28 Liberty Street, New York, New York 10005; (b) in respect of the Loan Documents governed by English law, the Borrower at its notice address set forth in Schedule 1.01(a) hereto; and (c) in respect of any Loan Documents governed by any laws of any other jurisdiction, a process agent as, and if required, by the laws of such jurisdiction. “Pro Forma Basis” and “Pro Forma Effect” means, for any Disposition of all or substantially all of a division or a line of business, for any Acquisition, whether actual or proposed, for purposes of determining compliance with the financial covenants set forth in Section 7.10, each such transaction or

28 proposed transaction shall be deemed to have occurred on and as of the first day of the relevant period, and the following pro forma adjustments shall be made: (a) in the case of an actual or proposed Disposition, all income statement items (whether positive or negative) attributable to the line of business or the Person subject to such Disposition shall be excluded from the results of the Loan Parties for such period; (b) in the case of an actual or proposed Acquisition, income statement items (whether positive or negative) attributable to the property, line of business or the Person subject to such Acquisition shall be included in the results of the Loan Parties for such period; (c) interest accrued during the relevant period on, and the principal of, any Indebtedness repaid or to be repaid or refinanced in such transaction shall be excluded from the results of the Loan Parties for such period; and (d) any Indebtedness actually or proposed to be incurred or assumed in such transaction shall be deemed to have been incurred as of the first day of the applicable period, and interest thereon shall be deemed to have accrued from such day on such Indebtedness at the applicable rates provided therefor (and in the case of interest that does or would accrue at a formula or floating rate, at the rate in effect at the time of determination) and shall be included in the results of the Loan Parties for such period. “Pro Forma Compliance” means, with respect to any transaction, that such transaction does not cause, create or result in a Default after giving Pro Forma Effect, based upon the results of operations for the most recently completed applicable period to (a) such transaction and (b) all other transactions which are contemplated or required to be given Pro Forma Effect hereunder that have occurred on or after the first day of the relevant period. “Property” means any interest of any kind in property or assets, whether real, personal or mixed, and whether tangible or intangible. “Proprietary Rights” has the meaning set forth in Section 5.08(b). “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “PTO” means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of the Administrative Agent, desirable in order to create or perfect Liens on any Intellectual Property. “Public Lender” has the meaning specified in Section 6.01. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” has the meaning specified in Section 11.23. “QPP Certificate” means a certificate given in the form set out in Exhibit G which constitutes or includes a creditor certificate for the purposes of the QPP Regulations. “QPP Lender” means a Lender:

29 (a) which has (or on whose behalf has been) delivered a QPP Certificate to the Borrower in relation to each person which is beneficially entitled to interest paid to that Lender under a Loan Document); or (b) in the case of a Lender which is a partnership, limited partnership or any vehicle that, in each case, is transparent or otherwise disregarded for Tax purposes, each partner or member of whom (each of which is beneficially entitled to the interest payable to that Lender in respect of an advance under a Loan Document) has (or on whose behalf has been) delivered a QPP Certificate to the Borrower, in each case provided that (i) such QPP Certificate is not an Invalid Certificate; and (ii) such Lender is entitled by virtue of the application of the QPP Regime to receive all interest payments by the Borrower under the Loan Documents without any UK Tax Deduction, provided that if any person in respect of which a QPP Certificate has been provided by a Lender is, or the Borrower has a reasonable belief is, a “connected person” in relation to the Borrower within the meaning of the QPP Regulations, that Lender shall not be a QPP Lender. “QPP Regime” means the QPP Regulations and section 888A of the ITA 2007. “QPP Regulations” means the United Kingdom Qualifying Private Placement Regulations 2015 (2015 No. 2002). “Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. “Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests. “Recipient” means the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder. “Register” has the meaning specified in Section 11.06(c). “Registered Proprietary Rights” has the meaning set forth in Section 5.08(c). “Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility. “Relevant Rate” means SOFR.

30 “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived. “Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. “Rescindable Amount” has the meaning as defined in Section 2.12(b)(ii). “Resignation Effective Date” has the meaning set forth in Section 9.06(a). “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Investing Toolkit” means such documentation with respect to responsible investing metrics in substantially the same form as provided by the Borrower to the Administrative Agent prior to the Closing Date. “Responsible Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Parent or a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01(b), the secretary or any assistant secretary of a Loan Party (or Parent) and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the Borrower (or Parent) so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the Borrower (or Parent) designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent. “Restricted Junior Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Equity Interest in, any Loan Party or any Subsidiary now or hereafter outstanding, except a dividend payable solely in shares of Equity Interests, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Equity Interest in, any Loan Party or any Subsidiary now or hereafter outstanding by such Loan Party or Subsidiary, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interest in, any Loan Party or any Subsidiary, (d) any payment made to any Affiliates of any Loan Party or any Subsidiary in respect of management, consulting or other similar services provided to any Loan Party or any Subsidiary, (e) any payment made by a Loan Party in respect of Intercompany Debt and (f) any payment made by a Loan Party or Excluded Subsidiary in respect of Indebtedness owed to Parent, Parent Pledgor or any of the Parent Pledgor’s Subsidiaries. “Restrictive Agreements” has the meaning set forth in Section 5.15(b). “Romanian Collateral Documents” means the Romanian Law movable mortgage agreement (Ipotecă Mobiliară) on shares (părți sociale) in Ameresco Sunel Romania S.R.L, to be entered into by the Administrative Agent as mortgagee, acting in its capacity as the third party designated by the creditors pursuant to Article 164 of Law no. 71/2011 and Ameresco Sunel Energy S.A, acting as mortgagor, and Ameresco Sunel Romania S.R.L., as company or issuer whose shares are mortgaged, for the purpose of

31 creating a first ranking movable mortgage, under Romanian Law, over the shares specified therein, together with any amendments, supplements or restatements thereof. “Romanian Civil Code” means the Romanian civil code enacted by Law no. 287/2009, republished in the Official Gazette, Part I, no. 505/15 July 2011, as further amended and supplemented by Law no. 71/2011 on the application rules for the Civil Code, published in the Official Gazette of Romania, Part I, no. 409/10 June 2011 (“Law no. 71/2011”), as amended from time to time. “Romanian Guarantor” means the Subsidiary established under Romanian law and listed in Schedule 5.15 and such other Subsidiaries established under Romanian law as may become Guarantors from time to time, including Ameresco Sunel Romania SRL (Romania), a limited liability company, incorporated in Romania, having its registered headquarters at Calea Victoriei No. 145, Module 1.11, Floor 1, Sector 1, Bucharest, Romania, registered at the Bucharest Trade Registry under number J2025077923001, with unique identification code 52681541.“Romanian Insolvency Law” means the Law no. 85/2014 regarding the procedures preventing insolvency and the insolvency procedures, as subsequently amended and supplemented. “S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto. “Same Day Funds” means with respect to disbursements and payments in Dollars, immediately available funds. “Sanction(s)” means all economic, financial, sectoral or trade, immigration, aircraft, shipping or other sanctions, restrictions, export controls, trade embargoes, boycotts, or comprehensive prohibitions against transaction activity, or similar restrictions imposed, administered, or enforced from time to time by a Sanctions Authority. “Sanctions Authority” means (a) the United States Government (including, without limitation, OFAC, the U.S. Department of Commerce, the U.S. Department of State, and any other agency of the U.S. Government); (b) the United Nations Security Council, the European Union, any European Union member state; and (c) the United Kingdom’s His Majesty’s Treasury, the Foreign and Commonwealth Development Office, the Office of Trade Sanctions Implementation, the Department of Business and Trade and the Export Control Joint Unit of the United Kingdom); and (d) any other Governmental Authority with jurisdiction over any party to this Agreement. “Sanctions List” means any list issued or maintained by a Sanctions Authority designating or identifying persons subject to Sanctions, as amended, supplemented or substituted from time to time, including (without limitation), the United States Department of Treasury’s Office of Foreign Assets Control Consolidated Sanctions List, the European Commission European Union Consolidated Financial Sanctions List, the UK Sanctions List, and the Consolidated United Nations Security Council Sanctions List. “Sanctioned Person” means, at any time, a Person, aircraft or vessel (or equivalent) that is, or is directly or indirectly owned, or otherwise controlled within the meaning and scope of the relevant Sanctions, by one or more such persons: (a) listed on a Sanctions List; (b) any Person operating, located, organized, resident in, or incorporated under the laws of a Sanctioned Country; or (c) that is otherwise subject of Sanctions. “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

32 “Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Indemnitees and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05. ”“SOFR” means: (a) for any Interest Period with respect to a SOFR Loan, the rate per annum equal to the SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then SOFR means the SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the SOFR Screen Rate with a term of one month commencing that day; provided that if the SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than the Floor, the SOFR shall be deemed to equal the Floor for purposes of this Agreement. “SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time. “SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of SOFR. “SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time). “Solvency Certificate” means a solvency certificate substantially in the form of Exhibit E. “Spanish Civil Code” means the Spanish Código Civil, as amended from time to time. “Spanish Civil Procedural Act” means the Ley 1/2000 de 7 de enero, de Enjuiciamiento Civil, as amended from time to time. “Spanish Commercial Code” means the Royal Decree of 22 August 1885 (Real decreto de 22 de agosto de 1885 por el que se publica el Código de Comercio), as amended or superseded from time to time. “Spanish Closing Joinder Agreement” means the Joinder Agreement entered into as of the Closing Date (after the effectiveness of the Closing Date hereunder) by the Spanish Guarantor and the Administrative Agent by means of which Ameresco Sunel Energy, S.L. has acceded to this Agreement as a Loan Party, which shall attach a copy of this Agreement duly executed. “Spanish Companies Act” means the Royal Legislative Decree 1/2010, of 2 July, whereby the companies act is approved (Real Decreto Legislativo 1/2010, de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital), as amended or superseded from time to time.

33 “Spanish Guarantors” means Ameresco Sunel Energy, S.L.U., which shall be joined pursuant to the execution of the Spanish Closing Joinder Agreement as of the Closing Date and such other Subsidiaries established under Spanish law as may become Guarantors from time to time and be listed in Schedule 5.15. “Spanish Insolvency Act” means the Legislative Royal Decree 1/2020, of 5 May (Real Decreto Legislativo 1/2020, de 5 de mayo, por el que se aprueba el texto refundido de la Ley Concursal), which repealed the Act 22/2003 of 9 July, on Insolvency (Ley 22/2003, de 9 de julio, Concursal), as amended or superseded from time to time. “Spanish Irrevocable PoA” means the irrevocable power of attorney to be granted by Ameresco Sunel Energy, S.A. in respect of the Spanish Share Pledge. “Spanish Law Collateral Documents” means the Spanish Share Pledge and the Spanish Irrevocable PoA which shall be governed by Spanish law. “Spanish Obligors” means the Spanish Guarantors, and such other Subsidiaries as may become obligors from time to time. “Spanish Public Document” means a Spanish law documento público, being either an escritura pública or a póliza o efecto intervenido por notario español. “Spanish RDL 5/2005” means the Royal Decree-Law 5/2005, of 11 March (Real Decreto-ley 5/2005, de 11 de marzo, de reformas urgentes para el impulso a la productividad y para la mejora de la contratación pública), as amended from time to time. “Spanish Share Pledge” means the pledge to be established over all the quota shares (“participaciones sociales”) of Ameresco Sunel Energy, S.L. held by Ameresco Sunel Energy, S.A. “Specified Equity Contribution” means any cash capital contribution to the Borrower in the form of common Equity Interests to cure a breach of Section 7.10(a) pursuant to Section 8.04 (and designated in writing at the time made as being a Specified Equity Contribution). “Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.11). “Subordination Agreement” means an intercompany subordination agreement in substantially the form of Exhibit O. “Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled (as described in the first sentence of the definition of “Control”), by the parent and/or one or more subsidiaries of the parent. References herein to “Subsidiaries” shall, unless the context requires otherwise, be deemed to be references to Subsidiaries of the Borrower.

34 “Successor Rate” has the meaning specified in Section 3.03(c). “Sunel Energy” SUNEL ENERGY SINGLE MEMBER SOCIETE ANONYME, a société anonyme organised and operating under the laws of the Hellenic Republic, having its registered office at 453 Irakliou Avenue, Neo Iraklio of Attica, Greece, registered with the Greek General Commercial Registry (Γ.Ε.ΜΗ.) under registration number 148493607000. “Sunel JV Agreement” means that certain Joint Venture & Shareholders’ Agreement, by and among Ameresco Hellas Energy Single Member S.A. and Sunel Energy, relating to Ameresco Sunel Energy S.A., dated as of August 2, 2022, as amended by Amendment to Shareholders Agreement dated February 24, 2023.“Sunel Payments” means any amounts required to be paid by the Borrower or the Borrower’s Subsidiaries pursuant to (a) the Sunel JV Agreement or (b) any engineering, procurement or construction or related contracts entered into between (i) Sunel Energy or its Affiliates (other than any Affiliate that is a Loan Party) and (ii) any Loan Party or its Subsidiaries, in each case, in the ordinary course of business and consistent with past practice. "Sunel Pledge Agreement" means the private agreement for pledge of shares dated January 3, 2025 among the Parent, as pledgee, Sunel Energy, as pledgor, and Ameresco Sunel Energy S.A., together with any amendment thereto. “Supported QFC” has the meaning specified in Section 11.23. “Swap Obligations” means with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, including under any Swap Contract. “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities thereunder. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, or penalties applicable thereto. “Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Outstanding Amount of all Loans of such Lender at such time. “Total Voting Power” means, with respect to any Person, the total number of votes which holders of securities having the ordinary power to vote, in the absence of contingencies, are entitled to cast in the election of directors of such Person.

35 “Trademark License” means any agreement, now or hereafter in existence, providing for the grant by, or to, any Loan Party of any rights in (including, without limitation, the right for a party to be designated as an owner and/or to enforce, defend, use, mark, police, and require joinder in suit and/or receive assistance from another party) covered in whole, or in part, by a Trademark. “Trademarks” means all trademarks (including service marks), federal and state trademark registrations and applications made by the Loan Parties and their Subsidiaries, common law trademarks and trade names owned by or assigned to the Loan Parties and their Subsidiaries, all registrations and applications for the foregoing and all exclusive and nonexclusive licenses from third parties of the right to use trademarks of such third parties, including, without limitation, the registrations, applications, unregistered trademarks, service marks and licenses listed on Schedule 5.08 hereto, along with any and all (a) renewals thereof,(b) income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages, claims and payments for past or future infringements thereof, (c) rights to sue for past, present and future infringements thereof, and (d) foreign trademarks, trademark registrations, and trade name applications for any thereof and any other rights corresponding thereto throughout the world. “Type” means, with respect to a Loan, its character as a Base Rate Loan or a SOFR Loan. “UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. “United Kingdom” and “U.K.” mean the United Kingdom of Great Britain and Northern Ireland. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority), which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Non-Bank Lender” means: (a) a Lender listed in Schedule 1.01(b); and (b) any Lender which becomes a party to this Agreement after the date hereof, and which gives a UK Tax Confirmation in the documentation which it executes on becoming a party as a Lender to this Agreement. “UK Qualifying Lender” means (a) a Lender which is beneficially entitled or, in the case of a Tax Transparent Lender, a Lender each partner or member of which is beneficially entitled) to interest payable to that Lender in respect of an advance to the Borrower under a Loan Document and is: (i) a Lender (A) which is a bank (as defined for the purpose of section 879 of the ITA 2007) making an advance to the Borrower under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA 2009; or (B) in respect of an advance to the Borrower made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the ITA 2007) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or (ii) a Lender which is: (A) a company resident in the United Kingdom for United Kingdom tax purposes, or (B) a partnership each member of which is (x) a company so resident in the United Kingdom or (y) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the

36 meaning of section 19 of the CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA 2009, or (C) a company not so resident in the United Kingdom, which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA 2009) of that company; (iii) a UK Treaty Lender; (c) a Lender which is a building society (as defined for the purposes of section 880 ITA 2007) making an advance to the Borrower under a Loan Document (d) a QPP Lender or (e) an Exempt Lender. “UK Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance to the Borrower under a Loan Document is either (a) a company resident in the United Kingdom for United Kingdom tax purposes or (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA 2009 or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA 2009) of that company.   “UK Tax Deduction” means a deduction or withholding for, or on account of, Tax imposed by the United Kingdom from a payment under a Loan Document with respect to a Loan to the Borrower, other than a deduction or withholding from a payment under a Loan Document required by FATCA.  ”UK Treaty Lender” means a Lender which (a) is treated as a resident of a UK Treaty State for the purposes of the relevant Treaty and is entitled to the benefit of such Treaty, (b) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan to the Borrower is effectively connected, and (c) fulfills any other conditions in the relevant Treaty and UK domestic law to obtain full exemption from Tax imposed by the United Kingdom on payments of interest, including the completion of any necessary procedural formalities which are not solely within the control of the Borrower, and reasonably co-operating with the Borrower to complete procedural formalities which are within the control of the Borrower, provided that: (i) if a Lender is a partnership, limited partnership or any vehicle that, in each case, is transparent or otherwise disregarded for Tax purposes (a “UK Tax Transparent Lender”); and (ii) each partner in or member of the UK Tax Transparent Lender is beneficially entitled to interest payable to that UK Tax Transparent Lender in respect of an advance under a Loan Document and is a person or entity which itself satisfies the requirements set out at paragraphs (a) to (c) of the definition of UK Treaty Lender, and (iii) in respect of such beneficial entitlement to interest payable to that UK Tax Transparent Lender in respect of an advance under a Loan Document, the Borrower has received a direction from HMRC to the Borrower, to the reasonable satisfaction of the Borrower, confirming that such UK Tax Transparent Lender is entitled to receive payments of interest from the Borrower without a UK Tax Deduction, the UK Tax Transparent Lender shall be regarded as a “UK Treaty Lender”.  ”UK Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from Tax imposed by the United Kingdom on interest. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Undrawn Commitment Fee” has the meaning set forth in Section 2.09(iii).

37 “United States” and “U.S.” mean the United States of America. “U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable. “U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code. “U.S. Special Resolution Regimes” has the meaning specified in Section 11.23. “U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(B)(3). “VAT” shall mean (a) any value added tax imposed by the United Kingdom Value Added Tax Act 1994 and supplemental legislation and regulations, (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112), and (c) any other tax of a similar nature, whether imposed in a member state of the European Union or the UK in substitution for, or levied in addition to, such tax referred to in paragraph (a) or (b) above, or imposed elsewhere. “Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such contingency. “Withholding Agent” means the Borrower and the Administrative Agent. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time

38 (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.” (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document. (d) Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a Division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division of a limited liability company shall constitute a separate Person hereunder (and each Division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity). 1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470–20 on financial liabilities shall be disregarded, (ii) all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the

39 covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015, and (iii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Indebtedness of the Borrower or any Subsidiary at “fair value”, as defined therein. For purposes of determining the amount of any outstanding Indebtedness, no effect shall be given to any election by the Borrower to measure an item of Indebtedness using fair value (as permitted by FASB ASC 825–10–25 (formerly known as FASB 159) or any similar accounting standard). (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. (c) Pro Forma Treatment. Each Disposition of all or substantially all of a line of business, and each Acquisition, by the Borrower and its Subsidiaries that is consummated during any fiscal period shall, for purposes of determining compliance with the financial covenants set forth in Section 7.10 and for purposes of determining the Applicable Rate, be given Pro Forma Effect as of the first day of such fiscal period. 1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). 1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern Time (daylight or standard, as applicable). 1.06 [Reserved.]. 1.07 Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “SOFR”, or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein

40 or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service. 1.08 Italian Terms. In this Agreement a reference to (in relation to (or to the obligations of) any company incorporated in Italy): (a) a “liquidation”, “winding up”, “administration” or “dissolution” includes any scioglimento, liquidazione and any other proceedings or legal concepts similar to the foregoing; (b) “insolvency” shall be construed in accordance with article 2, paragraph 1, letter b) (definizioni) of the Italian Crisis and Insolvency Code and/or article 3 of Legislative Decree No. 270 of 8 July 1999 (as amended from time to time) and any other equivalent applicable law provisions in any Relevant Jurisdiction; (c) an “insolvency proceeding” includes: (i) any voluntary or involuntary liquidation, winding-up, administration or dissolution (other than on a solvent basis), judicial liquidation, bankruptcy (to the extent applicable after 15 July 2022), insolvency, reorganization, moratorium, compromise, composition or other relief with respect to any person or that person’s debts; (ii) any proceeding aimed at seeking the appointment of, or taking possession by a liquidator, commissioner, examiner, receiver, administrative receiver, administrator, insolvency administrator, judicial liquidation receiver, trustee in bankruptcy, custodian, judicial custodian, conservator or other similar official for any person or for all or any substantial part of that person’s assets; or (iii) any procedura concorsuale, including judicial liquidation (liquidazione giudiziale), composition with creditors (concordato preventivo) pursuant to articles 84 and ff. of the Italian Crisis and Insolvency Code, concordato nella liquidazione giudiziale pursuant to articles 240 and ff. of the Italian Crisis and Insolvency Code, forced administrative liquidation (liquidazione coatta amministrativa) pursuant to articles 293 and ff. of the Italian Crisis and Insolvency Code, crisis settlement procedure (composizione negoziata della crisi) pursuant to article 12 and ff. of the Italian Crisis and Insolvency Code, restructuring plan (piano attestato di risanamento) pursuant to article 56 of the Italian Crisis and Insolvency Code, assignment for the benefit of creditors (cessione dei beni ai creditori) pursuant to article 1977 of the Italian Civil Code, restructuring agreement (accordo di ristrutturazione dei debiti) under article 57 and ff. of the Italian Crisis and Insolvency Code, accordo di ristrutturazione agevolato pursuant to article 60 of the Italian Crisis and Insolvency Code, accordo di ristrutturazione a efficacia estesa pursuant to article 61 of the Italian Crisis and Insolvency Code, moratorium agreement (convenzione di moratoria) pursuant to article 62 of the Italian Crisis and Insolvency Code, tax and contributions transaction (transazione su crediti tributari e contributivi) pursuant to article 63 of the Italian Crisis and Insolvency Code, restructuring plan subject to homologation (piano di ristrutturazione soggetto ad omologazione) pursuant to article 64-bis and ff. of the Italian Crisis and Insolvency Code,

41 domanda di accesso ad uno strumento di regolazione della crisi e dell’insolvenza con riserva di deposito di documentazione pursuant to article 44 of the Italian Crisis and Insolvency Code, simplified asset liquidation procedure (concordato semplificato per la liquidazione del patrimonio) pursuant to article 25-sexies and ff. of the Italian Crisis and Insolvency Code, minor composition with creditors (concordato minore) pursuant to article 74 and ff. of the Italian Crisis and Insolvency Code, or amministrazione straordinaria delle grandi imprese in stato di insolvenza under Italian Law No. 270 of 8 July 1999, as amended, or any amministrazione straordinaria under Italian Law No. 39 of 18 February 2004, and any similar arrangements relating to a substantial part of its creditors, and shall be construed so as to include any equivalent or analogous proceedings or legal concepts similar to the foregoing; (d) a “liquidator”, “commissioner”, “examiner”, “receiver”, “administrative receiver”, “administrator”, “insolvency administrator”, “judicial liquidation receiver”, “trustee in bankruptcy”, “custodian”, “judicial custodian”, “conservator” or the like means a curatore, commissario giudiziale, esperto, commissario straordinario, commissario liquidatore, liquidatore and any other person performing the same function of each of the foregoing; (e) a “step” or “procedure” taken in connection with “insolvency proceedings” in respect of any person includes such person formally making a proposal to assign its assets pursuant to article 1977 of the Italian Civil Code (cessione dei beni ai creditori), the approval by such person of the filing of a petition for the appointment of an expert (esperto) for the purposes of a composizione negoziata della crisi pursuant to article 17 and ff. of the Italian Crisis and Insolvency Code, or pursuant to article 40 and ff. of the Italian Crisis and Insolvency Code, or of a domanda di accesso ad uno strumento di regolazione della crisi e dell’insolvenza con riserva di deposito di documentazione pursuant to article 44 of the Italian Crisis and Insolvency Code, or of simplified asset liquidation procedure (concordato semplificato per la liquidazione del patrimonio) pursuant to article 25-sexies and ff. of the Italian Crisis and Insolvency Code, or of minor composition with creditors (concordato minore) pursuant to article 74 and ff. of the Italian Crisis and Insolvency Code, or the appointment of an independent expert (professionista indipendente) for the certification (attestazione) of restructuring arrangements pursuant to article 57, 60 and/or 61 of the Italian Crisis and Insolvency Code, or of moratorium agreement (convenzione di moratoria), or of a tax and contributions transaction (transazione su crediti tributari e contributivi) pursuant to article 63 of the Italian Crisis and Insolvency Code, or of a restructuring plan envisaged under article 56 of the Italian Crisis and Insolvency Code or of a plan subject to homologation (piano di ristrutturazione soggetto ad omologazione) pursuant to article 64-bis and ff. of the Italian Crisis and Insolvency Code; (f) a “lease” includes a contratto di locazione or comodato; (g) a “matured obligation” and an “obligation being due” means any credito liquido ed esigibile and credito scaduto; (h) “security” or “lien” means any pegno, ipoteca, privilegio (including the privilegio speciale created pursuant to Article 46 of the Italian Banking Law), cessione del credito in garanzia and any other diritto reale di garanzia or other transactions having the same effect as each of the foregoing; (i) a reference to “financial assistance” means unlawful financial assistance within the meaning of articles 2358 and/or 2474 of the Italian Civil Code as applicable;

42 (j) a “limited liability company” means società a responsabilità limitata; (k) a “joint stock company” means società per azioni; (l) an “attachment” means pignoramento; (m) “gross negligence” (or similar expression) shall be construed as the Italian expression colpa grave; and (n) “willful misconduct” or “willful breach” (or similar expressions) shall be construed as the Italian expression dolo. 1.09 Romanian Law Terms. In this Agreement, where it relates to a Romanian Guarantor or any assets or property located in Romania, and unless the contrary intention appears, a reference to (in each case as such Romanian terms are construed in accordance with Romanian law): (a) a “security”, “lien”, “mortgage” or “security interest” includes, as appropriate to the nature of the relevant right and the context in which the term is used, ipotecă mobiliară, ipotecă imobiliară, gaj, altă garanţie reală, garanţie reală mobiliară, garanţie financiară, garanţie personală (including cauţiune reală), fideiusiune, garantie autonoma, cesiune în scop de garantare, servitute, sarcină, uz, uzufruct, privilegiu, drept de preferinţă, drept de retenţie, drept de prim refuz, drept de preemptiune or opţiune; (b) a “mortgage” includes a mortgage over movable assets and a mortgage over immovable assets; (c) an “insolvency or similar proceedings”, “bankruptcy”, “winding up”, “liquidation”, “dissolution”, “administration”, “reorganization”, “being unable to pay debts” or “admitting inability to pay debts as they become due”, “commencement of negotiations with a view to rescheduling any of its indebtedness”, “composition, official management, compromise, assignment” or “arrangement with any creditor” includes, as applicable, insolvenţă, procedură de insolvenţă, reorganizare judiciară, faliment, lichidare, lichidare voluntară, dizolvare, acord de restructurare or concordat preventiv; (d) an entity which “is insolvent”, “is unable to pay debts as they fall due” or “admits inability to pay debts as they fall due” includes being in a state of insolvenţă and “bankrupt” includes being in faliment within the meaning of the Romanian Insolvency Law; (e) a “moratorium” includes the institution of a mandat ad-hoc or concordat preventiv according to the Romanian Insolvency Law; (f) a “liquidator”, “administrative receiver”, “receiver”, “administrator”, “compulsory manager” includes, as applicable, judecător sindic, administrator, administrator special, administrator judiciar, lichidator, practician în insolvenţă, administrator-sechestru, custode, mandatar ad-hoc, conciliator, administrator al restructurării or administrator concordatar; (g) an “expropriation”, “seizure”, “nationalisation”, “intervention” or “restriction” includes poprire, executare silită, sechestru, expropriere, naţionalizare, confiscare or rechiziţie;

43 (h) “constitutional documents” includes contract de societate, act constitutiv and statut; and (i) a “director”, manager or officer includes an administrator; and (j) a reference to a certain law or identified provision of a law shall be construed as reference to that law or provision, as such may be amended, republished or replaced at any time. 1.10 Spanish Law Terms. In this Agreement, where it relates to a Spanish Guarantor or any assets or property located in Spain, and unless the contrary intention appears, a reference to (in each case as such Spanish terms are construed in accordance with Spanish law): (a) administration or insolvency and any step or proceeding relating to it has the meaning attributed to them under the Spanish Insolvency Act, including without limitation (i) a declaración de concurso necesario o voluntario, as well as any filing for voluntary insolvency (solicitud de inicio del procedimiento de concurso voluntario), the request of declaration of insolvency by a third party (solicitud de concurso por acreedores), a declaration of insolvency (auto de declaración de concurso); (ii) any petition filed to a competent court pursuant to articles 585 et seq., and 635 et seq. of the Spanish Insolvency Act, and any petition to appoint a restructuring expert pursuant to articles 672 et seq. of the Spanish Insolvency Act; and (iii) a judicial or out-of-court composition agreement (convenio judicial o extrajudicial con acreedores or transacción judicial o extrajudicial) or any filing for a workout homologation petition (solicitud de homologación de un plan de reestructuración). A person being unable to pay its debts includes that person being in a state of insolvencia or in concurso according to the Spanish Insolvency Act; (b) control has the meaning stated under article 42 of the Spanish Commercial Code; (c) financial assistance means (i) in respect to a Spanish Obligor incorporated as a Sociedad Anónima, financial assistance under article 150 of the Spanish Companies Act (as amended or re-enacted from time to time); and (ii) in respect to a Spanish Obligor incorporated as a Sociedad de Responsabilidad Limitada, financial assistance under article 143 of the Spanish Companies Act (as amended or re-enacted from time to time); (d) winding up or dissolution includes, without limitation, disolución or liquidación, or any other similar proceedings and shall be used in those circumstances as regulated under Spanish law from time to time; (e) a liquidator, receiver, administrative receiver, administrator or compulsory manager includes, without limitation, mediador concursal, administrador del concurso, administración concursal or a liquidador or any other person or entity performing the same or a similar function; (f) a composition or arrangement or similar arrangement with any creditor includes, without limitation, a convenio de acreedores or plan de reestructuración to be judicially sanctioned for the purposes of the Spanish Insolvency Act or any agreement under Title II or Title III of the Second Book of the Spanish Insolvency Act; (g) a person being unable to pay its debts means that person being in a state of concurso as defined in the Spanish Insolvency Act;

44 (h) a security interest or a collateral means any in rem or garantía real and any transfer by way of security (including any financial collateral under Spanish law including the security granted under Spanish RDL 5/2005); (i) a security interest includes any real estate mortgage (hipoteca inmobiliaria), chattel mortgage (hipoteca mobiliaria), pledge (prenda) (with or without transfer of possession), financial collateral agreement (garantía financiera pignoraticia) and, in general, any in rem security right governed by Spanish law; (j) a guarantee includes any accessory personal guarantee (fianza), performance bond (aval), joint and several guarantee (garantía solidaria) and first demand guarantee (garantía a primer requerimiento); (k) set-off would include to the extent legally possible the rights to compensate under Spanish RDL 5/2005; and (l) penalty means cláusula penal. ARTICLE II COMMITMENTS AND CREDIT EXTENSIONS 2.01 Loans. Subject to the terms and conditions set forth herein, each Lender severally (and not jointly) agrees to make loans (each such loan, a “Loan” and collectively, the “Loans”) to the Borrower during the Availability Period (i) in an amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01(b) or in an Assignment and Assumption pursuant to which such Lender becomes a party hereto and (ii) in no more than one (1) Borrowing per calendar month. Each Borrowing shall consist of initial Loans made simultaneously by the Lenders in accordance with their respective Initial Loan Commitments. Initial Loans may be Base Rate Loans or SOFR Loans, as further provided herein. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Loans; provided that, following the end of the Availability Period, any amounts borrowed under this Section 2.01 and subsequently repaid or prepaid may not be reborrowed. For the avoidance of doubt, the aggregate outstanding principal amount of Loans hereunder shall not exceed the Borrowing Base at the time of any Borrowing. 2.02 [Reserved]. 2.03 Borrowings, Conversions and Continuations of Loans. (a) Each Borrowing shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which shall be given in the form of a Loan Notice. In the case of an initial Borrowing of the Loans on the Closing Date, the Borrower must deliver a Loan Notice to the Administrative Agent not later than 11:00 a.m. (New York, New York time) two (2) Business Days prior to the Closing Date. In the case of any Borrowing after the Closing Date, the Borrower must deliver a Loan Notice to the Administrative Agent not later than 11:00 a.m. (New York, New York time) twelve (12) Business Days prior to the date of such Borrowing. Each Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of SOFR Loans, (ii) the requested date of the

45 Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to or continued as, SOFR Loans with an Interest Period of three months. Any such automatic conversion to or continuation of SOFR Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of three months. (b) Following the receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (based on its Applicable Percentage) that each Lender shall make available to fund to the Borrower, under any Borrowing, in immediately available funds to the Administrative Agent in Dollars, at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.01 and Section 4.02, the Administrative Agent shall then make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower. (c) Except as otherwise provided herein, a SOFR Loan may be continued or converted only on the last day of an Interest Period for such SOFR Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as SOFR Loans without the consent of the Required Lenders. (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for SOFR Loans upon determination of such interest rate. (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than seven Interest Periods in effect with respect to Loans. (f) Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender. 2.04 [Reserved.] 2.05 Prepayments. (a) Optional. The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time not to exceed one (1) time per calendar month, voluntarily prepay Loans in whole or in part without premium or penalty (other than the MOIC on the MOIC Trigger Date); provided that, unless otherwise agreed by the Administrative Agent, (i) such notice must be received by

46 the Administrative Agent at least five (5) days prior to any date of prepayment of Loans; and (ii) any prepayment of Loans shall be in a principal amount of at least $1,000,000, a whole multiple of $500,000 in excess thereof or the entire outstanding balance of Loans outstanding. Each such notice shall specify the date, the currency and amount of such prepayment and the Type(s) of Loans to be prepaid and, if SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of any SOFR Loan shall be accompanied by all accrued interest on the amount prepaid and any additional amounts required pursuant to Section 3.05. Subject to Section 2.13, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages. (b) Mandatory Prepayments. Subject to Section 2.05(c), the Borrower shall be obligated to, and shall, make prepayments of the Loans hereunder as follows (without duplication): (i) Incurrence of Debt. Without limiting the obligation of the Borrower to obtain the consent of the Required Lenders to any incurrence of Indebtedness not otherwise permitted hereunder, the Borrower agrees, on the closing of any incurrence of Indebtedness by any Loan Party (other than Indebtedness permitted pursuant to Section 7.01) to prepay the Loans hereunder, upon the date of such incurrence of Indebtedness, in an aggregate amount equal to 100% of the amount of the Net Cash Payments from such incurrence of Indebtedness received by any Loan Party, such prepayment to be effected in each case in the manner and to the extent specified in Section 2.05(c) below; (ii) Sale of Assets. Without limiting the obligation of the Borrower to obtain the consent of the Required Lenders to any Disposition not otherwise permitted hereunder, the Borrower agrees, on or prior to the occurrence of any Disposition by any Loan Party, the Net Cash Payments from which would exceed $1,000,000 individually or $5,000,000 in the aggregate after the Closing Date (as used in this section, the “Max NCPs”) to deliver to the Administrative Agent a statement certified by a Responsible Officer of the Borrower, in form and detail reasonably satisfactory to the Administrative Agent, of the estimated amount of the Net Cash Payments of such Disposition that will (on the date of such Disposition) be received by any Loan Party in cash, indicating on such certificate, whether the Borrower intends to reinvest such Net Cash Payments (to the extent Net Cash Payments from Dispositions do not exceed the Max NCPs) or will be prepaying the Loans, as hereinafter provided, and the Borrower will be obligated to either (A) cause the applicable Loan Party to reinvest such Net Cash Payments (to the extent Net Cash Payments from Dispositions do not exceed the Max NCPs) within 180 days after receipt (or, if within such 180 day period the Borrower or any Loan Party enters into contracts related to the reinvestment of such Net Cash Payments, such longer period not to exceed 365 days after the original date of receipt of such Net Cash Payments as is contemplated by such contracts) into replacement assets or the repair of existing assets or other assets useful to the business of the Borrower or (B) to the extent such Net Cash Payments exceed the Max NCPs, prepay the Loans hereunder, as follows: (x) upon the date of such Disposition, or on the date (the “Reinvestment Date”) which is 180 days after such date (or such longer period

47 not to exceed 365 days as contemplated by contracts related to the reinvestment of such Net Cash Payments) if the Borrower had indicated on the certificate delivered as hereinabove required that it intended to reinvest the Net Cash Payments of such Disposition, in an aggregate amount equal to 100% of the amount of such Net Cash Payments, to the extent received by any Loan Party in cash on the date of such Disposition or, if applicable, the Reinvestment Date to the extent of any Net Cash Payments not so reinvested; and (y) thereafter, quarterly, on the date of the delivery by the Borrower to the Administrative Agent pursuant to Section 6.01 of the financial statements for any quarterly fiscal period or fiscal year, to the extent any Loan Party shall receive Net Cash Payments during the quarterly fiscal period ending on the date of such financial statements in cash under deferred payment arrangements or Investments entered into or received in connection with any Disposition, an amount equal to (A) 100% of the aggregate amount of such Net Cash Payments minus (B) any transaction expenses associated with Dispositions and not previously deducted in the determination of Net Cash Payments plus (or minus, as the case may be) (C) any other adjustment received or paid by any Loan Party pursuant to the respective agreements giving rise to Dispositions and not previously taken into account in the determination of the Net Cash Payments; Prepayments of Loans shall be effected in each case in the manner and to the extent specified in clause (c) of this Section 2.05; provided that if at the time of any such Disposition a Default shall have occurred and be continuing, the Loan Parties shall not have the right to reinvest any Net Cash Payments and shall instead prepay the Loans by 100% of the amount of Net Cash Payments received from such Disposition; provided, however, that in the case of the sale of the assets or equity of any Guarantor, the Borrower shall prepay the Loans in an amount equal to such Guarantor’s then current contribution to the Borrowing Base as reasonably determined by the Borrower and confirmed by the Administrative Agent. For the avoidance of doubt, any Disposition made by any Loan Party or its Subsidiary pursuant to Sections 7.04(c)(ii), (iv), (v), (vi), (vii) and (xi) shall not trigger a mandatory prepayment under this Section 2.05(b)(ii). (iii) Consolidated Excess Cash Flow. (x) On or prior to the fifth (5th) day after the delivery of the quarterly financial statements for each fiscal quarter in accordance with Section 6.01(b), commencing with the fiscal quarter ending March 31, 2030; the Borrower shall deliver to the Administrative Agent an Excess Cash Flow Certificate, executed by an authorized officer of the Borrower. (y) In the event that there shall be Consolidated Excess Cash Flow for any fiscal quarter (commencing with the fiscal quarter ending March 31, 2030), (i) the Borrower shall provide written notice (an “ECF Notice”) to the Administrative Agent delivered concurrently with the Excess Cash Flow Certificate for such fiscal quarter pursuant to this Section 2.05(b)(iii)(y) and shall use Consolidated Excess Cash Flow for such fiscal quarter to prepay the Loans, within five (5) Business Days of the date of the applicable ECF Notice for such fiscal quarter, in an amount equal to one hundred percent (100%) of the Consolidated Excess Cash Flow specified in the Excess Cash Flow Certificate;

48 (iv) Proceeds of Casualty Events. Upon the date 180 days following the receipt by any Loan Party (or, if within such 180 day period any Loan Party enters into contracts related to the reinvestment of such Net Cash Payments, such longer period not to exceed 365 days after the original date of receipt of such Net Cash Payments as is contemplated by such contracts) of the proceeds of insurance (other than business interruption insurance), condemnation award or other compensation in respect of any Casualty Event affecting any property of any Loan Party (or upon such earlier date as such Loan Party, as the case may be, shall have determined not to repair or replace the property affected by such Casualty Event), except to the extent Net Cash Payments from Casualty Events do not exceed $2,000,000 in the aggregate after the Closing Date, the Borrower shall prepay the Loans, in an aggregate amount, if any, equal to 100% of the Net Cash Payments from such Casualty Event not theretofore applied or committed to be applied to the repair or replacement of such property (it being understood that if Net Cash Payments committed to be applied are not in fact applied within 180 days after receipt thereof (or such longer period not to exceed 365 days as contemplated by contracts related to the reinvestment of such Net Cash Payments), then such Net Cash Payments shall be applied to the prepayment of Loans as provided in this clause (iv) at the expiration of such 180 day or 365 day period, as applicable), such prepayment to be effected in each case in the manner and to the extent specified in clause (c) of this Section 2.05; provided that if an Event of Default has occurred and is continuing, no Net Cash Payments from any Casualty Event may be applied to the repair or replacement of any property and such Net Cash Payments shall be applied instead to prepay the Loans by 100% of the amount of Net Cash Payments received from such Casualty Event; (v) Borrowing Base. In the event that the outstanding principal amount of all Loans hereunder exceeds the Borrowing Base as of the end of any calendar month ending after the Closing Date, the Borrower shall prepay the Loans, within five (5) Business Days of the date after delivery of the Borrowing Base Certificate for such calendar month in accordance with Section 6.01(c), in an amount equal to the amount by which the outstanding Loans exceed the Borrowing Base as of the end of such applicable calendar month. (c) Application. (i) In the event of any mandatory prepayment of Loans pursuant to subsection (b) of this Section 2.05, the Net Cash Payments shall be applied to the repayment of the Loans to be shared and applied ratably among the Lenders in proportion to the Outstanding Amount of their Loans. (ii) All prepayments under this Section (c) shall be subject to Section 3.05 and shall be accompanied by interest on the principal amount prepaid through the date of prepayment. 2.06 Termination or Reduction of Commitments. The aggregate Initial Loan Commitments for the Loans shall be automatically and permanently reduced to zero on the earlier of (i) the Facility Termination Date and (ii) November 10, 2029. 2.07 Repayment of Loans. The Borrower shall repay to the Lenders the aggregate principal amount of all Loans outstanding on the Maturity Date. 2.08 Interest, Default Rate and Interest Rate Premium Rate.

49 (a) Interest. Subject to the provisions of Section 2.08(b) and (d), (i) each SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable Borrowing date at a rate per annum equal to the SOFR for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate. To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement. (b) Default Rate. (i) Subject to the provisions of Section 2.08(d), if any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws. (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws. (iii) Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws; provided, that in the event that the Administrative Agent or the Required Lenders delivers notice that default interest will be charged under this Section 2.08(b) as a result of any Event of Default (other than as set forth in clause (b)(i) above), the Administrative Agent or Required Lenders may specify in such notice that such Default Rate shall be deemed to have accrued commencing on any date during which any such Event of Default had occurred and was continuing. Borrower acknowledges that it would be extremely difficult or impracticable to determine Administrative Agent’s or Lenders’ actual damages resulting from any late payment or Event of Default, and such accrued interest is a reasonable estimate of those damages and does not constitute a penalty. (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand. (c) Interest Payments. Interest on each Loan shall be due and payable in arrears on each Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. (d) Italian Usury Law. The Parties mutually acknowledge that the rate of interest applicable to Loans to any Italian Loan Party under this Agreement (including the relevant component of any applicable fee and expense) determined as of the date of execution of this

50 Agreement is believed in good faith to be in compliance with the Italian Usury Law. In any event, the Parties agree and accept that if, pursuant to a change in law or in the official interpretation of the Italian Usury Law, the rate of interest (including default interest, fees, charges, expenses and other costs and any other form of compensation) applicable to a Loan to any Italian Loan Party and/or the default rate of interest (if due at such time by any Italian Loan Party) at any time is deemed to exceed the maximum rate permitted by the Italian Usury Law, then the relevant interest rate or default rate applicable to such Italian Loan Party shall be automatically reduced to the maximum admissible interest rate pursuant to such legislation, for the period during which it is not possible to apply the interest rate as originally agreed in this Agreement. (e) Interest Rate Premium Rate. In the event that the Borrower provides the Administrative Agent with written notice at least five (5) Business Days prior to the commencement of the next scheduled Interest Period of its election to include any Delayed Eligible Accounts Receivable in the Borrowing Base (any such election, an “Interest Rate Premium Election”), the Applicable Rate shall be 6.375% for the period commencing on the start of such Interest Period until the last day of whichever Interest Period in which the Borrower provides the Administrative Agent with written notice that no Delayed Eligible Accounts Receivable are included in the Borrowing Base (which notice shall be at least five (5) Business Days prior to the commencement of the next scheduled Interest Period) (such period, an “Interest Rate Premium Period”). 2.09 Fees. (i) The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times specified in the applicable Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. (ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified in the applicable Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. (iii) The Borrower agrees to pay to the Administrative Agent for the account of each Lender holding Initial Loan Commitments a commitment fee (the “Undrawn Commitment Fee”), which shall accrue at a rate per annum equal to the 1.50% on the daily amount of the unused Initial Loan Commitments of each such Lender, beginning on the Closing Date and continuing until the end of the Availability Period. The Undrawn Commitment Fee shall be payable in arrears on each Payment Date following the Closing Date. 2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

51 2.11 Evidence of Debt. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 11.06(c). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. 2.12 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Subject to Section 2.07 and as otherwise specifically provided for in this Agreement, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.03 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.03) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.

52 If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. (ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error. (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest. (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 11.04(c). (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner. (f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest, MOIC and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest, MOIC and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due

53 hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties. (g) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing shall be made from the Lenders and each payment of fees under this Section 2.13 shall be made for account of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments; (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders. 2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that: (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or sub-participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section 2.13 shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement, or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section 2.13 shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

54 2.14 MOIC. On the MOIC Trigger Date, to the extent that the Lenders have not received a 1.20x MOIC on the full amount of the Loans, such payoff of the Obligations shall be accompanied by an additional payment sufficient to result in a 1.20x MOIC. Payment required pursuant to this Section 2.14 is inclusive of any amounts already paid pursuant to Section 2.08 and Section 2.09(ii) and (iii). For the avoidance of doubt, this Section 2.14 is for the benefit of the Lenders only and is not intended to be the sole remedy for the Borrower’s breach of Section 2.05 or for any Event of Default. Each Loan Party acknowledges and agrees that if the payment of the Obligations is accelerated or the principal on the Loans and other Obligations otherwise becomes due in whole or in part prior to, on, or after the Maturity Date, in each case, in respect of any Event of Default (including upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), the amounts payable pursuant to this Section 2.14 will also be due and payable as though the events described in the definition of MOIC Trigger Date had occurred and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. Any amount payable above shall be presumed to be the liquidated damages sustained by each Lender as the result of the early prepayment and each Loan Party agrees that it is reasonable under the circumstances currently existing. The amounts due under this Section 2.14 shall also be payable in the event the Obligations are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. EACH LOAN PARTY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBIT OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING AMOUNT IN CONNECTION WITH ANY SUCH ACCELERATION OR FORECLOSURE OR DEED IN LIEU OF FORECLOSURE. Each Loan Party expressly agrees (to the fullest extent it may lawfully do so) that: (A) the MOIC and payments due hereunder in respect thereof are reasonable and the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) such MOIC payment shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay such MOIC amount; and (D) each Loan Party shall be estopped hereafter from claiming differently than as agreed to in this Section 2.14. Each Loan Party expressly acknowledges that its agreements in this Section 2.14 as herein described is a material inducement to the Lenders in making the Loans as provided herein. 2.15 Incremental Loans. (a) Incremental Commitments. The Borrower may at any time or from time to time after the Closing Date, by written notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders) (an “Incremental Loan Request”), request the establishment of one or more new commitments in the same Loan Facility as the outstanding Loans (“Incremental Commitments”) in an aggregate principal amount not to exceed, as of any date of determination, $100,000,000 less the aggregate principal amount of Incremental Commitments incurred pursuant to this Section 2.15(a). (b) Incremental Loans. Any Incremental Commitments effected through the establishment of one or more new Loans made on an Incremental Facility Closing Date shall be designated for all purposes of this Agreement as an increase to the existing Commitments. On any Incremental Facility Closing Date on which any Incremental Commitments are effected, subject to the satisfaction of the terms and conditions in this Section 2.15, (i) each applicable Incremental Lender shall make a Loan to the Borrower (an “Incremental Loan”) in an amount equal to such Incremental Lender’s Incremental Commitment and (ii) each such Incremental Lender shall become a Lender hereunder with respect to the Incremental Loans made pursuant

55 thereto. Notwithstanding the foregoing, any Incremental Loans may be treated as part of the same class as any other Loans only if such Incremental Loans are fungible for United States federal income tax purposes with such other Loans. (c) Incremental Loan Request. Each Incremental Loan Request from the Borrower pursuant to this Section 2.15 shall set forth the requested amount and proposed terms of the relevant Incremental Loans. Incremental Loans may be made by any existing Lender (but no existing Lender will have an obligation to make any Incremental Commitment) (each such existing Lender, an “Incremental Lender,” and, collectively, the “Incremental Lenders”). (d) Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions: (i) no Default or Event of Default shall have occurred and be continuing or would exist after giving effect to such Incremental Commitments; (ii) after giving effect to such Incremental Commitments, the conditions of Article IV shall be satisfied (it being understood that all references to “such date” or similar language in such Article IV shall be deemed to refer to the effective date of such Incremental Amendment); (iii) each Incremental Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.15(a)); and (iv) such other conditions as the Borrower, each Incremental Lender providing such Incremental Commitments and the Administrative Agent shall agree. (e) Required Terms. The terms and provisions of the Incremental Loans shall be identical to the terms and provisions applicable to the existing Loans on the Closing Date or on terms otherwise reasonably acceptable to the Administrative Agent and the Borrower, and shall be subject to documentation as agreed between the Borrower and the applicable Incremental Lenders providing such Incremental Commitments. (f) Incremental Amendment. (i) Incremental Commitments shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, amendments to the other Loan Documents, executed by the Borrower, each Incremental Lender providing such Commitments and the Administrative Agent, as applicable. The Incremental Amendment may, without the consent of any other Loan Party or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower to effect the provisions of this Section 2.15. The Borrower will use the proceeds of the Incremental Loans for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Loans unless it so agrees.

56 (ii) The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Loan Parties as may be necessary pursuant to this Section 2.15 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with this Section 2.15, including any amendments that are not adverse to the interests of any Lender that are made to effectuate changes necessary to enable any Incremental Loans to be fungible for United States federal income tax purposes with the existing Loans, which shall include any amendments that do not reduce the ratable amortization received by each Lender thereunder. (g) This Section 2.15 shall supersede any provisions to the contrary in this Agreement. 2.16 Borrowing Base Redetermination. Upon receipt by the Administrative Agent of each Borrowing Base Certificate and other materials furnished pursuant to Section 6.01(c), in each case, in form and substance reasonably acceptable to the Administrative Agent, the Borrowing Base shall be automatically redetermined. In the event of any disagreement between the Borrower and the Administrative Agent regarding any component of the Borrowing Base, the parties shall negotiate in good faith for a period of five (5) Business Days to resolve such disagreement (the “Borrowing Base Renegotiation Period”); provided that, if the parties are unable to resolve all disagreements during the Borrowing Base Renegotiation Period, then following the conclusion of the Borrowing Base Renegotiation Period the Borrowing Base shall be an amount reasonably determined by the Administrative Agent. For the avoidance of doubt, there shall be no (a) new Borrowings hereunder or (b) mandatory prepayments of the Loans pursuant to Section 2.05(b)(v), in each case, during any Borrowing Base Renegotiation Period. ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY 3.01 Taxes. (a) Defined Terms. For purposes of this Section 3.01, the “Applicable Law” includes, for the avoidance of doubt, FATCA. (b) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Laws. If any Applicable Laws (as determined in the good faith discretion of an applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by the applicable Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding (ensuring that the Tax deduction does not exceed the minimum amount legally required) and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after any withholding or deduction of Tax as required by Applicable Law (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made. (c) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of

57 the Administrative Agent timely reimburse it or any other Indemnified Party for the payment of, any Other Taxes. (d) Tax Indemnifications. (i) The Borrower shall indemnify each Lender and Administrative Agent within ten (10) Business Days after demand therefor, for the full amount of any loss, liability or cost which that Lender and/or Administrative Agent determines will be or has been (directly or indirectly) suffered for or on account of Indemnified Taxes by that Lender and/or Administrative Agent in respect of any Loan Document, payable or paid by such Lender and/or Administrative Agent or required, by Applicable Law, to be withheld or deducted from a payment to such Lender and/or Administrative Agent, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The relevant Lender and/or Administrative Agent shall notify the Loan Parties of the event which has given rise to the demand. A certificate as to the amount of such payment or liability, setting out reasonable detail and calculation of such payment and liability shall be delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, and shall be conclusive absent manifest error. (ii) Each Lender shall, and does hereby, severally indemnify and shall make payment in respect thereof within ten (10) days after demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (B) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (C) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable costs, expenses, interest and/or penalties arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (d)(ii). (e) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party or the Withholding Agent to a Governmental Authority, as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (f) Status of Lenders; Tax Documentation. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver

58 to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person, (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W–9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W–8BEN–E (or W–8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W– 8BEN–E (or W–8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed copies of IRS Form W–8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I–1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the

59 Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W–8BEN–E (or W–8BEN, as applicable); or (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W–8IMY, accompanied by IRS Form W–8ECI, IRS Form W–8BEN–E (or W–8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit I– 2 or Exhibit I–3, IRS Form W–9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I–4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies (or originals, as required) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this clause (f)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

60 (iv) Subject to paragraph (v) below, each UK Treaty Lender and the Borrower which makes a payment to which that UK Treaty Lender is entitled (or any Loan Party making a payment to that UK Treaty Lender on account of an obligation of the Borrower) shall cooperate in completing or assisting with the completion of any procedural formalities necessary for that Borrower (or any Loan Party making a payment to that UK Treaty Lender on account of an obligation of the Borrower) to obtain authorization to make such payment without a UK Tax Deduction and maintain that authorization where an authorization expires or otherwise ceases to have effect. (v) Without limiting the generality of the foregoing, (A) A UK Treaty Lender which becomes a Lender hereunder on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport Scheme and wishes such scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in this Agreement (including opposite its name in Schedule 1.01(b)), and having done so, such UK Treaty Lender shall be under no obligation pursuant to paragraph (iv) above; and (B) A UK Treaty Lender which becomes a Lender hereunder after the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport Scheme and wishes such scheme to apply to this Agreement, shall provide its scheme reference number and its jurisdiction of tax residence in writing to the Borrower in the documentation it enters into on becoming a party to this Agreement, and having done so, such UK Treaty Lender shall be under no obligation pursuant to paragraph (iv) above. (vi) If a UK Treaty Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (v) above and: (A) the Borrower has not made a Borrower DTTP Filing in respect of that Lender; or (B) the Borrower has made a Borrower DTTP Filing in respect of that Lender but: (1) such Borrower DTTP Filing has been rejected by HMRC; (2) HMRC has not given the Borrower authority to make payments to that Lender without a UK Tax Deduction within 30 days of the date of the Borrower DTTP Filing; or (3) HMRC has given the Borrower authority to make payments to that Lender without a UK Tax Deduction but such authority has subsequently been revoked or expired, and in each case, the Borrower has notified that UK Treaty Lender in writing of either (1) or (2) above, as applicable,

61 then such UK Treaty Lender and the Borrower shall co-operate in completing any additional procedural formalities necessary for the Borrower to obtain authorization to make that payment without a UK Tax Deduction. (vii) If a UK Treaty Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (v) above, the Borrower shall not make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport Scheme in respect of that UK Treaty Lender's Commitment(s) or its participation in any Loan unless the UK Treaty Lender otherwise agrees. (viii) If a UK Treaty Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (v) above, the Borrower shall make a Borrower DTTP Filing with respect to that UK Treaty Lender and shall, promptly on making that Borrower DTTP Filing, deliver a copy of such Borrower DTTP Filing to the Administrative Agent for delivery to the relevant UK Treaty Lender. (ix) A UK Non-Bank Lender shall promptly notify the Borrower and the Administrative Agent if there is any change in the position from that set out in the UK Tax Confirmation. (x) If there is any change to the identity or composition of the partners or members of a QPP Lender that is treated as transparent for the purposes of the QPP Regulations or a partner or member ceases to be beneficially entitled to its relevant share of interest payable to the QPP Lender or ceases to be resident in a qualifying territory (as defined in QPP Regulations) that QPP Lender shall promptly notify the Borrower and the Parent and the Administrative Agent and in such circumstance, the QPP Lender may provide a new QPP Certificate to the Borrower and shall be regarded as a QPP Lender solely upon providing such valid QPP Certificate. If a Loan Party receives a notification from HMRC that a QPP Certificate delivered by a Lender has no effect or is an Invalid Certificate, the Loan Party shall promptly deliver a copy of that notification to that Lender. (xi) Each QPP Lender shall use commercially reasonable efforts to cooperate with the Borrower in order for the Borrower to satisfy itself, acting reasonably and in good faith, that interest can be paid to such QPP Lender without a UK Tax Deduction under the QPP Regulations. (xii) Each Lender that will make any Loans to the Borrower and which becomes a party to this Agreement after the date of this Agreement shall provide in writing to the Borrower and the Administrative Agent which of the following categories it falls in: (i) not a UK Qualifying Lender; (ii) a UK Qualifying Lender (other than a UK Treaty Lender, QPP Lender) or Exempt Lender; (iii) a UK Treaty Lender (on the assumption that all procedural formalities have been completed); (iv) a QPP Lender; or (v) an Exempt Lender. If such Lender fails to indicate its status in accordance with this sub-paragraph (i) then such Lender shall be treated for the purposes of this Agreement (including by each Loan Party) as if it is not a UK Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the Borrower). For the avoidance of doubt, an Assignment and Assumption (or such other documentation which the relevant Lender executes on becoming a “Lender”) shall not be invalidated by any failure of a Lender to comply with this sub-paragraph.

62 (xiii) The Borrower shall promptly upon becoming aware that it must make a UK Tax Deduction (or that there is any change in the rate or the basis of a UK Tax Deduction) notify the Administrative Agent accordingly. Similarly, a Lender shall promptly notify the Administrative Agent on becoming so aware in respect of a payment payable to that Lender. If the Administrative Agent receives such notification from a Lender it shall promptly notify the Borrower. (g) Treatment of Certain Refunds. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or a credit against, relief or remission for any Taxes (“Tax Credits”) as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such Tax Credit (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such Tax Credit), provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority in respect of such Tax Credit) to the Recipient in the event the Recipient is required to repay the benefit of such Tax Credit to such Governmental Authority. Notwithstanding anything to the contrary in this clause (g), in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this clause (g) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such Tax Credit had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (g) shall not be construed to require any Recipient or a Loan Party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Recipient or Loan Party, respectively, or any other Person. (h) VAT. (i) All amounts expressed to be payable under a Loan Document by any Loan Party to any Secured Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to Section 3.01(h)(ii), if VAT is or becomes chargeable on any supply made by any Secured Party to any Loan Party under a Loan Document and such Secured Party is required to account to the relevant tax authority for the VAT, that Loan Party must pay to such Secured Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Secured Party must promptly provide an appropriate VAT invoice to that Loan Party). (ii) If VAT is or becomes chargeable on any supply made by any Secured Party (the “Supplier”) to any other Secured Party (the “Recipient”) under a Loan Document, and any Loan Party other than the Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

63 (A) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this Section 3.01(h)(ii)(A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and (B) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. (iii) Where a Loan Document requires any Loan Party to reimburse or indemnify a Secured Party for any cost or expense, that Loan Party shall reimburse or indemnify (as the case may be) such Secured Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Secured Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. (iv) Any reference in this Section 3.01(h) to any Loan Party or any Secured Party shall, at any time when such Loan Party or Secured Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the Person who is treated at that time as making the supply or, where appropriate, as receiving the supply, under the VAT grouping rules provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant EEA Member Country or the United Kingdom) or any other similar provision in any jurisdiction in which any Loan Party or Secured Party is established, so that a reference to a Loan Party or a Secured Party shall be construed as a reference to such Loan Party or Secured Party or the relevant group or unity (or fiscal unity) of which such Loan Party or Secured Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of such group or unity (or fiscal unity) at the relevant time (as the case may be). (v) Any reference in this paragraph (h) to any person shall, at any time when such person is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the UK Value Added Tax Act 1994). (vi) In relation to any supply made by a Lender to any Borrower under a Loan Document, if reasonably requested by such Lender, that Borrower must promptly provide such Lender with details of that Borrower’s VAT registration and such other information as is reasonably requested in connection with such Lender’s VAT reporting requirements in relation to such supply. (i) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the

64 replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to a Relevant Rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to engage in reverse repurchase of U.S. Treasury securities transactions of the type included in the determination of SOFR, or to determine or charge interest rates based upon a Relevant Rate, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such SOFR Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such SOFR Loan and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05. 3.03 Inability to Determine Rates. (a) If in connection with any request for a SOFR Loan or a conversion of Base Rate Loans to SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate for the Relevant Rate has been determined in accordance with Section 3.03(b) or Section 3.03(c), and the circumstances under clause (i) of Section 3.03(b) or of Section 3.03(c) or the Scheduled Unavailability Date, or the Scheduled Unavailability Date, has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining such Relevant Rate for any determination date or requested Interest Period, as applicable, with respect to a proposed SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that the Relevant Rate for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended in each case to the extent of the affected SOFR Loans or Interest Periods or determination dates, as applicable, and (y) in the event of a determination described in the preceding sentence with respect to the SOFR component of the Base Rate, the utilization of the SOFR component in determining the Base Rate shall be

65 suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to SOFR Loans, or Borrowing of, or continuation of SOFR Loans to the extent of the affected SOFR Loans, Interest Periods or determination dates, as applicable, or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans denominated in Dollars of the amount specified therein and (ii) any outstanding SOFR Loans shall be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. (b) Replacement of SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that: (i) adequate and reasonable means do not exist for ascertaining SOFR because SOFR is not available or published on a current basis and such circumstances are unlikely to be temporary; or (ii) the Applicable Authority has made a public statement identifying a specific date after which SOFR shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in Dollars, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide SOFR on a representative basis (the date on which SOFR is no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”); or if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing SOFR for Dollars or any then current Successor Rate for Dollars in accordance with this Section 3.03 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such benchmarks (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment. (c) Successor Rate. If the Successor Rate is Daily Simple SOFR, all interest payments will continue to be payable on a quarterly basis.

66 The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 3.0%, the Successor Rate will be deemed to be 3.0% for the purposes of this Agreement and the other Loan Documents. In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time, in consultation with the Borrower, and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective. 3.04 Increased Costs. (a) Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender; (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender or any applicable interbank market any other condition, cost or expense affecting this Agreement or SOFR Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender, for such additional costs incurred or reduction suffered. (b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made

67 by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. (c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the amount shown as due on any such certificate within ten (10) days after receipt thereof. (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof). 3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of: (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; including any loss of anticipated profits, and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. 3.06 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower, such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to

68 Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. (b) Replacement of Lenders. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, then the Borrower may, by notice to such Lender and the Administrative Agent, require such Lender to assign and delegate all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b). 3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, resignation of the Administrative Agent and the Facility Termination Date. ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS 4.01 Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent: (a) Execution of Credit Agreement; Loan Documents. The Administrative Agent shall have received (i) counterparts of this Agreement, executed by a Responsible Officer of each Loan Party and a duly authorized officer of each Lender, (ii) for the account of each Lender requesting a Note, a Note executed by a Responsible Officer of the Borrower, (iii) counterparts of each other Collateral Document, executed by a Responsible Officer of the applicable Loan Parties and a duly authorized officer of each other Person party thereto, as applicable and (iv) counterparts of any other Loan Document executed by a Responsible Officer of the applicable Loan Party and a duly authorized officer of each other Person party thereto. (b) Officer’s Certificate; Evidence of Existence and Good Standing. The Administrative Agent shall have received an Officer’s Certificate dated the Closing Date, certifying as to the Organization Documents of the Parent and each Loan Party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), the applicable resolutions or authorizations of the governing body of each Loan Party, and of the incumbency (including specimen signatures) of the Responsible Officers of each Loan Party, and such documents and certificates of existence and good standing as may be reasonably requested by the Administrative Agent. (c) Legal Opinions of Counsel. The Administrative Agent shall have received an opinion of (i) Morgan, Lewis & Bockius LLP, as New York counsel for the Loan Parties,

69 (ii) CMS Cameron McKenna Nabarro Olswang LLP, as England and Wales counsel for the Loan Parties, (iii) Paul Hastings (Europe) LLP, as England and Wales counsel for the Administrative Agent, (iv) CMS Albiñana & Suárez de Lezo, S.L.P., in respect of the power, authority and capacity of the Spanish Obligors (subject to the effectiveness of the Joinder Agreement to be entered into by the Spanish Guarantor, following the effectiveness of this Agreement), (v) CMS Cameron McKenna Nabarro Olswang LLP SCP, as Romanian counsel to the Loan Parties, regarding the capacity and due authorization of the Romanian Guarantor, (vi) Mușat & Asociații S.p.a.r.l., as Romanian Counsel for the Lenders, regarding the enforceability under Romanian law of the relevant Loan Documents, (vii) PedersoliGattai, as Italian counsel for the Lenders and the Administrative Agent, as to the validity and enforceability of the Italian Collateral Documents, (viii) CMS Adonnino Ascoli & Cavasola Scamoni, as Italian counsel for the Loan Parties, in respect of the powers and capacity of each Italian Guarantor, (ix) Karatzas & Partners Law Firm as Greek counsel for the Loan Parties with respect to the Greek Collateral Documents and (x) Cuatrecasas Legal, S.L.P. in respect of the enforceability of the Spanish Collateral Documents, in each case, dated the Closing Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent. (d) Financial Statements. The Administrative Agent and the Lenders shall have received copies of the financial statements and projections referred to in Section 5.05(a)(ii), each in form and substance satisfactory to each of them. (e) Personal Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent: (i) (A) lien searches in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and each jurisdiction where any Collateral is located or where a filing or giving of notice would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements or notices (as applicable) on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (B) tax lien, judgment and bankruptcy searches (or jurisdictional equivalents, if commercially available); (ii) searches of ownership of Intellectual Property (if any) in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Administrative Agent in order to perfect the Administrative Agent’s security interest in the Intellectual Property; (iii) completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral; (iv) a copy of all applicable notices required to be sent under the Collateral Documents expressed to be governed by English, Greek, Spanish, Italian, Romanian, Delaware and any other applicable law executed by the relevant Loan Party, to the extent such applicable notices are to be sent on or before the date of the Credit Extension under the applicable Collateral Document; (v) a copy of evidence of completion of all submissions of applications for registration and filings required to be filed or made prior to the Closing Date under the Collateral Documents, as per the terms thereunder, expressed to be governed by United States, English, Greek, Italian, Spanish, Romanian and any other applicable law; and

70 (vi) all share certificates, transfers and stock transfer forms or equivalent duly executed by the relevant Loan Party in blank in relation to the assets subject to or expressed to be subject to such Loan Party, other than in relation to shares in the Borrower and Ameresco Limited. (f) Liability, Casualty, Property, Terrorism and Business Interruption Insurance. The Administrative Agent shall have received copies of insurance policies, declaration pages, certificates, and endorsements of insurance or insurance binders evidencing liability, casualty, property, terrorism and business interruption insurance meeting the requirements set forth herein or in the Collateral Documents or as required by the Administrative Agent. The Loan Parties shall have delivered to the Administrative Agent an Authorization to Share Insurance Information. (g) Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate signed by a Responsible Officer as to the financial condition, solvency and related matters of the Borrower and its Subsidiaries, after giving effect to the initial Borrowings under the Loan Documents and the other transactions contemplated hereby. (h) Financial Condition Certificate. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer as of the Closing Date, as to certain financial matters, substantially in the form of Exhibit K. (i) Material Agreements. The Administrative Agent shall have received true and complete copies of all agreements listed in Schedule 5.20(a), certified by an officer or director of the Borrower as true and complete in all material respects. (j) Loan Notice. The Administrative Agent shall have received a Loan Notice with respect to the Loans to be made on the Closing Date. (k) Existing Debt; Liens. Evidence that all principal, interest, and other amounts owing in respect of all Existing Debt of the Loan Parties and the Excluded Subsidiaries (other than Indebtedness permitted to remain outstanding in accordance with Section 7.01 hereof) will be repaid in full no later than five (5) Business Days after the Closing Date, and that with respect to all Indebtedness permitted to remain outstanding in accordance with Section 7.01 hereof, any defaults or events of default existing as of the Closing Date with respect to such Indebtedness will be cured or waived immediately following the funding of the initial Loans; and evidence that as of the Closing Date, the Property of the Loan Parties is not subject to any Liens (other than Liens in favor of the Administrative Agent and Liens permitted to remain outstanding in accordance with Section 7.02 hereof). (l) Organizational Structure. The corporate organizational structure, capitalization and ownership of the Borrower and its Subsidiaries shall be as set forth on Schedule 5.15 annexed hereto. The Administrative Agent shall have had the opportunity to review, and shall be satisfied with, the Loan Parties’ and the Excluded Subsidiaries’ state and federal tax assumptions, and the ownership, capital, organization and structure of the Loan Parties and the Excluded Subsidiaries. (m) Necessary Governmental Permits, Licenses and Authorizations and Consents; Etc. Except as set forth on Schedule 5.07, the Loan Parties and the Excluded Subsidiaries shall have obtained all other permits, licenses, authorizations and consents from all other Governmental Authorities and all consents of other Persons with respect to Material Indebtedness, Liens and Material Agreements of such Persons, in each case that are necessary or

71 advisable to be obtained prior to the Closing Date, in connection with the transactions contemplated by the Loan Documents, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No action, request for stay, petition for review or rehearing, reconsideration or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Governmental Authority to take action to set aside its consent on its own motion shall have expired. (n) No Material Adverse Change. Since December 31, 2025, there shall have occurred no material adverse change (in the reasonable opinion of the Administrative Agent) in the businesses, operations, properties (including tangible properties), or conditions (financial or otherwise), assets, liabilities or income of the Loan Parties and the Excluded Subsidiaries, taken as a whole. (o) Anti-Money-Laundering; Beneficial Ownership. Upon the reasonable request of any Lender, the Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” provisions of Anti-Money Laundering Laws and any Loan Party or any Excluded Subsidiary that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party or Subsidiary. (p) Fees and Expenses. The Administrative Agent and the Lenders shall have received all fees and expenses, if any, owing pursuant to the Fee Letters and Section 2.09. (q) Due Diligence. The Lenders shall have completed a due diligence investigation of the Loan Parties and Excluded Subsidiaries in scope, and with results, reasonably satisfactory to the Lenders. (r) Other Documents. All other documents provided for herein or which the Administrative Agent or any other Lender may reasonably request. (s) Additional Information. Such additional information and materials which the Administrative Agent and/or any Lender shall reasonably request. (t) Appointment of Process Agent. Delivery to the Administrative Agent of evidence that (i) the Borrower has irrevocably appointed each Process Agent; (ii) the Loan Parties have authorized the Borrower to receive service of process on their behalf, (iii) each Process Agent has accepted its appointment and (iv) each Process Agent has been paid in full until the date that is one (1) year after the Maturity Date. (u) Responsible Investing Toolkit. The Administrative Agent shall have received a completed Responsible Investing Toolkit certified by an officer of the Borrower as true and complete. (v) Intercompany Debt. The Administrative Agent shall have received (A) true and complete copies, certified by an officer of the Borrower as true and complete, of all agreements evidencing (1) Intercompany Debt of the Loan Parties and (2) Indebtedness of the Loan Parties owed to its direct or indirect holders of its Equity Interests and (B) that no more than an aggregate principal amount of $37,500,000 of Indebtedness of the Loan Parties owed to the direct or indirect holders of their respective Equity Interests (other than Indebtedness owed to other Loan Parties)

72 shall be outstanding as of the Closing Date (after giving effect to the Closing Date Intercompany Debt Payment). (w) Conditions Precedent in relation to Greek Obligors: The Administrative Agent shall have received in relation to each Greek Obligor, in form and substance satisfactory to the Administrative Agent the following documents and evidence: (i) Corporate Authorisations (A) A certified copy of its constitutional documents, including the latest amendment to its articles of association registered with the GEMI, as well as announcements of GEMI, evidencing its due incorporation and the latest amendments to its articles of association. (B) An original or certified copy of the general assembly resolution of the Greek Obligor for the election of the Greek Obligor’s current board of directors (or the appointment of any competent administrative corporate body, as applicable) and the GEMI announcement publishing such resolution (for the avoidance of doubt if the GEMI announcement includes the relevant resolution no separate submission of the resolution shall be required). (C) A board of directors’ resolution (or other competent administrative corporate body, as applicable) of the Greek Obligor for its constitution as a body of the company and the GEMI announcement publishing such resolution (for the avoidance of doubt if the GEMI announcement includes the relevant resolution no separate submission of the resolution shall be required). (D) A certified copy of a resolution of the board of directors and/or the general assembly of the shareholders (or other competent administrative corporate body, as the case may be): (1) approving the terms of and the transactions contemplated by Loan Documents to which it shall be a party, including the provision of guarantee (in the case of the Greek Guarantors) and any Collateral, in accordance with applicable provisions of Greek law and, in each case, in accordance with the relevant provisions of the articles of association of each such Greek Obligor; (2) authorising a specified person or persons to execute any Loan Document to which it shall be a party on its behalf; and (3) authorising a specified person or persons, on its behalf, to sign and/or dispatch all documents and confirmations, notices to be signed and/or dispatched by it under or in connection with the Loan Documents to which it is a party. (E) A copy of a specimen of the signature of each person authorised by each resolution referred to in paragraph (D) above.

73 (F) A certificate of an authorised signatory of the Greek Obligor, certifying that no limit on the powers of the Greek Obligor, will be exceeded as a result of the grant of Security or giving of guarantees (in the case of the Greek Guarantors) or indemnities contemplated by the Loan Documents to which is a party; and (G) To the extent required under Articles 99 to 101 of Greek Law 4548/2018 (related party transactions), evidence of the approval of the relevant transactions in accordance therewith and of the publication of the relevant resolution or announcement with the GEMI (or evidence of equivalent requisite documentation, as applicable to the corporate form of the Greek Obligor). (ii) Good Standing Documents (A) The following certificates issued no earlier than sixty (60) days prior to the Closing Date or with respect to a Greek Guarantor acceding after the Closing Date, the proposed date of execution of the accession deed, confirming with respect to the Greek Obligor the following: (1) An up-to-date certificate issued by the competent Hellenic tax authority (in Greek, «φορολογική ενημερότητα») in respect of the Greek Obligor, certifying that it is not in default of any of its tax liabilities and such certificate to be valid and in force on the Closing Date or, as applicable, the relevant date of execution of the accession deed. (2) An up-to-date certificate issued by the competent Hellenic Social Security Authority (in Greek, «e-ΕΦΚΑ») in respect of the Greek Obligor (in Greek, «ασφαλιστική ενημερότητα»), such certificate to be valid and in force on the Closing Date or, as applicable, the relevant date of execution of the accession deed or the relevant Loan Document. (3) An up-to-date certificate issued by the GEMI in respect of the Greek Obligor, confirming the registration particulars of the Greek Obligor and certifying: (i) that it is not subject to any winding-up or liquidation proceedings; and (ii) any changes to its articles of association (in Greek, «Γενικό Πιστοποιητικό ΓΕΜΗ»); and (iii) the current board of directors of the Greek Obligor along with the current general and special legal representation of the Greek Obligor (in Greek, «Πιστοποιητικό Ισχύουσας Εκπροσώπησης ΓΕΜΗ» & «Αναλυτικό Πιστοποιητικό Εκπροσώπησης ΓΕΜΗ»). (4) A Unified Court Creditworthiness Certificate (in Greek, “Ενιαίο Πιστοποιητικό Δικαστικής Φερεγγυότητας») issued by the competent courts and/or authorities for the Greek Obligor. (5) Certificate issued by the GEMI or Athens Chamber of Commerce and Industry (ΕΒΕΑ) as the case may be in respect of the Greek Obligor, evidencing that the Greek Obligor has paid the relevant registry fees for the current year.

74 (x) Conditions Precedent in relation to Italian Guarantors. The Administrative Agent shall have received in relation to each Italian Guarantor, in form and substance satisfactory to the Administrative Agent the following documents and evidence: (i) Constitutional Documents. (A) A copy of the constitutional documents of each Italian Guarantor which will comprise: (1) the deed of incorporation (atto costitutivo) and the current by-laws (statuto) of each Italian Guarantor; and (2) a certificate of registration (certificato di vigenza) issued by the competent companies’ register (registro delle imprese) for each Italian Guarantor dated not earlier than five (5) Business Days prior to the Closing Date, confirming that no insolvency procedures have been started in relation to such Italian Guarantor. (ii) Corporate Approvals. (A) If required by applicable law, a copy of a resolution of the board of directors or managers or equivalent body of each Italian Guarantor: (1) approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and resolving that it execute, deliver and perform its obligations under those Loan Documents; (2) authorising a specified person or persons to execute the Loan Documents to which it is a party on its behalf; (3) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Loan Documents to which it is a party; and (4) to the extent legally possible, authorizing the Borrower to act as its agent in connection with the Loan Documents. (B) If applicable (and not included in the resolutions referred to in paragraph (A) above), a copy of any power of attorney authorising the person(s) specified therein to sign the Loan Documents to which each Italian Guarantor is a party on behalf of the relevant Italian Guarantor. (C) If required under applicable law and/or its constitutional documents, a copy of a resolution signed by the holders of the issued shares in each Italian Guarantor, approving the terms of, and the transactions contemplated by, the Loan Documents to which each Italian Guarantor is a party and resolving that it executes the Loan Documents to which the relevant Italian Guarantor is a party.

75 (iii) Specimen. (A) A specimen of the signature of each person authorised by the resolution referred to in paragraph (ii)(C) above on behalf of each Italian Guarantor in relation to the execution Loan Documents (to the extent such person signed any Loan Documents). (iv) Formalities Certificate. (A) A certificate from each Italian Guarantor (signed by an authorised signatory): (1) confirming that borrowing, guaranteeing or securing as appropriate, the Loan Commitments would not cause any borrowing, guarantee or security or similar limit binding on such company to be exceeded; and (2) certifying that each copy document relating to it specified in paragraphs (i) (Constitutional Documents), (ii) (Corporate Approvals) and (iii) (Specimen) above is true, correct and complete and in full force and effect and has not been amended nor superseded as at the date of its delivery to the Administrative Agent. (y) Conditions Precedent in relation to Spanish Obligors: The Administrative Agent shall have received in relation to each Spanish Obligor, prior to the execution of the Spanish Closing Joinder Agreement (which shall be effective promptly after the occurrence of closing hereunder), or to any accession deed to be entered into from time to time by a Spanish Obligor, in form and substance satisfactory to the Administrative Agent, the following documents and evidence: (i) a copy of the constitutional documents of the Spanish Obligors, which shall include: a literal excerpt (certificación literal) issued by the relevant Spanish commercial registry reflecting (i) incorporation and valid existence; (ii) composition of its management body; (iii) lack of causes of insolvency, winding-up and dissolution; and (iv) including a copy of its updated by-laws, issued by the relevant Spanish Commercial Registry (Registro Mercantil) no earlier than 20 Business Days prior to the Closing Date and, to the extent that the referred literal excerpt does not contain all requisite corporate information, copies of relevant public deeds amending the content of the literal excerpt which are pending to be registered in the relevant Spanish Commercial Registry (Registro Mercantil); (ii) a copy of the resolution of the board of directors of the Spanish Obligors: (i) approving the terms of, and the transactions contemplated this Agreement, the Spanish Closing Joinder Agreement and the Collateral Documents to which it is a party and resolving that it execute, deliver and perform this Agreement, the Spanish Closing Joinder Agreement and the Collateral Documents to which it is a party; (ii) authorising a specified person or persons to execute this Agreement, the Spanish Closing Joinder Agreement and the Collateral Documents to which it is a party on its behalf; and (iii) authorizing a specified person or persons to sign and/or dispatch all documents and notices in respect of this Agreement, the Spanish Closing Joinder Agreement and the Collateral Documents to which it is a party on its behalf;

76 (iii) a copy of a resolution signed by all the holders of the issued shares in the Spanish Obligors, approving the terms of, and the transactions contemplated by the Agreement, the Spanish Closing Joinder Agreementand the Collateral Documents to which it is a party; (iv) a specimen of the signature of each person authorised by the resolution referred to in paragraph (ii) and (iii) above; (v) a certificate of the Spanish Obligors (signed by an authorised signatory) confirming that borrowing or guaranteeing or securing, as appropriate, the Loan Facility and, if applicable, the Incremental Facility, would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded; (vi) a certificate of an authorised signatory of the Spanish Obligors certifying that each copy document relating to it specified in this section is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the Closing Date of this Agreement; (vii) execution of the Spanish Closing Joinder Agreement and notarization of such agreement as a Spanish Public Document for the purposes contemplated in article 517 et seq. of the Spanish Civil Procedural Law and other related provisions; and (viii) execution of the Spanish Collateral Documents by means of a Spanish Public Document (póliza intervenida or escritura pública) before a Spanish notary public. (z) Conditions Precedent in relation to Romanian Guarantor. The Administrative Agent shall have received in relation to the Romanian Guarantor, in form and substance satisfactory to the Administrative Agent: (i) Corporate Authorizations. (A) a certified copy of its constitutional documents, including its latest articles of association of the Romanian Guarantor; (B) a certified copy of the updated registration certificate (in Romanian, certificat de inregistrare) of the Romanian Guarantor; (C) a copy of the internal shareholders' registry of the Romanian Guarantor (or equivalent thereof); (D) an up-to-date certificate of registration/status (in Romanian, Certificat Constatator) issued by the Romanian Trade Registry (in Romanian, Oficiul Național al Registrului Comerțului), confirming, inter alia, for the Romanian Guarantor, its registration particulars, current directors and their powers of representation; (E) a copy of the resolution of the competent corporate body of the Romanian Guarantor approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party, including the provision of any

77 guarantee and/or Security, and authorising the relevant person(s) to execute such documents and any related notices, certificates or other documents on its behalf; (F) specimen signatures of the persons authorised pursuant to the resolutions referred to in paragraph (E) above; and (G) a certificate of an authorised signatory of the Romanian Guarantor confirming that the execution, delivery and performance of the relevant Loan Documents and the provision of any guarantee and/or Security are within its corporate powers and do not exceed any applicable limitation on its powers. (ii) Insolvency. (A) An up-to-date certificate or other evidence issued by the Romanian Trade Registry confirming that no insolvency, dissolution or liquidation proceedings are recorded against the Romanian Guarantor. Without limiting the generality of the provisions of Section 9.03(c), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. 4.02 Conditions of Credit Extension of Initial Loans and Incremental Loans. The obligation of any Lender to make a Credit Extension pursuant to an Initial Loan Commitment or Incremental Loan, as applicable, is subject to satisfaction of the following conditions precedent: (a) Loan Notice. The Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof. (b) Material Adverse Effect. No event or circumstance having a Material Adverse Effect has occurred since the Closing Date (except as is no longer continuing or has been waived by the Required Lenders). (c) Fees Expenses. The Administrative Agent and each Lender shall have received, for its own respective account, (a) all fees and expenses due and payable to such Person under the Fee Letters, and (b) the reasonable fees, costs and expenses due and payable to such Person pursuant to Section 11.04. 4.03 Conditions to all Credit Extensions. The obligation of each Lender to honor any Credit Extension is subject to the following conditions precedent: (a) Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any other Loan Document delivered by any Loan Party to the Administrative Agent or any Lender on or after the Closing Date, shall be true and correct in all material respects on and as of the date of such Credit Extension (except to the extent that such representation was originally qualified by materiality, in which case shall be true and correct in all respects), both before and after giving effect thereto and to the use of the proceeds thereof (or,

78 if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be or have been true and correct in all material respects as of such specific date and provided that, to the extent any change in circumstances expressly permitted by this Agreement causes any representation and warranty set forth herein to no longer be true, such representation and warranty shall be deemed modified to reflect such change in circumstances) and except that for purposes of this Section 4.03, the representations and warranties contained in Sections 5.05(a)(i) and 5.05(a)(ii) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively. (b) Default. No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof. (c) Loan Notice. The Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof. (d) Pro Forma Compliance. On the date of each applicable Borrowing, after giving pro forma effect to the Borrowing of the applicable Loans, as demonstrated in detailed calculations provided to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, the Loan Parties shall be in compliance with Section 7.10. (e) Borrowing Base. On the date of each applicable Borrowing, after giving pro forma effect to the Borrowing of the applicable Loans, as demonstrated in detailed calculations provided to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, the outstanding principal amount of all Loans hereunder shall not exceed the Borrowing Base. Each request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.03(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension. ARTICLE V REPRESENTATIONS AND WARRANTIES Each Loan Party represents and warrants to the Administrative Agent and the Lenders, as of the date made or deemed made, that: 5.01 Existence, Qualification and Power. Each Loan Party and each Excluded Subsidiary: (a) is duly incorporated, organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business as presently conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. The copy of the Organization Documents of each Loan Party provided to the Administrative Agent pursuant to the terms of this Agreement is a true and correct copy of each such document, each of which is valid and in full force and effect.

79 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of (or the requirement to create) any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Applicable Law. 5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, other than (i) authorizations, approvals, actions, notices and filings which have been duly obtained, (ii) filings to perfect the Liens created by the Collateral Documents and (iii) solely in respect of enforcement of the Romanian Collateral Documents, procedural steps, notices, registrations and any fiscal notification or guarantee requirements applicable by mandatory Romanian law at the time of such enforcement or any resulting transfer of the mortgaged quota interests, including under Law no. 239/2025, as amended, and its implementing legislation. 5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity. 5.05 Financial Statements; No Material Adverse Effect. (a) The Loan Parties have heretofore delivered to the Lenders the following financial statements: (i) the unaudited consolidated balance sheet and statements of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries, as of and for the fiscal year-to-date period ended June 30, 2026, certified by a Responsible Officer that such financial statements fairly present in all material respects the financial condition of the Borrower and all Subsidiaries of the Borrower as at such date and the results of the operations of the Borrower and all Subsidiaries of the Borrower for the period ended on such date and that all such financial statements have been prepared in all material respects in accordance with GAAP applied consistently throughout the periods involved, except as disclosed on Schedule 5.05; and (ii) the projected consolidated balance sheets, statements of operations and cash flows for the Borrower and all Subsidiaries of the Borrower on a quarterly basis for fiscal year 2026

80 Except as disclosed on Schedule 5.05, such financial statements (except for the projections) present fairly, in all material respects, the respective consolidated financial position and results of operations and cash flows of the respective entities as of such respective dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of such unaudited or pro forma statements. The projections were prepared by the Borrower in good faith and were based on assumptions that the Borrower believed were reasonable when made, it being understood, that actual results during the periods covered thereby may differ from the projected results. (b) Except as disclosed on Schedule 5.05, since December 31, 2025, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Loan Parties and their Subsidiaries (taken as a whole) from that set forth in the December 31, 2025 financial statements referred to in clause (i) of paragraph (a) above. (c) None of the Loan Parties nor their Subsidiaries have on the date hereof any contingent liabilities, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments in each case that are material and would need to be disclosed on financial statements in accordance with GAAP, except (i) as referred to or reflected or provided for in the financial statements described in this Section 5.05, (ii) as provided for in Schedule 5.05 annexed hereto, or (iii) as otherwise permitted pursuant to this Agreement. 5.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Loan Parties, threatened against or affecting any Loan Party or any Excluded Subsidiaries as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters set forth in part (a) of Schedule 5.06). (b) Except for the Disclosed Matters set forth in Schedule 5.06 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the Loan Parties and their Subsidiaries (i) have not failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required in connection with the operation of the Loan Parties’ and their Subsidiaries’ business to be in compliance with all applicable Environmental Laws, (ii) have not become subject to any Environmental Liability; (iii) have not received notice of any claim with respect to any Environmental Liability or any inquiry, allegation, notice or other communication from any Governmental Authority which is currently outstanding or pending concerning its compliance with any Environmental Law or (iv) do not know of any basis for any Environmental Liability. (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect. 5.07 Compliance with Laws and Agreements. Except as set forth on Schedule 5.07, each Loan Party and each Excluded Subsidiary is in compliance with all laws, regulations, policies and orders of any Governmental Authority applicable to it or its property and all its Contractual Obligations, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

81 5.08 Properties. (a) Each Loan Party and each Excluded Subsidiary has good and marketable title to, or valid, subsisting and enforceable leasehold interests in, all its Property material to its business. All machinery and equipment of the Loan Parties and their Subsidiaries material to their business is in good operating condition and repair (ordinary wear and tear excepted), and all necessary replacements of and repairs thereto have been made so as to preserve and maintain the value and operating efficiency of such machinery and equipment. (b) Set forth on Schedule 5.08 hereto is a complete list of all Patents, Trademarks and Copyrights owned by a Loan Party. Each Loan Party and each Excluded Subsidiary owns, or is licensed to use, all Patents, Trademarks and Copyrights and other Intellectual Property material to its business (“Proprietary Rights”), and to the knowledge of the Borrower, the use thereof by the Loan Parties and their Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. (c) Schedule 5.08 clearly identifies all Patents, Trademarks and Copyrights owned by a Loan Party, that have been duly registered in, filed in or issued by the PTO, the United States Register of Copyrights or an equivalent office in the applicable jurisdiction (collectively, the “Registered Proprietary Rights”). The Registered Proprietary Rights have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States, if applicable. The Loan Parties and the Excluded Subsidiaries have taken commercially reasonable steps to protect the Registered Proprietary Rights, if any, material to their businesses and to maintain the confidentiality of all Proprietary Rights that are not generally in the public domain. 5.09 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates. The general liability, casualty, property, terrorism and business interruption insurance coverage of the Loan Parties as in effect on the Closing Date, and as of the last date such Schedule was required to be updated in accordance with Sections 6.02, 6.05 and 6.13, is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 5.09 and such insurance coverage complies with the requirements set forth in this Agreement and the other Loan Documents. 5.10 Taxes. (a) No Loan Party is materially overdue in the filing of any Tax returns and no Loan Party is overdue in the payment of any amount in respect of Tax, except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. (b) Each Loan Party is resident, for tax purposes, in the jurisdiction of its incorporation.

82 (c) Each Loan Party is registered for VAT, if applicable, in the jurisdiction under whose laws such Person is incorporated or established. 5.11 ERISA Compliance. (a) Except as would not reasonably be expected to result in a Material Adverse Effect, (i) each Plan and Foreign Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Applicable Law; (ii) each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or is subject to a favorable opinion letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS; and (iii) to the best knowledge of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status. (b) There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect. (c) Except as would not reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred, and no Loan Party nor any Excluded Subsidiary of a Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) no Loan Party nor any Excluded Subsidiary nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iii) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (iv) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan (d) As of the Closing Date, neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than those listed on Schedule 5.11 hereto. (e) As of the most recent valuation date for any Pension Plan, except where the same could not have a Material Adverse Effect, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher, and no Loan Party nor any Excluded Subsidiary nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date except where the same could not have a Material Adverse Effect. As of the most recent valuation date for each Multiemployer Plan, the potential liability of the Borrower or any ERISA Affiliate for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, is less than $1,000,000.

83 (f) The Borrower represents and warrants as of the Closing Date, subject to the accuracy of the Lender’s representations in Section 9.12, that the Borrower is not and will not be using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to the Borrower’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement. 5.12 Margin Regulations; Investment Company Act. (a) Margin Regulations. Neither the Borrower nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing, not more than twenty-five percent (25%) of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower or any of its Subsidiaries and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock. (b) Investment and Holding Company Status. No Loan Party, no Excluded Subsidiary or any Person Controlling the Borrower is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (c) a “bank holding company” as defined in, or subject to regulation under, the Bank Holding Company Act of 1956, as amended. 5.13 Disclosure. As of the Closing Date, the Loan Parties have disclosed to the Administrative Agent all Material Agreements, instruments and corporate or other restrictions to which any Loan Party and its Subsidiaries are subject after the Closing Date, and all other matters known to the Loan Parties, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The organizational structure of the Loan Parties and their Subsidiaries is as set forth on Schedule 5.15 annexed hereto. The information, reports, financial statements, exhibits and schedules furnished at or prior to the Closing Date in writing by or on behalf of the Loan Parties to the Administrative Agent in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, at the Closing Date, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading. All written information furnished after the Closing Date by the Loan Parties to the Administrative Agent and/or the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of pro-forma information and projections) prepared in good faith based on assumptions believed by such Loan Party to be reasonable as of the date when such information is stated or certified. There is no fact known to the Loan Parties that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Administrative Agent for use in connection with the transactions contemplated hereby or thereby. 5.14 Capitalization. As of the Closing Date, the capital structure and ownership of the Subsidiaries are correctly described on Schedule 5.15. As of the Closing Date, the authorized, issued and outstanding capital stock of each Subsidiary of the Borrower consists of the capital stock described on Schedule 5.15, all of which is duly and validly issued and outstanding, fully paid and nonassessable.

84 Except as set forth on Schedule 5.15, as of the date hereof, (x) there are no outstanding Equity Rights with respect to any Subsidiary of the Borrower and, (y) there are no outstanding obligations of the any Subsidiary of the Borrower to repurchase, redeem, or otherwise acquire any shares of capital stock of or other interest in any Subsidiary of the Borrower, nor are there any outstanding obligations of the any Subsidiary of the Borrower to make payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to the fair market value or equity value of any Subsidiary of the Borrower. 5.15 Subsidiaries. (a) Set forth on Schedule 5.15 is a complete and correct list of all Subsidiaries of the Borrower as of the date hereof (or, from and after the delivery of the first Compliance Certificate with a revised Schedule 5.15, as of the date of the most recently delivered Compliance Certificate), together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary, (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests and (iv) a statement with respect to whether such Subsidiary is an Excluded Subsidiary. Except as disclosed in Schedule 5.15, (x) each Loan Party and its respective Subsidiaries owns, free and clear of Liens (other than Liens permitted hereunder), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule 5.15, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable (to the extent such concepts are applicable in such Subsidiary’s jurisdiction) and (z) there are no outstanding Equity Rights with respect to such Person. (b) Except as set forth on Schedule 7.08, as of the date of this Agreement none of the Loan Parties is subject to any indenture, agreement, instrument or other arrangement containing any provision of the type described in Section 7.08 (such agreements, each a “Restrictive Agreements”), other than any such Restrictive Agreements, the provisions under which have been unconditionally, irrevocably and permanently waived or constitute Permitted Liens. 5.16 Solvency. As of the Closing Date and the date of each Borrowing after the Closing Date after giving effect to the initial Loans borrowed on the Closing Date or any Loans borrowed on any date of Borrowing after the Closing Date, as applicable, and the other transactions contemplated hereby: (a) the aggregate value of all properties of the Loan Parties and their Subsidiaries at their present fair saleable value on a consolidated, going concern basis (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for such properties within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceeds the amount of all the consolidated debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Loan Parties and their Subsidiaries; (b) the Loan Parties and their Subsidiaries will not, on a consolidated basis, have an unreasonably small capital with which to conduct their business operations as heretofore conducted; and (c) the Loan Parties and their Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature.

85 5.17 Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. 5.18 Sanctions Concerns; Anti-Corruption Laws; Anti-Money Laundering Laws and Fraudulent Conduct. (a) Policies and Procedures. The Borrower and each of its Subsidiaries have implemented, maintain and monitor: (a) adequate policies, systems, controls, and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws, and applicable Sanctions; and (b) adequate policies, systems, controls, and procedures reasonably designed to prevent the Borrower and each of its Subsidiaries and their respective directors, officers, employees and agents from engaging in Fraudulent Conduct. (b) Conduct and Investigations. The Borrower, its Subsidiaries, and their respective officers and directors, and to the knowledge of the Borrower and each of its Subsidiaries, their respective employees, and agents, and Affiliates, are and have: (i) not been engaged or agreed to become engaged in any activity or conduct which would constitute a violation in any material respect by any such Persons of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (ii) not been the subject of any actual or alleged investigation, inquiry or litigation, administrative or enforcement proceedings by any Governmental Authority or any customer regarding any offence or alleged offence under any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions, or any actual or alleged Fraudulent Conduct, and no such investigation, inquiry, litigation or proceeding has been threatened or is pending against any such Person and, there are no circumstances likely to give rise to any of the foregoing. (c) Fraudulent Conduct. The Borrower, its Subsidiaries, and their respective officers and directors, and to the knowledge of the Borrower, its Subsidiaries, their respective employees, and agents, and Affiliates have not engaged or agreed to engage in any Fraudulent Conduct, whether intending to benefit, directly or indirectly, the Borrower or its Subsidiaries or any Person to whom services have been provided. (d) Sanctions. The Borrower, its Subsidiaries, and their respective officers and directors, employees and agents have been and are in compliance with applicable Sanctions in all material respects, and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person. None of (a) the Borrower, any of their Subsidiaries, or any of their respective directors, or officers, or employees, or (b) to the knowledge of the Borrower or each of its Subsidiaries, any of their respective agents or Affiliates of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. None of the Borrower, or its Subsidiaries or any of their respective directors, or officers, or employees is engaged in or has been engaged in: (i) any agreement, transaction, dealing, activity or conduct with or for the benefit of, or directly or indirectly making funds or economic resources or anything of value available to, a Sanctioned Person or dealt with funds or economic resources belonging to, held or controlled by a Sanctioned Person; (ii) any business in or involving a Designated Jurisdiction; (iii) the provision of any services that is prohibited by Sanctions; (iv) any other transaction, activity or conduct that has resulted or could reasonably be expected to result in a violation of any Sanctions; or (v) any transaction, activity or conduct that could

86 reasonably be expected to result in the Borrower or any of their Subsidiaries being designated as a Sanctioned Person. The Borrower and its Subsidiaries have not received notice of any action, suit, proceeding, or investigation from any Sanctions Authority, and to the knowledge of the Borrower, no such action, suit, proceeding, or investigation is pending or threatened. (e) Borrowing Proceeds. No Borrowing, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Money Laundering Laws, Anti-Corruption Laws or Sanctions and will not involve or lead to a contravention of any law, official requirement, or regulatory measure or procedure which has been implemented to combat money laundering, anti-corruption or Sanctions. (f) Anti-Corruption. No inducement (financial incentive, gift, bribe, kickback or anything of value) has been indirectly or directly given to, made, offered, promised, authorized, accepted or agreed to receive by any person by or on behalf of the Borrower or any of its Subsidiaries, their respective directors, officers, employees or agents with a view to the Borrower or any of its Subsidiaries entering into any contract or other arrangement or obtaining any benefit: (i) in violation of any Anti-Corruption Laws; (ii) to or for the benefit of any government official for the purposes of influencing any official act or decision; or (iii) to or for the benefit of any person to secure any improper advantage, with the intention of winning or retaining business or a business advantage for the Borrower or any of its Subsidiaries. (g) Notifications. The Borrower shall notify the Administrative Agent in writing not more than one Business Day after first becoming aware of a breach of this Section 5.18. 5.19 [Reserved]. 5.20 Material Indebtedness, Liens and Agreements. (a) Schedule 5.20 hereto contains a complete and correct list, as of the date of this Agreement (after giving effect to the Loan), of all Material Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, any Loan Party and any Excluded Subsidiary the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $5,000,000, and the aggregate principal or face amount outstanding or that may become outstanding with respect thereto is correctly described on Schedule 5.20. (b) Schedule 5.20 hereto is a complete and correct list, as of the date of this Agreement, of each Lien (other than the Liens in favor of the Administrative Agent and Lenders) securing Indebtedness of any Person and covering any property of the Loan Parties, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in the appropriate part of Schedule 5.20. (c) Schedule 5.20 hereto is a complete and correct list, as of the date of this Agreement, of each Contractual Obligation to which any Loan Party is a party, the sum of the accounts receivable, unbilled revenue and remaining value under which is in excess of ten million dollars ($10,000,000), other than purchase orders made in the ordinary course of business and subject to customary terms (each, a “Material Agreement”). (d) To the extent requested by the Administrative Agent, true and complete copies of each agreement listed on the appropriate part of Schedule 5.20 have been delivered to the Administrative Agent, together with all amendments, waivers and other modifications thereto. All such agreements are valid, subsisting, in full force and effect, are currently binding and will

87 continue to be binding upon each Loan Party and each Excluded Subsidiary that is a party thereto and, to the best knowledge of the Loan Parties, binding upon the other parties thereto in accordance with their terms. The Loan Parties and their Subsidiaries are not in default under any such agreements, which default could have a Material Adverse Effect. 5.21 Federal Reserve Regulations. No Loan Party and no Excluded Subsidiary is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the FRB). The making of the Loans hereunder, the use of the proceeds thereof as contemplated hereby, and the security arrangements contemplated by the Loan Documents, will not violate or be inconsistent with any of the provisions of Regulations T, U, or X of the FRB. 5.22 Force Majeure. Since December 31, 2025, the business, properties and other assets of the Loan Parties and their Subsidiaries, taken as a whole, have not been affected in any way (as the result of any fire or other casualty, strike, lockout or other labor trouble, embargo, sabotage, confiscation, contamination, riot, civil disturbance, activity of armed forces or act of God) that would have a Material Adverse Effect. 5.23 Bank Accounts. Schedule 5.23 lists all banks and other financial institutions at which any Loan Party maintains deposits and/or other accounts as of the Closing Date, and such Schedule correctly identifies the name and address of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number. 5.24 Matters Relating to Spanish Subsidiary. Ameresco Servicios Energeticos S.L.U. does not (i) own or otherwise hold any property or other assets or (ii) conduct any business. 5.25 EEA Financial Institutions. No Loan Party and no Excluded Subsidiary is an EEA Financial Institution. 5.26 Covered Entities. No Loan Party and no Excluded Subsidiary is a Covered Entity. 5.27 Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects. 5.28 Labor and Employment Matters. (a) Except as set forth on Schedule 5.28 as of the Closing Date, and thereafter with respect to which such would have a Material Adverse Effect, (A) no employee of the Loan Parties and their Subsidiaries is represented by a labor union, no labor union has been certified or recognized as a representative of any such employee, and the Loan Parties and their Subsidiaries do not have any obligation under any collective bargaining agreement or other agreement with any labor union or any obligation to recognize or deal with any labor union, and there are no such contracts or other agreements pertaining to or which determine the terms or conditions of employment of any employee of the Loan Parties and their Subsidiaries; (B) no Loan Party has knowledge of any pending or threatened representation campaigns, elections or proceedings; (C) the Loan Parties do not have knowledge of any strikes, slowdowns or work stoppages of any kind, or threats thereof, and no such activities occurred during the 24-month period preceding the date hereof; and (D) no Loan Party and no Excluded Subsidiary has engaged in, admitted committing or been held to have committed any unfair labor practice.

88 (b) Except as set forth on Schedule 5.28, the Loan Parties and their Subsidiaries have at all times complied in all material respects, and are in material compliance with, all applicable laws, rules and regulations respecting employment, wages, hours, compensation, benefits, and payment and withholding of taxes in connection with employment. (c) Except as set forth on Schedule 5.28, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Loan Parties and their Subsidiaries have at all times complied with, and are in compliance with, all applicable laws, rules and regulations respecting occupational health and safety, whether now existing or subsequently amended or enacted, including, without limitation, the Occupational Safety & Health Act of 1970, 29 U.S.C. Section 651 et seq. and the state analogies thereto, all as amended or superseded from time to time, and any common law doctrine relating to worker health and safety. ARTICLE VI AFFIRMATIVE COVENANTS Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each Loan Party covenants and agrees with the Administrative Agent and the Lenders that: 6.01 Financial Statements and Other Information. The Loan Parties will furnish to the Administrative Agent and each Lender: (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Loan Parties and their Subsidiaries; provided that the Loan Parties shall provide draft versions of the following items within 90 days after the end of each fiscal year of the Loan Parties and their Subsidiaries: (i) consolidated statements of operations, shareholders’ equity and cash flows of the Parent and its Subsidiaries for such fiscal year and the related consolidated balance sheets of the Parent and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and (ii) an opinion of independent certified public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) stating that the consolidated financial statements referred to in the preceding clause (i) (other than those described in the proviso thereto) fairly present in all material respects the consolidated financial condition and results of operations of the Parent and its Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP; provided that the Borrower shall provide Lenders audited consolidated statements of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries, if the Administrative Agent or any Lender has requested as a result of a requirement of any Governmental Authority, Applicable Law or internal compliance, such request to be reasonable in timing and scope and made in writing. (b) as soon as available and in any event within 45 days after the end of each fiscal quarter:

89 (i) consolidated and consolidating statements of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the respective fiscal year to the end of such fiscal quarter, and the related consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, and the corresponding figures for the forecasts most recently delivered to the Administrative Agent for such period, in each case, together with reconciliation statements for the calculations attributable to (A) the Loan Parties, on the one hand, and (B) the Excluded Subsidiaries, on the other hand; and (ii) a certificate of a Responsible Officer, which certificate shall state that said consolidated financial statements referred to in the preceding clause (i) fairly present in all material respects the consolidated financial condition and results of operations of the Borrower and its Subsidiaries and that said consolidating financial statements referred to in the preceding clause (i) fairly present the respective individual unconsolidated financial conditions and results of operations of the Borrower and each Subsidiary, in each case in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and the omission of footnotes); (c) as soon as available and in any event within fifteen (15) Business Days after (i) the end of each calendar month and (ii) following any mandatory prepayment pursuant to Section 2.05(b), in each case, a certificate duly executed by a Responsible Officer showing the Borrowing Base as of the end of such calendar month or on a pro forma basis as of the date of the applicable mandatory prepayment, as applicable, which shall include calculations reasonably acceptable to the Administrative Agent and be substantially in the form of Exhibit J (a “Borrowing Base Certificate”); (d) as soon as available and in any event within (i) 45 days after the end of each of the first three fiscal quarters a Compliance Certificate duly executed by a Responsible Officer with respect to the quarterly financial statements delivered pursuant to Section 6.01(b) above, and (ii) within 90 days after the end of each fiscal year, a Compliance Certificate duly executed by a Responsible Officer with respect to the annual financial statements delivered pursuant to Section 6.01(a) above; (e) as soon as available and in any event within 60 days after the end of each fiscal year of the Loan Parties and their Subsidiaries, statements of forecasted consolidated and consolidating income and cash flows for the Loan Parties and their Subsidiaries for each fiscal month in such fiscal year and a forecasted consolidated and consolidating balance sheet of the Loan Parties and their Subsidiaries as of the last day of each fiscal month in such fiscal year, together with supporting assumptions which the Borrower believed were reasonable when made, all prepared in good faith in reasonable detail and consistent with the Loan Parties’ and their Subsidiaries’ past practices in preparing projections and otherwise reasonably satisfactory in scope to the Administrative Agent; (f) promptly upon receipt thereof, copies of all management letters and accountants’ letters received by the Loan Parties and their Subsidiaries; (g) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower,

90 and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; (h) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, to the extent permitted by applicable Law, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof; (i) promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” provisions of Anti-Money Laundering Laws; and (j) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Loan Parties and their Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request. Documents required to be delivered pursuant to Section 6.01(a), (b), (c) or (g) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 1.01(a); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent and each Lender (by e-mail transmission) of the posting of any such documents and provide to the Administrative Agent by e-mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. The Borrower hereby acknowledges that (a) the Administrative Agent or any Affiliate thereof may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on CorPro or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that, to the extent that and, so long as, the Borrower is the issuer of any outstanding debt or Equity Interests that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized the Administrative Agent, any Affiliate thereof, and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with

91 respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute confidential information (as described in Section 11.07), they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform that is designated “Public Side Information;” and (z) the Administrative Agent and any Affiliate thereof shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.” 6.02 Notices of Material Events. The Loan Parties will, and will cause their Subsidiaries to, furnish to the Administrative Agent prompt written notice of the following: (a) the occurrence of any Default; (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party or any Subsidiary thereof that could reasonably be expected to result in a Material Adverse Effect; (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties and their Subsidiaries in an aggregate amount exceeding $2,000,000; (d) any change in the information provided as part of “know your customer” assessments provided to the Lender under Anti-Money Laundering Laws that would result in a change to the beneficial owners (as defined in the Anti-Money Laundering Laws); and; and (e) any other development (including, without limitation, any default by a Loan Party or a Subsidiary thereof under or dispute under a task order or other government contract) that results in, or could reasonably be expected to result in, a Material Adverse Effect. Each notice delivered under this Section 6.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. 6.03 Existence; Conduct of Business. Each Loan Party shall, and shall cause its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent such failure could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or any discontinuance or sale of such business permitted under Section 7.04. Each Loan Party shall, and shall cause its Subsidiaries to, maintain in all material respects its registration for VAT purposes to the extent permitted and advisable under the Applicable Laws of its jurisdiction. 6.04 Payment of Obligations. Each Loan Party shall, and shall cause its Subsidiaries to, pay its Tax and VAT liabilities, as required by Applicable Law, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith, (b) such Loan Party or Excluded Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, which reserves shall be

92 acceptable to the Administrative Agent, and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. 6.05 Maintenance of Properties; Insurance. Each Loan Party shall, and shall cause its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain insurance, with financially sound and reputable insurance companies, as may be required by law and such other insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, including, without limitation, business interruption insurance. Without limiting the generality of the foregoing, the Loan Parties will maintain or cause to be maintained replacement value casualty insurance on the Collateral under such policies of insurance and flood insurance in compliance with applicable flood laws and regulations, in each case with such insurance companies, in such amounts, with such deductibles, and covering such terms and risks as are standard and customary, available on commercially reasonable terms and at all times satisfactory to the Administrative Agent in its commercially reasonable judgment. The Loan Parties shall cause the Administrative Agent to be named as lenders’ loss payable, loss payee, as its interest may appear, and/or additional insured with respect of any such insurance providing general liability coverage, and cause, unless otherwise agreed to by the Administrative Agent, each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be cancelled (or ten (10) days prior notice in the case of cancellation due to the nonpayment of premiums). Annually, upon expiration of current general liability insurance coverage, the Loan Parties shall, and shall cause their Subsidiaries to, provide, or cause to be provided, to the Administrative Agent, such evidence of insurance as required by the Administrative Agent, including, but not limited to: (i) certified copies of such insurance policies, (ii) evidence of such insurance policies (including, without limitation and as applicable, ACORD Form 28 certificates (or similar form of insurance certificate), and ACORD Form 25 certificates (or similar form of insurance certificate)), (iii) declaration pages for each insurance policy and (iv) in the case of the Loan Parties, lender’s loss payable endorsement is not on the declarations page for such policy. As requested by the Administrative Agent, the Loan Parties and their Subsidiaries agree to deliver to the Administrative Agent an Authorization to Share Insurance Information. 6.06 Books and Records; Inspection Rights. Each Loan Party shall, and shall cause their Subsidiaries to, keep proper books of record and account in which entries are made of all dealings and transactions in relation to its business and activities which fairly record such transactions and activities. Each Loan Party shall, and shall cause its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants in each case, no more than once per fiscal year so long as no Event of Default has occurred and is continuing (or as frequently as the Administrative Agent deems appropriate during the continuance of an Event of Default) provided that all such visits shall be on reasonable prior notice, at reasonable times during regular business hours of such Loan Party or Excluded Subsidiary. The Borrower shall reimburse the Administrative Agent for all reasonable examination and inspections costs, internal costs at the customary rate charged by the Administrative Agent plus all reasonable out-of-pocket expenses incurred in connection with such inspections. The Loan Parties, in consultation with the Administrative Agent, will, and will cause their Subsidiaries to, arrange for a meeting to be held at least once every year (and during the continuance of an Event of Default, more frequently, if requested by the Administrative Agent or the Required Lenders) with the Lenders and the Administrative Agent hereunder at which the business and operations of the Loan Parties and their Subsidiaries are discussed. 6.07 Fiscal Year. To enable the ready and consistent determination of compliance with the covenants set forth in Section 7.10 hereof, the Loan Parties shall, and shall cause their Subsidiaries to,

93 maintain their current fiscal year and current method of determining the last day of the first three fiscal quarters in each fiscal year. 6.08 Compliance with Laws. Each Loan Party shall, and shall cause its Subsidiaries to, comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. 6.09 Use of Proceeds. The proceeds of the Loans will be used only for (i) fees and expenses incurred in connection with the transactions contemplated by this Agreement, (ii) to fund the development, construction, testing, and commissioning activities of the Loan Parties in connection with the Eligible Projects, and (iii) for general working capital purposes of the Loan Parties in connection with their businesses in the United Kingdom and the European Union. No part of the proceeds of any Loan (x) will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the FRB, including Regulations T, U and X, or (y) will be used for non-recourse project equity or other investments in Excluded Subsidiaries (including joint ventures). 6.10 Certain Obligations Respecting Subsidiaries; Additional Guarantors. (a) Except as otherwise permitted hereunder, each Loan Party will take such action from time to time as shall be necessary to ensure that the percentage of the issued and outstanding shares of capital stock of any class or character owned by it in any Subsidiary (other than any Excluded Subsidiaries) on the date hereof is not at any time decreased, other than by reason of transfers to another Loan Party. (b) Without limiting the obligation of the Borrower to obtain the consent of the Administrative Agent in connection with any formation or acquisition of Subsidiaries not otherwise permitted hereunder, in the event that any Person becomes a Subsidiary after the Closing Date (other than an Excluded Subsidiary), the Borrower shall promptly, within 60 days of its formation or acquisition, (i) provide to the Administrative Agent the information required by Section 5.15 with respect to such Person, and (ii) if required by the Administrative Agent, any certificate(s) and stock powers with respect to the Pledged Equity or other Collateral consisting of Equity Interests of such Person (other than that of any Excluded Subsidiary). The Borrower shall, within 60 days of its formation or acquisition, cause such Person (other any Excluded Subsidiary) to (x) become a Guarantor hereunder by delivering to the Administrative Agent a Joinder Agreement and such other joinder documents as the Administrative Agent shall reasonably require and (y) deliver to the Administrative Agent (A) documents of the types referred to in Sections 4.01(b) and 4.01(e) and (B) if requested by the Administrative Agent in its reasonable discretion, opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (x)), all in form and substance reasonably satisfactory to the Administrative Agent. 6.11 ERISA. Except where a failure to comply with any of the following, individually or in the aggregate, would not or could not reasonably be expected to result in a Material Adverse Effect, (i) the Loan Parties will, and will cause their Subsidiaries to, maintain, and cause each ERISA Affiliate to maintain, each Plan and Foreign Plan in compliance with all applicable requirements of ERISA, the Code and with all other Applicable Law and (ii) the Loan Parties will not, and will cause their Subsidiaries not to, and, to the extent authorized, will not permit any of the ERISA Affiliates to (a) engage in any transaction with respect to any Plan that could subject any Loan Party or any of its Subsidiaries to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, (b) fail to

94 make full payment when due of all amounts which, under the provisions of any Plan, any Loan Party or any of its Subsidiaries or any ERISA Affiliate is required to pay as contributions thereto, whether or not waived or (c) fail to make any payments to any Multiemployer Plan that any Loan Party or any of its Subsidiaries or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto. 6.12 Environmental Matters; Reporting. The Loan Parties will, and will cause their Subsidiaries to, observe and comply with, and cause each Subsidiary to observe and comply with all Environmental Laws to the extent non-compliance could reasonably be expected to have a Material Adverse Effect. The Loan Parties will, and will cause their Subsidiaries to, give the Administrative Agent prompt written notice of any violation as to any Environmental Law by any Loan Party or any of its Subsidiaries and of the commencement of any judicial or administrative proceeding relating to Environmental Laws (a) in which an adverse result would have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other environmental permits held by any Loan Party or any of its Subsidiaries, or (b) which will, or is likely to, have a Material Adverse Effect on such Loan Party or Excluded Subsidiary or which will require a material expenditure by such Loan Party or Excluded Subsidiary to cure any alleged problem or violation. 6.13 Ownership. Except as set forth on Schedule 5.15, the Borrower shall at all times after the Closing Date own, directly or indirectly, (i) 100% of the Equity Interests of each Subsidiary (other than any Excluded Subsidiary) and (ii) such portion of the Equity Interests in each Excluded Subsidiary that the Borrower owned as of the Closing Date as set forth on Schedule 5.15, in each case, other than any Equity Interests sold or disposed of pursuant to Section 7.04 herein or acquired or formed in accordance with the requirements of Section 6.10 and Section 7.05, as applicable. 6.14 Anti-Corruption Laws; Anti-Money Laundering Laws; Fraud and Sanctions. Each Loan Party and each Excluded Subsidiary has implemented, maintains and complies with policies and procedures and systems and controls: (i) reasonably designed to promote and ensure compliance by such Loan Party or such Excluded Subsidiary and their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions; and (ii) reasonably designed to prevent such Loan Party or such Excluded Subsidiary and their respective Subsidiaries and their respective directors, officers, employees and agents from engaging in Fraudulent Conduct, and to enable the anonymous reporting of any suspected or alleged Fraudulent Conduct. 6.15 Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by Applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

95 6.16 Responsible Investing Toolkit. No later than January 30th of each fiscal year (commencing January 30, 2027), Borrower shall deliver to the Administrative Agent an updated Responsible Investing Toolkit. 6.17 Upstreaming of Available Cash. On each Monthly Date, the Loan Parties shall cause any Available Cash to be transferred to a Collateral Account. 6.18 Post-Closing Deliverables. The Borrower shall promptly, and in any event within thirty (30) Business Days attend to the stamping of the stock transfer form relating to the equity shares charged by it under the English Share Charge with HMRC and within three (3) Business Days of receipt of the stamped stock transfer form from HMRC, deliver to the Administrative Agent (i) the stock transfer form duly executed by the relevant Loan Party in blank and left undated, (ii) the share certificate and (iii) update and provide a copy of the updated register of members to the Administrative Agent. 6.19 Sunel Pledge Agreement. Each of the Borrower and Ameresco Hellas Energy Single Member S.A. (a) acknowledge that the Sunel Pledge Agreement has not been perfected and hence has not been validly created and (b) shall, and shall cause the Parent to, procure that, prior to the perfection of the security interests created under the Sunel Pledge Agreement, the Sunel Pledge Agreement is amended to expressly provide that the security interests created thereunder are second-ranking security interests to the security interests created under the share pledge referenced in paragraph (a) of the definition of “Greek Share Pledge” herein. ARTICLE VII NEGATIVE COVENANTS Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each Loan Party covenants and agrees with the Administrative Agent and the Lenders that: 7.01 Indebtedness. The Loan Parties will not, and will cause their Subsidiaries to not, create, incur, assume or permit to exist any Indebtedness, except: (a) Indebtedness created hereunder; (b) [reserved]; (c) Existing Indebtedness on the Closing Date which is set forth in Schedule 7.01 and has been designated on such schedule as Indebtedness that will remain outstanding following the funding of the initial Loans, and any extension, renewal, refunding or replacement of any such Indebtedness that does not increase the principal amount thereof (except in an amount equal to fees and premiums reserved in connection therewith); (d) (i) Intercompany Debt among the Loan Parties and (ii) if not in excess of amounts permitted by the Parent Financing Documents, Indebtedness from (A) Parent to any Loan Party or Excluded Subsidiary or (B) any other third party investor (in place of equity) to any Excluded Subsidiary; in each case, so long as such Indebtedness is subordinated to the Obligations pursuant to a Subordination Agreement; (e) other Indebtedness incurred after the Closing Date (determined on a consolidated basis without duplication in accordance with GAAP) consisting of Financing Lease Obligations

96 and/or secured by Liens permitted under Section 7.02(i), in an aggregate principal amount at any time outstanding not in excess of $5,000,000 less the aggregate outstanding principal amount of Indebtedness incurred pursuant to Section 7.01(i); (f) [reserved]; (g) Guarantees permitted under Section 7.03; (h) [reserved]; (i) other unsecured Indebtedness in an aggregate principal amount at any time outstanding not in excess of $5,000,000 less the aggregate outstanding principal amount of Indebtedness incurred pursuant to Section 7.01(e); (j) Hedging Agreements to convert floating interest rates to fixed or to hedge exchange rates with any Affiliate of a Lender in an aggregate principal amount not to exceed 60% of the Loans outstanding at any time; (k) non-recourse Indebtedness incurred by Excluded Subsidiaries in an aggregate principal amount not in excess of $37,500,000 in the aggregate, unless the Administrative Agent shall have provided its consent (not to be unreasonably withheld); (l) [reserved]; (m) Indebtedness incurred on a non-recourse basis (other than recourse to the Loan Party or Excluded Subsidiary party thereto) and not for borrowed money pursuant to the Local Bank Agreements in a maximum aggregate principal amount at any time outstanding not in excess of: (i) in respect of the Piraeus Credit Agreement, €100,000,000; (ii) in respect of the Optima LSBP Credit Agreement, €45,000,000; (iii) in respect of the Optima Lux North Credit Agreement, €26,000,000; (iv) in respect of the Optima Romania Credit Agreement, €60,680,000; (v) in respect of the BNL Bank Piansano and Latera Credit Agreement, €2,207,285; (vi) in respect of the BCC Bank Molinella Credit Agreement, €900,000; and (vii) in respect of the BCC Bank RIC Energy Credit Agreement, €3,167,000. For the avoidance of doubt, no Indebtedness incurred pursuant to this Section 7.01(m) or the Local Bank Agreements may be for borrowed money. (n) Performance and surety bonds, and letter of credit or bank guaranties entered into by any Loan Party or any Excluded Subsidiary in the ordinary course of business.

97 Notwithstanding anything to the contrary contained herein or in any other Loan Document, the only Indebtedness that may be incurred by Excluded Subsidiaries shall be Indebtedness permitted by Section 7.01(d), (e), (j), (k), (m) or (n). 7.02 Liens. The Loan Parties will not, and will cause their Subsidiaries to not, create, incur, assume or permit to exist any Lien on any Property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except (the following being called “Permitted Liens”): (a) Liens created hereunder or under the other Loan Documents; (b) [reserved]; (c) any Lien on any property or asset of any Loan Party or any Excluded Subsidiary existing on the date hereof and set forth in Schedule 7.01 (excluding, however, following the making of the initial Loans hereunder, the Liens in favor of any Person other than the Administrative Agent securing Indebtedness not designated on said schedule as Indebtedness to remain outstanding following the funding of the initial Loans), provided that (i) such Lien shall not apply to any other property or asset of any Loan Party or any of its Subsidiaries and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; (d) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Loan Party or Excluded Subsidiary in accordance with GAAP and which reserves shall be acceptable to the Administrative Agent; (e) landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens, and vendors’ Liens imposed by statute or common law not securing the repayment of Indebtedness, arising in the ordinary course of business which are not overdue for a period of more than 90 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments (including, without limitation, pre-judgment attachments) but only to the extent for an amount and for a period not resulting in an Event of Default under Section 8.01(j) hereof; (f) pledges or deposits under worker’s compensation, unemployment insurance and other social security legislation and pledges or deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases (other than financing leases), utility purchase obligations, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not, in the aggregate, materially detract from the value of the Property of any Loan Party or its Subsidiaries or materially interfere with the ordinary conduct of the business of any Loan Party or its Subsidiaries; (h) Liens consisting of bankers’ liens and rights of setoff, in each case, arising by operation of law, and Liens on documents presented in letter of credit drawings;

98 (i) Liens on fixed or capital assets, including real or personal property, acquired, constructed or improved by any Loan Party or its Subsidiaries, provided that (A) such Liens secure Indebtedness (including Financing Lease Obligations) permitted by Section 7.01(e), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement or were in effect at the time the applicable Loan Party or Excluded Subsidiary acquired the assets or stock, (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, and (D) such security interests shall not apply to any other property or assets of the Loan Parties or its Subsidiaries; and (j) Liens securing Indebtedness permitted by Sections 7.01(d)(ii)(A), (k), (m) and (n); provided that, Liens in respect of Indebtedness in respect of Section 7.01(m) shall be limited solely to liens granted by the Guarantor party to each respective Local Bank Agreement. 7.03 Contingent Liabilities. The Loan Parties will not, and will cause their Subsidiaries to not, Guarantee the Indebtedness or other obligations of any Person, or Guarantee the payment of dividends or other distributions upon the stock of, or the earnings of, any Person, except: (a) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (b) Guarantees and letters of credit in effect on the date hereof which are disclosed in Schedule 7.01, and any replacements thereof in amounts not exceeding such Guarantees; (c) Guarantees of any Indebtedness permitted under Sections 7.01(a), (b), (d), (e), (g), (m) and (n); (d) Guarantees of any Indebtedness permitted under Section 7.01(c); (e) obligations in respect of letters of credit, performance bonds and bank guaranties; (f) Guaranties of Indebtedness resulting from trade payables of Subsidiaries entered into in the ordinary course of business; (g) [reserved]; (h) [reserved]; and (i) Guarantees by a Loan Party, entered into in connection with a Permitted Acquisition for the payment of any portion of the purchase price which is contingent on the earnings of the target of such Permitted Acquisition. 7.04 Fundamental Changes; Asset Sales; Permitted Acquisitions. (a) No Loan Party will, or will permit its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation or Division or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). No Loan Party will, or will permit its Subsidiaries to, acquire any business or property from, or Equity Interests in, or be a party to any acquisition of, any Person except for purchases of property to be used in the ordinary course of business, Permitted Acquisitions, Investments permitted under Section 7.05 and Capital Expenditures. No

99 Loan Party will, or will permit its Subsidiaries to, form or acquire any Subsidiary, other than (i) a Subsidiary formed or acquired in connection with a Permitted Acquisition, which becomes a Loan Party hereunder or (ii) any Subsidiary that is formed or acquired in connection with a Permitted Acquisition as an Excluded Subsidiary, notice of which shall be given to the Administrative Agent concurrently with the delivery of each Compliance Certificate, in each case, without the express prior written consent of the Administrative Agent. (b) No Loan Party will, or will permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose (including any Disposition) of, in one transaction or a series of transactions, any part of its business or property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests). (c) Notwithstanding the foregoing provisions of this Section 7.04: (i) any Loan Party and its Subsidiaries may be merged or combined with or into any other Loan Party or Subsidiary of a Loan Party (provided that (A) if such merger involves the Borrower, (I) the Borrower shall be the surviving entity and (II) no Change of Control shall occur and (B) if such merger involves a Loan Party (other than the Borrower) and an Excluded Subsidiary, such Loan Party shall be the surviving entity); (ii) any Loan Party and its Subsidiaries may sell, convey, lease, transfer or otherwise dispose of any or all of its assets or property (upon voluntary liquidation or otherwise) to any Loan Party; (iii) [reserved]; (iv) any Loan Party and its Subsidiaries may sublease real property to the extent such sublease would not interfere with the operation of the business of the Loan Parties and their Subsidiaries; (v) any Loan Party and its Subsidiaries may sell, assign, transfer or otherwise dispose of obsolete or worn-out property or immaterial assets, whether now owned or hereafter acquired, in the ordinary course of business, and any property no longer used or useful in the business of the Loan Parties and their Subsidiaries; (vi) any Loan Party and its Subsidiaries may sell, transfer or otherwise dispose of inventory or other assets in the ordinary course of business, including the sale of electricity, gas, solar and other renewable energy credits and other environmental attributes in the ordinary course of business, and including the movement of allocations of renewable energy credits amongst utilities; (vii) any Loan Party and its Subsidiaries may sell, transfer or otherwise dispose of equipment to the extent that (i) such equipment is exchanged for credit against the purchase price of similar replacement equipment, (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement equipment, or (iii) such equipment was acquired by, and transferred or sold in the ordinary course of business by such Loan Party or Excluded Subsidiary, to satisfy its obligations under any construction, operation or similar contract entered into with any third party; (viii) [reserved];

100 (ix) [reserved]; (x) [reserved]; (xi) any Loan Party and any Excluded Subsidiary may sell cash equivalents; (xii) (A) any Loan Party and any Excluded Subsidiary may sell or otherwise dispose of any Excluded Subsidiary, (B) any Excluded Subsidiary may freely transfer its assets from time to time and (C) any Excluded Subsidiary may (1) merge with and into any other Person, with such other Person surviving or (2) file for dissolution or otherwise cease to exist; and (xiii) any Loan Party may make other asset sales resulting in Net Cash Payments not to exceed $1,000,000, individually, or $5,000,000 in the aggregate after the Closing Date. (d) the Loan Parties and their Subsidiaries may acquire all or substantially all of the business and assets of, or independently form, any corporation, partnership, limited liability company, or other entity located in and organized under the laws of the United Kingdom or European Union (“Permitted Acquisitions”), subject to satisfaction of the following conditions: (i) the business or assets so acquired (or formed) shall be located in the United Kingdom or European Union and in the same or a substantially similar or complementary and related line of business as that of the Loan Parties and their Subsidiaries; (ii) both immediately prior to and after giving effect to such Permitted Acquisition on a Pro Forma Basis, incorporating such pro-forma assumptions as are satisfactory to the Administrative Agent in its reasonable discretion, the Loan Parties shall be in compliance with the financial covenant set forth in Section 7.10(b) hereof; (iii) the assets so acquired shall be transferred free and clear of any Liens (other than Liens permitted by Section 7.02) and no Indebtedness shall be incurred, guaranteed, assumed or combined except to the extent otherwise permitted by Section 7.01; (iv) to the extent requested by the Administrative Agent, the Administrative Agent shall have received Lien searches reasonably satisfactory to the Administrative Agent with respect to the assets being acquired, provided, that such Lien searches may be delivered within fifteen days after the closing for an acquisition for which the aggregate purchase price is less than $5,000,000; (v) the Administrative Agent shall have received perfected Liens on the Equity Interests of such new Subsidiary (if such Subsidiary is to be a Loan Party) (subject only to Liens permitted by Section 7.02), and provided, that such perfected Liens over such Equity Interests may be delivered within fifteen (15) days after the closing for an acquisition for which the aggregate purchase price is less than $5,000,000; (vi) to the extent requested by the Administrative Agent, the Administrative Agent shall have received an opinion of counsel in each applicable jurisdiction reasonably satisfactory to it to the effect that the Liens granted pursuant to this

101 Agreement are perfected security interests in such Equity Interests and as to such other matters as the Administrative Agent may reasonably require, provided, that such opinion of counsel may be delivered within fifteen days after the closing for an acquisition for which the aggregate purchase price is less than $5,000,000; (vii) in connection with such Permitted Acquisition, the Loan Parties shall, and shall cause their Subsidiaries to, deliver to the Administrative Agent (A) a copy of the purchase agreement pursuant to which such Permitted Acquisition will be consummated; (B) a copy of each existing material agreement relating to the assets to be acquired in such Permitted Acquisition and which is to be in effect after the consummation of such Permitted Acquisition; (C) a Compliance Certificate calculating compliance (as of the last day of the then most recently ended fiscal quarter) with the requirements of Section 7.04(d)(ii) on a Pro Forma Basis, assuming such acquisition had occurred prior to the first day of the earliest fiscal quarter included in the applicable test period for calculating such compliance; (D) the Loan Parties shall, and shall cause their Subsidiaries to, use best efforts to provide such other information or reports as the Lender may reasonably request with respect to such Permitted Acquisition; and (E) to the extent available to the Loan Parties and their Subsidiaries, historical financial statements (for the prior three fiscal years provided that if such statements are not available for the prior three fiscal years, historical financial statements for not less than the prior four fiscal quarters) of the entity whose assets are being acquired; (viii) immediately prior to such Permitted Acquisition no Default shall have occurred and be continuing and after giving effect to such Permitted Acquisition, no Default shall have occurred and be continuing and no Material Adverse Effect shall result; and (ix) such acquisition shall be consensual and shall have been approved by the board of directors or comparable governing body of the business so acquired. 7.05 Investments; Hedging Agreements. (a) The Loan Parties will not, and will cause their Subsidiaries to not, make or permit to remain outstanding any Investment, except: (i) Investments consisting of Indebtedness permitted by Section 7.01, Guarantees permitted by Section 7.03, and capital contributions by any Loan Party to any other Loan Party, including in connection with the formation or acquisition of a new Loan Party in compliance with the requirements of Section 6.10; (ii) Permitted Investments; (iii) Permitted Acquisitions; (iv) Investments existing on the Closing Date and set forth in Schedule 7.05 hereto; (v) Checking and deposit accounts with banks used in the ordinary course of business; (vi) [reserved];

102 (vii) Investments in and by Excluded Subsidiaries, including the formation or acquisition of Excluded Subsidiaries in compliance with the requirements of Section 6.10; and (viii) other Investments not described above in an aggregate amount not to exceed $5,000,000. (b) The Loan Parties will not, and will cause their Subsidiaries to not, enter into any Hedging Agreement, other than as required or permitted hereunder and Hedging Agreements entered into in the ordinary course of business with the prior written consent of the Administrative Agent to hedge or mitigate risks to which the Loan Parties and their Subsidiaries are exposed in the conduct of their business or the management of their liabilities. 7.06 Restricted Junior Payments. Except as otherwise permitted by this Agreement, the Loan Parties will not, and will cause their Subsidiaries to not, declare or make any Restricted Junior Payment at any time; provided, however, that: (a) any direct or indirect Subsidiary of the Borrower may make Restricted Junior Payments to the Borrower or a Subsidiary of the Borrower, and any Loan Party may make Restricted Junior Payments to any other Loan Party; provided that, notwithstanding the foregoing, no Loan Party shall make Restricted Junior Payments to a Subsidiary of the Borrower that is not a Loan Party; (b) Any Loan Party and any Subsidiary may make Sunel Payments and any other payments to an Affiliate under any engineering, procurement or construction or related contracts entered into in the ordinary course of business and consistent with past practice, between a Loan Party or its Subsidiary and an Affiliate, which Person is an Affiliate by virtue of a joint venture arrangement, where such transactions are otherwise permitted under Section 7.07(iii); (c) following the end of the Availability Period, the Borrower may make Restricted Junior Payments to Parent in an amount not to exceed $5,000,000 in the aggregate during each fiscal year after the Closing Date, so long as, at the time of any such Restricted Junior Payment, (i) no Default shall have occurred and be continuing and (ii) after giving pro forma effect to such Restricted Junior Payment, the Loan Parties shall be in compliance with the financial covenants set forth in Section 7.10; and (d) the Loan Parties may make the Closing Date Intercompany Debt Payment. 7.07 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Loan Parties will not, and will cause their Subsidiaries to not, directly or indirectly (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any property to an Affiliate; (c) merge into or consolidate with an Affiliate, or purchase or acquire property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided that: (i) any Affiliate, who is an individual, may serve as a director, officer, employee or consultant of any Loan Party or its Subsidiaries, receive reasonable compensation and indemnification for his or her services in such capacity; (ii) the Loan Parties and their Subsidiaries may engage in and continue the transactions with or for the benefit of Affiliates which are (A) described in

103 Schedule 7.07; provided that if such transactions involve Affiliates that are not Loan Parties, such transactions are on terms which are not materially less favorable to such Loan Party or such Subsidiary than those likely to be obtained in an arms’ length transaction between such Loan Party or such Subsidiary and a non-affiliated third party or (B) are referred to in Section 7.05 or Section 7.06 (but only to the extent specified in such sections); and (iii) the Loan Parties and their Subsidiaries may engage in transactions with Affiliates in the ordinary course of business on terms which are not materially less favorable to such Loan Party or such Subsidiary than those likely to be obtained in an arms’ length transaction between such Loan Party or such Subsidiary and a non-affiliated third party. 7.08 Restrictive Agreements. The Loan Parties will not, and will cause their Subsidiaries to not, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement (other than this Agreement) that prohibits, restricts or imposes any condition upon (a) the ability of any Loan Party or any Excluded Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, except Permitted Liens, or (b) the ability of any Loan Party or any Excluded Subsidiary to pay dividends or other distributions with respect to any shares of its Equity Interests or to make or repay loans or advances to any Loan Party or to Guarantee Indebtedness of any Loan Party; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 7.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to restrictions applicable to a Subsidiary at the time it was acquired, (iv) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of stock or assets of a Subsidiary of a Loan Party pending such sale, provided such restrictions and conditions apply only to the Subsidiary (or to the Loan Party with respect to the equity in such Subsidiary) that is to be sold and such sale is permitted hereunder, (v) the foregoing shall not apply to customary restrictions in a joint venture agreement permitted hereunder or other Permitted Liens contained therein, (vi) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (vii) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts, including engineering, procurement and construction contracts and the lender consents and/or direct agreements related thereto, which restrict the assignment thereof and of accounts and contract receivable related thereto, and (viii) the foregoing shall not apply to restrictions or conditions imposed on any Excluded Subsidiary pursuant to Indebtedness incurred by such Excluded Subsidiary that is permitted to be incurred by Section 7.01. 7.09 Sale-Leaseback Transactions. No Loan Party will, or will permit its Subsidiaries to, enter into any arrangements with any Person whereby such Loan Party or such Subsidiary shall sell or transfer (or request another Person to purchase) any property, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property from any Person; provided that, the foregoing shall not apply to sale-leaseback transactions for which the aggregate consideration does not exceed $1,000,000 in the aggregate. 7.10 Certain Financial Covenants. (a) LTM EBITDA. The Loan Parties shall not permit, as of the end of each fiscal quarter, the EBITDA for the twelve-calendar month period then ended, to be equal to less than $30,000,000.

104 (b) Debt Service Coverage Ratio. The Loan Parties shall not permit the ratio of (i) Cash Flow of the Loan Parties to (ii) Debt Service of the Loan Parties as of the end of each fiscal quarter to be less than 2.00 to 1.00. (c) Current Ratio. The Loan Parties shall not permit Current Ratio as of the end of each fiscal quarter to be less than 1.00 to 1.00. (d) Liquidity. The Loan Parties shall not permit Liquidity to be less than $7,500,000 as of the end of each full fiscal quarter after the Closing Date. 7.11 Lines of Business. The Loan Parties will not, and will cause their Subsidiaries to not, engage, to any substantial extent, in any line or lines of business activity other than (i) the types of businesses engaged in by the Loan Parties and their Subsidiaries as of the Closing Date and businesses substantially related or complementary thereto, and (ii) such other lines of business as may be consented to by the Required Lenders and the Administrative Agent, which consents shall not be unreasonably withheld or delayed. 7.12 [Reserved]. 7.13 [Reserved]. 7.14 Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws; Fraud. None of the Loan Parties, their respective Subsidiaries, or any of their respective directors or officers, or to the knowledge of any Loan Party, their respective employees, agents, or Affiliates will: (i) be in violation of, or cause any party to this Agreement to be in violation of, Anti-Money Laundering Laws; and/or (ii) engage in Fraudulent Conduct in relation to the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension proceeds to any Subsidiary, joint venture partner or other Person in furtherance of any Fraudulent Conduct. No Loan Party or any Subsidiary thereof will knowingly, directly or indirectly, use the proceeds of the Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of Anti-Corruption Laws, (ii) in violation of Anti-Money Laundering Laws, (iii) for the purpose of funding or financing any activities, business, or transactions of or with any Sanctioned Person, or involving any Designated Jurisdiction or in violation of Sanctions, or (iv) in any manner that would cause any Person (including any Person participating in the Credit Extension, whether as Administrative Agent, Arranger, Lender, underwriter, advisor, investor, or otherwise) to be in violation of Anti-Money Laundering Laws or Sanctions. No Loan Party or any Subsidiary thereof will knowingly, directly or indirectly, fund any repayment of the Credit Extension with proceeds (i) derived in violation of Anti-Money Laundering Laws or Anti-Corruption Laws or any other criminal conduct, (ii) derived from any transaction of or with any Sanctioned Person, in any Designated Jurisdiction prohibited by Sanctions., or (iii) in any manner that would cause any Person (including any Person participating in the Credit Extension, whether as Administrative Agent, Arranger, Lender, underwriter, advisor, investor, or otherwise) to be in violation of Anti-Money Laundering Laws or Sanctions. The Borrower shall notify the Administrative Agent in writing not more than three (3) Business Days after first becoming aware of a breach of this Section 7.14. 7.15 Anti-Corruption Laws. No Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions.

105 7.16 [Reserved]. 7.17 [Reserved]. 7.18 Account Balances. No Loan Party shall transfer (or permit the transfer of) any cash to an account of the Loan Parties or their Affiliates, other than (a) to another Loan Party’s account, (b) to an account for a bona fide third-party payment (including such payments to an account of an Affiliate) or (c) in a manner that is consistent with existing practices on the Closing Date and in the ordinary course of business, except (i) with the prior written consent of the Administrative Agent, or (ii) as otherwise permitted hereunder. 7.19 Material Agreements. Except as set forth in the last sentence of this paragraph, no Loan Party shall amend or waive any provision of a Material Agreement or a Local Bank Agreement, or permit the termination (other than a termination in connection with the successful completion of a project, the repayment and release of the applicable Indebtedness or pursuant to the scheduled expiration of its term) of any Material Agreement or Local Bank Agreement (including by a party other than a Loan Party), in each case, without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed; provided that such consent shall be deemed to be granted if the Administrative Agent shall not have provided any objection within five (5) Business Days of written request by the Borrower for such consent. For the avoidance of doubt, any termination of a Material Agreement or Local Bank Agreement by a party other than a Loan Party shall not constitute a breach of this Section 7.19. In the event (i) of any termination of a Material Agreement or a Local Bank Agreement or (ii) that the Administrative Agent objects to any amendment or waiver of a Material Agreement or Local Bank Agreement, the related accounts receivable shall be automatically removed from the Borrowing Base. Notwithstanding the foregoing, (x) revisions to correct typographical errors or other material amendments, modifications or supplements that are ministerial in nature, so long as such amendments, modifications or supplements do not materially and adversely affect the applicable Loan Party’s rights under such agreement or the Lenders’ rights hereunder, (y) the extension of the term of, or the replacement of, a Material Agreement or Local Bank Agreement on substantially the same (or better from the Loan Party’s standpoint) terms and conditions then in effect, and (z) change orders, which do not materially and adversely affect the payment terms or construction schedule of the underlying engineering, procurement and construction contract; shall in each case not require the approval of the Administrative Agent, so long as copies of all such amendments, modifications or supplements are delivered to the Administrative Agent promptly upon the effectiveness thereof. ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES 8.01 Events of Default. The occurrence of any of the following shall constitute an event of default (each, an “Event of Default”): (a) the Loan Parties shall fail to pay to the Administrative Agent, or the Lenders, (i) any principal of any Loan when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration of such due or prepayment date, or otherwise or (ii) any interest or fees or MOIC in respect of any Loan or any other Obligation of the Loan Parties to the Administrative Agent, or the Lenders within three (3) Business Days after the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration of such due or prepayment date, or otherwise;

106 (b) (i) any representation or warranty made or deemed made by or on behalf of the Parent Pledgor or any Loan Party in or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made or (ii) any representation or warranty made or deemed made by or on behalf of Sunel Energy in or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made and such incorrection described in this clause (ii) shall continue unremedied for a period of fifteen (15) Business Days after the earlier of (x) actual knowledge by an officer of any Loan Party or (y) notice thereof from the Administrative Agent (given at the request of any Lender) to the Loan Parties; (c) the Loan Parties or their Subsidiaries, as applicable, (i) shall fail to observe or perform any covenant, condition or agreement contained in Sections 6.01(a), (b), (c), (d) or (e) (in each case, unless cured within five (5) Business Days after the applicable delivery date), 6.02(a), 6.05, 6.06, 6.08, 6.09, 6.10, or in Article VII (subject to Section 8.04 in the case of Section 7.10(a)) or (ii) shall fail to observe or perform any other covenant, condition or agreement contained in Sections 6.03, 6.04, 6.07, 6.11, 6.12 or 6.13 and such failure described in this clause (ii) shall continue unremedied for a period of 30 days after the earlier of (x) actual knowledge by an officer of any Loan Party or (y) notice thereof from the Administrative Agent (given at the request of any Lender) to the Loan Parties; (d) the Parent Pledgor, Sunel Energy or any Loan Party shall fail to observe or perform any covenant, condition or agreement applicable to such Person contained in this Agreement (other than those specified in clauses (a), (b) or (c) of this Section 8.01) or any other Loan Document to which such Person is a party, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (at the request of any Lender) to the Parent Pledgor and the Loan Parties; (e) any Loan Party shall fail to make any payment (whether of principal, interest or otherwise and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, after giving effect to any grace period with respect thereto; (f) any event or condition occurs that results in any Material Indebtedness of any Loan Party becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, other than any secured Indebtedness that becomes due on the sale of the assets securing such Indebtedness in a disposition permitted, or otherwise consented to, under Section 7.04; (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party for a

107 substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; (h) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; (i) any Loan Party shall become unable, admit in writing or fail generally to pay its debts as they become due; (j) a final judgment or judgments for the payment of money in excess of $11,500,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment), shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Loan Party and the same shall not be discharged (or provision shall not be made for such discharge), bonded, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the relevant Loan Party shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; (k) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; (l) there shall occur any Change of Control; (m) any of the following shall occur: (i) the Liens created hereunder or under the other Loan Documents shall at any time (other than by reason of the Administrative Agent relinquishing such Lien) cease in any material respect to constitute valid and perfected Liens on the Collateral intended to be covered thereby; (ii) except for expiration in accordance with its respective terms, any Loan Document shall for whatever reason be terminated, or shall cease to be in full force and effect; or (iii) the enforceability of any Loan Document shall be contested by (x) the Parent Pledgor, any Loan Party or any Subsidiary of a Loan Party (y) Sunel Energy and such contest described in this clause (y) is not withdrawn within fifteen (15) Business Days after notice thereof to the Borrower; (n) [reserved]; (o) there shall occur (i) any “Event of Default” under (and as defined in) Sections 8.1(a), (e), (g), (h) or (i) of the Parent Financing Document (or any corresponding provisions of any document that replaces the Parent Financing Document) or (ii) any other “Event of Default” under (and as defined in) the Parent Financing Document that has resulted in the acceleration of obligations thereunder;

108 (p) any Guarantor shall assert that its obligations under any Loan Document shall be invalid or unenforceable; (q) any of the circumstances set out in either (i) Articles 2446 and 2447, or (ii) Articles 2482-bis and 2482-ter of the Italian Civil Code occurs in respect to any Italian Guarantor; (r) the occurrence of the circumstances set forth in article 2447 or 2482-ter, as applicable, of the Italian Civil Code in relation to any Italian Guarantor unless, without delay and in any event no later than 30 (thirty) days from the date on which such Italian Guarantor’s directors have knowledge of such occurrence, a shareholders’ meeting duly passes a resolution approving a capital increase to comply with the minimum capital requirements under Italian law and setting a reasonable deadline for the shareholders to underwrite and pay up such capital increase (the “Share Capital Increase Resolution”); or (s) the share capital increase approved by the Share Capital Increase Resolution has not been fully paid up in accordance with and within the deadline set forth in the Share Capital Increase Resolution. Without limiting the provisions of Article IX, if a Default shall have occurred under the Loan Documents, then such Default will continue to exist until it either is cured (to the extent specifically permitted) in accordance with the Loan Documents or is otherwise expressly waived by Administrative Agent (with the approval of Required Lenders (in their sole discretion)) as determined in accordance with Section 11.01; and once an Event of Default occurs under the Loan Documents, then such Event of Default will continue to exist until it is expressly waived by the Required Lenders or by the Administrative Agent with the approval of the Required Lenders, as required hereunder in Section 11.01. 8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions: (a) declare the Commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated; (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; (c) notify the Borrower that the outstanding principal of the Loans shall bear interest at the Default Rate, and thereupon the outstanding principal of the Loans shall bear interest at the Default Rate; and (d) exercise on behalf of itself, the Lenders all rights and remedies available to it, the Lenders under the Loan Documents or Applicable Law or equity; provided, however, that upon the occurrence of an event described in Section 8.01(g) or (h) with respect to the Borrower, the Commitment of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the outstanding principal of the Loans shall bear interest at the Default Rate, in each case without further act of the Administrative Agent or any Lender.

109 If: (i) any Event of Default occurs and is continuing; and (ii) the Administrative Agent delivers a notice in accordance with Section 8.02(b), The Romanian Guarantor’s obligations shall become immediately due and payable in accordance with this Section 8.02, subject to applicable mandatory Romanian law, including Article 1417 of the Romanian Civil Code to the extent applicable. Any lapse of the benefit of term (in Romanian: decăderea din beneficiul termenului) under Article 1417 shall be subject to the conditions prescribed therein, without imposing any requirement for a separate judicial declaration of contractual acceleration except to the extent required by applicable mandatory Romanian law. 8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable) or if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Obligations then due hereunder, any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.12 and 2.13, be applied by the Administrative Agent in the following order: First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such; Second, to payment of that portion of the Obligations constituting fees, MOIC, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders (including fees and time charges for attorneys who may be employees of any Lender)) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this Second clause payable to them; Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations arising under the Loan Documents, ratably among the Lenders in proportion to the respective amounts described in this Third clause payable to them; Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, in each case ratably among the Administrative Agent, the Lenders, in proportion to the respective amounts described in this Fourth clause held by them; and Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law. 8.04 Equity Cure for Financial Covenant Non-Compliance.

110 Notwithstanding anything to the contrary contained in this Article VIII, if: (a) the Borrower fails to comply with the financial covenant set forth in Section 7.10(a) as of the last day of any fiscal quarter; and (b) during the period beginning fifteen (15) Business Days prior to the date on which a Compliance Certificate for such fiscal quarter is required to be delivered pursuant to Section 6.01(e) and ending five (5) Business Days after such date, the Borrower receives a Specified Equity Contribution; then (i) the amount of EBITDA for the applicable fiscal quarter shall, for purposes of Section 7.10(a), be deemed increased by the amount of the cash proceeds from such Specified Equity Contribution required to cause the Borrower to be in compliance with Section 7.10(a) for such test date. If, after giving effect to the foregoing recalculations pursuant to this Section 8.04, the Borrower shall then be in compliance with the requirements of Section 7.10(a), the Borrower shall be deemed to have satisfied the requirements of Section 7.10(a) as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default and Event of Default under Section 8.01 that had occurred shall be deemed cured; provided that (i) the cure provisions in this Section 8.04 may not be used more than four (4) times in the aggregate during the term of this Agreement, (ii) no Specified Equity Contribution may be made for any two (2) consecutive fiscal quarters and (iii) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Borrower to be in compliance with Section 7.10(a) for any applicable period. Notwithstanding anything to the contrary herein, the proceeds of any Specified Equity Contribution shall only apply to the fiscal quarter in which such proceeds were distributed and shall not apply to the measurement of Section 7.10(a) in succeeding fiscal quarters. ARTICLE IX ADMINISTRATIVE AGENT 9.01 Appointment and Authority. (a) Appointment. Each of the Lenders hereby irrevocably appoints, with the express consent pursuant to articles 1394 and 1395 of the Italian Civil Code, designates and authorizes EPIC Administration LLC to act on its behalf as the Administrative Agent (and as its mandatario con rappresentanza pursuant to Italian law), also pursuant to article 1704 of the Italian Civil Code, hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. (b) Collateral Agent. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and

111 authorizes the Administrative Agent to act as the Administrative Agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations (including for the avoidance of doubt with respect to the Greek Collateral Documents pursuant to the provisions of Section 9.10(d) (Parallel Debt)), together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in- fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. (c) Italian Collateral Documents. For the purposes of the Italian Collateral Documents, each of the Lenders hereby: (i) appoints, with the express consent pursuant to articles 1394 and 1395 of the Italian Civil Code, the Administrative Agent to act as its agent with representative powers (con potere di rappresentanza) pursuant to article 1723 of the Italian Civil Code for the purpose of executing and perfecting in the name and on behalf of the Secured Parties any Italian Collateral Document; (ii) grants the Administrative Agent the power to negotiate and approve the terms and conditions of the Italian Collateral Documents and any amendment thereof, execute any other agreement or instrument, give or receive any notice or declaration, identify and specify to third parties the names of the Secured Parties at any given date, and take any other action in relation to the creation, perfection, maintenance, enforcement, cancellation and discharge of the security created thereunder in the name and on behalf of the Secured Parties; (iii) confirms that in the event that any security created under the Italian Collateral Documents remains registered in the name of a Secured Party after it has ceased to be a Secured Party then the Administrative Agent shall remain empowered to execute a release of such security in its name and on its behalf; (iv) confirms that the Administrative Agent is entitled to release any Italian Collateral Documents upon payment in full of any amounts due thereunder before the expiry of the applicable claw-back period, subject to (i) no Events of Default being continuing and (ii) customary comfort documents being delivered to the Administrative Agent, in form and substance satisfactory to it; (v) undertakes to ratify and approve any such action taken in the name and on behalf of the Secured Parties by the Administrative Agent acting in its appointed capacity; (vi) undertakes to grant any additional power of attorney as might be needed or appropriate for the Administrative Agent to act in accordance with and within the limits of this Agreement and any Italian Collateral Document; and

112 (vii) confirms that, in relation to this agency with representative powers (con potere di rappresentanza) and to the special power of attorney granted hereunder, the Administrative Agent may be in a situation of conflict of interests and waives its rights to the exercise of any remedies relating to such conflict (including the ones set out in article 1394 of the Italian Civil Code) and also waives any rights to take action against the Administrative Agent as a result of such conflict. (d) Romanian Law Provision. For the avoidance of doubt, this appointment and authorization by the Lenders of the Administrative Agent as “collateral agent” pursuant to paragraph (b) above, also represents the designation by the Lenders, in their capacity as creditors, of the Administrative Agent as the third party designated by the creditors (in Romanian, terț desemnat de către creditori) for the purposes of the Romanian-law movable mortgage agreement over the shares (in Romanian, părți sociale) in Ameresco Sunel Romania S.R.L. created under the Romanian Collateral Documents, pursuant to Article 164 of Law No. 71/2011. The Administrative Agent may exercise, in its capacity as such designated third party, the rights of the mortgage creditors that have designated it under Article 164 of Law No. 71/2011 in relation to that movable mortgage and the mortgaged quota interests, including the rights provided for in the Romanian Collateral Documents. Each Person becoming a Lender pursuant to this Agreement shall, upon becoming a Lender, be deemed to make and confirm the designation and authorisation set out in this paragraph. The designation shall extend to any successor Administrative Agent appointed pursuant to Section 9.06, subject to completion of any documents and formalities required by Romanian law and the Romanian Collateral Documents. The Administrative Agent may act through any co-agent, sub-agent or attorney-in-fact appointed in accordance with the Loan Documents, to the extent permitted by applicable Romanian law and the Romanian Collateral Documents. 9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto. 9.03 Exculpatory Provisions. (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties: (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or

113 percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property in violation of any Debtor Relief Law; and (iii) shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Subsidiaries that is communicated to, or in the possession of, the Administrative Agent or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein. (b) Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender. (c) Neither the Administrative Agent nor any of its Related Parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. 9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with

114 legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections. 9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub- agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. 9.06 Resignation of Administrative Agent. (a) Notice. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. (b) [Reserved.] (c) Effect of Resignation or Removal. With effect from the Resignation Effective Date (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the

115 retiring or removed Administrative Agent as of the Resignation Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article XI and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (A) while the retiring or removed Administrative Agent was acting as Administrative Agent and (B) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including, without limitation, (1) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Secured Parties and (2) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent. In relation to the Romanian Collateral Documents, the retiring Administrative Agent, the successor Administrative Agent and the relevant Loan Parties shall cooperate in executing the documents and completing the registrations and other formalities required under Romanian law to give effect to the replacement and preserve the continuity and priority of the relevant mortgage. Pending completion of those steps, the retiring Administrative Agent shall continue to hold the relevant mortgage to the extent required and permitted by Romanian law. 9.07 Non-Reliance on Administrative Agent and the Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Subsidiary thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender as to any matter, including whether the Administrative Agent has disclosed material information in its (or its Related Parties’) possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such

116 commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. 9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder. 9.09 Administrative Agent May File Proofs of Claim; Credit Bidding. (a) In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.08, 2.09 and 11.04) allowed in such judicial proceeding; and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08, 2.09 and 11.04. (b) Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding. (c) The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (i) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (ii) at any other sale or foreclosure or

117 acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any Applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (A) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (B) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (i) through (viii) of Section 11.01(a) of this Agreement), and (C) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. 9.10 Collateral and Guaranty Matters. (a) Each of the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion (and to the extent permitted under Applicable Law): (i) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the Facility Termination Date, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 11.01; (ii) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.02(h); and (iii) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents. (b) Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such

118 item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10. In addition to the foregoing, to the extent required by Applicable Law, and if so requested by the Administrative Agent, the relevant Loan Party shall promptly execute any documents required by Applicable Law to evidence the release of the above-referred item of Collateral under the Collateral Documents. In respect of the Romanian Collateral Documents, the Administrative Agent is expressly authorised, subject to the release conditions set out in the Loan Documents having been satisfied, to execute and submit the documents and instructions required to register the release of the relevant mortgage in the local registry (i.e. RNPM – Registru National de Publicitate Mobiliară) and to evidence that release in the Romanian Guarantor’s register of associates. If any such action must be taken by a Lender or another party under mandatory Applicable Law, that party shall promptly cooperate in completing it. (c) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. (d) Parallel Debt. (i) The Borrower hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent, as creditor in its own right and not as representative of the other Secured Parties, sums equal to and in the currency of each amount payable by the Borrower to each of the Secured Parties under each of the Loan Documents as and when that amount falls due for payment under the relevant Loan Document or would have fallen due but for any discharge resulting from the failure of another Secured Party to take appropriate steps, in insolvency proceedings affecting the Borrower, to preserve its entitlement to be paid that amount. The Administrative Agent agrees that any rights it holds in its own capacity, as joint and several creditor (in Greek “daneistis eis olokliron”, “δανειστής εις ολόκληρον”) together with the other secured parties, within the meaning of article 489 of the Greek Civil Code, under the Greek Collateral Documents and any amounts received by it under the Greek Collateral Documents are held on trust for itself and the Secured Parties in accordance with this Agreement. In particular, the Administrative Agent shall be fully entitled to take and enforce the security interest created under any such Greek Collateral Document in connection with all Obligations under the Loan Documents, both before and after enforcement of any such Greek Collateral Document.” (ii) The Administrative Agent shall have its own independent right to demand payment of the amounts payable by the Borrower under this Section 9.10(d) irrespective of any discharge of the Borrower’s obligation to pay those amounts to the other Secured Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting the Borrower, to preserve their entitlement to be paid those amounts. (iii) Any amount due and payable by the Borrower to the Administrative Agent hereunder shall be decreased to the extent that the other Secured Parties have received (and are able to retain) payment in full of the corresponding amount under the

119 other provisions of the Loan Documents; and any amount due and payable by the Borrower to the other Secured Parties under those provisions shall be decreased to the extent that the Administrative Agent has received (and is able to retain) payment in full of the corresponding amount under this clause 9.10(d). (iv) The rights of the Secured Parties (other than the Administrative Agent) to receive payment of amounts payable by the Borrower under the Loan Documents are several and separate and independent from, and without prejudice to, the rights of the Administrative Agent to receive payment under this Section 9.10(d). (v) The Administrative Agent undertakes to pay to the Secured Parties any amount collected or received by it in payment or partial payment pursuant to this Section 9.10(d) and shall distribute any amount so received to the Secured Parties in accordance with the terms of this Agreement and the other Loan Documents, as if such amounts had been received in respect of the Obligations, unless otherwise provided in the Loan Documents. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, no provisions relating to Parallel Debt (including this Section 9.10(d)) shall apply to the Italian Collateral Documents or the Spanish Collateral Documents. 9.11 [Reserved]. 9.12 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, to and for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments, or this agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Section VI of PTE 84–14) that (I) is not ineligible pursuant to Section I(g) of PTE 84-14 and (II) has satisfied the requirements of Section I(k) of PTE 84-14, (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate

120 in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (f) of Section I of PTE 84–14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Section I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, to and for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto). 9.13 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount. ARTICLE X CONTINUING GUARANTY 10.01 Guaranty. (a) Guaranty. Each Guarantor hereby absolutely and unconditionally, jointly and severally guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Obligations (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed

121 Obligations”); provided that the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law or other Applicable Law. Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any debtor under any Debtor Relief Laws. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. (b) Italian Guaranty Limitations. (i) In this Clause: (A) “Acquisition Borrowing Amounts” means any amounts of any Borrowings the purpose or the actual use of which is to finance (and/or refinance any existing indebtedness incurred for the purposes of), directly or indirectly: (1) the acquisition of the relevant Italian Guarantor (or any of its direct or indirect holding companies); (2) the subscription of any shares or quota in the relevant Italian Guarantor (or any of its direct or indirect holding companies); (3) the payment of any interest, fees, costs and expenses, stamp, registration or other Taxes in connection therewith; and/or (4) any existing indebtedness incurred for the purposes of sub-paragraphs (1), (2) and (3) above. (B) “Guaranteed Tranche” means the aggregate amount of the Borrowings other than the Acquisition Borrowing Amounts. (C) “Subsidiary” (for purposes of this Section 10.01(b)) means a direct or indirect subsidiary according to article 2359, paragraphs 1 and 2, of the Italian Civil Code (or such other provision as may replace this provision). (ii) Notwithstanding any provisions to the contrary in this Agreement and/or in any Loan Documents, the obligations and liabilities of any Italian Guarantor under this Article X shall not:

122 (A) in order to comply with the provisions of Italian law in relation to financial assistance (including article 2358 and/or article 2474, as the case may be, of the Italian Civil Code), include and/or extend to: (1) the obligations of any Loan Party (for principal, interest and/or any other amount), as Borrower or as Guarantor, in respect of any Acquisition Borrowing Amounts; or (2) the obligations of any Loan Party under any guaranty given by such Loan Party under this Article X in respect of the obligations referred to in sub-paragraph (A) above; (B) in respect of the obligations and liabilities of any Loan Party which is not a direct or indirect Subsidiary of such Italian Guarantor exceed, at any time, the lower of: (1) the original aggregate principal amount of the Guaranteed Tranche reduced from time to time by an amount equal to any repayment or prepayment of the principal amount of the Facility (provided that such repayment or prepayment triggers a cancellation of the Aggregate Commitments by a corresponding amount) multiplied by the ratio of (I) the original aggregate principal amount of the Guaranteed Tranche to (II) the original aggregate principal amount of the Facility; and (2) an amount equal to the aggregate of: i. the aggregate principal amount of any Loan Commitments at any time advanced to such Italian Guarantor (or any of its direct or indirect Subsidiaries) as Borrower under this Agreement and outstanding at the time of the enforcement of the guaranty; and ii. the aggregate principal amount of any intercompany loans or other financial support in any form (such term, for the avoidance of doubt, not including equity contributions), advanced from time to time to such Italian Guarantor (or any of its direct or indirect Subsidiaries) by any Loan Party (whether directly or indirectly) on or following the Closing Date and outstanding at the time of the enforcement of this guaranty, (3) in each case and in any event provided that, notwithstanding any provisions of this Agreement and/or the Loan Documents to the contrary, no Italian Guarantor shall be liable as a Guarantor under this Agreement in relation to the obligations of any Loan Party, as Borrower or as Guarantor, which is not a direct or indirect Subsidiary of such Italian Guarantor, in respect of any amounts owed under the Facility and any Loan Document in excess of an amount equal to the amount that such Italian Guarantor is entitled to set-off against its claims of recourse or subrogation (regresso or surrogazione) arising as

123 a result of any payment made by such Italian Guarantor under the guaranty given pursuant to this Article X (the “Set-Off Right”), it remaining understood that any provision establishing a deferral of Guarantors’ rights in any Loan Documents, including in this Agreement, shall not prejudice, and will not apply to, the Set-Off Right. (iii) Notwithstanding any provision to the contrary herein and/or in any Loan Documents, in order to comply with mandatory provisions of Italian law in relation to (i) maximum interest rates (including the Italian Usury Law and article 1815 of the Italian Civil Code), and (ii) capitalization of interests (including article 1283 of the Italian Civil Code and article 120 of the Italian Banking Law), the obligations of any Italian Guarantor under this Article X shall not include and shall not extend to (A) any interest qualifying as usurious pursuant to the Italian Usury Law and (B) any interest on overdue amounts compounded in violation of the provisions set forth by article 1283 of the Italian Civil Code and/or article 120 of the Italian Banking Law, respectively. (iv) Without prejudice to the paragraphs above, in any event, pursuant to article 1938 of the Italian Civil Code, the maximum amount that any Italian Guarantor may be required to pay in respect of its obligations as Guarantor under this Agreement shall not exceed 120 per cent. of the aggregate outstanding principal amount of the Facility (or its equivalent in any other currency). (v) Without prejudice to the paragraphs above, the aggregate amount of interest in respect of the Facility guaranteed by an Italian Guarantor will be at any time equal to the interest then outstanding in respect of a principal amount of the Facility equal to the principal amount of the Facility guaranteed by it at that time. (vi) The limitations set out in this Clause 10.01(b) shall apply mutatis mutandis to any Collateral created by any Italian Guarantor under the Collateral Documents. (c) Spanish Guaranty Limitations. (i) For the avoidance of doubt, the Parties agree that the guarantee granted by any Spanish Guarantor is construed as a first demand guarantee instead of as a guarantee (fianza) pursuant to article 1822 et seq. of the Spanish Civil Code, and thus the Spanish Guarantor will not be entitled to exercise any right it may have and in particular its rights of exclusion, order and/or division (beneficio de excusión, orden y división). (ii) For the purposes of articles 399 and 652 of the Spanish Insolvency Act, the obligations of each Spanish Guarantor under this Agreement shall be governed by the terms of this Agreement at any time such that each Spanish Guarantor’s obligations shall not be affected by (i) the fact that the Lender may vote in favor of the approval or ratification of a composition agreement (convenio) as a result of the insolvency (concurso) of a Spanish Guarantor or if insolvency proceedings have been filed in Spain, or (ii) the approval of a court-sanctioned restructuring plan (plan de reestructuración homologado) and which may be entered into in connection with a Spanish Guarantor (in any case, prior to the declaration of insolvency, whether voluntary or mandatory), under article 652 of the Spanish Insolvency Act, unless a convenio or a plan de reestructuración homologado is approved in respect to a Spanish Guarantor, in which case the guaranteed

124 obligations of that Spanish Guarantor will be subject to the terms of the convenio or plan de reestructuración homologado. (iii) The obligations and liabilities undertaken under this Agreement by any Spanish Guarantor incorporated as a private limited liability company (sociedad de responsabilidad limitada) shall not include and shall not be extended to any obligation, guarantee, indemnity or liability incurred by the Borrower and/or any Guarantor as a result of such Borrower and/or Guarantor using (or guaranteeing the using of) funds under this Agreement for the purpose of (1) acquiring quotas (participaciones sociales) representing the share capital of such Spanish Guarantor or quotas (participaciones sociales) or shares (acciones) representing the share capital of a company within its group or (2) refinancing a previous debt incurred for the acquisition of quotas (participaciones sociales) representing the share capital of such Spanish Guarantor or quotas (participaciones sociales) or shares (acciones) representing the share capital of a company within its group, and shall be deemed not to be undertaken or incurred by such Spanish Guarantor incorporated as a private limited liability company (sociedad de responsabilidad limitada) to the extent that the same would constitute unlawful financial assistance within the meaning of section 143.2 of the Spanish Companies Act, and, in that case, all provisions of this guarantee and indemnity shall be construed accordingly in the sense that, in no case, can any guarantee and indemnity or Collateral given by a Spanish Guarantor guarantee or secure repayment of the abovementioned funds. For the purposes of this paragraph “group” shall have the meaning set out in section 42.1 of the Spanish Commercial Code. (iv) The obligations and liabilities undertaken under this Agreement by any Spanish Guarantor incorporated as a public limited liability company (sociedad anónima) shall not include and shall not extend to any obligation, guarantee, indemnity or liability incurred by the Borrower and/or any Guarantor as a result of such Borrower and/or Guarantor using (or guaranteeing the using of) funds under this Agreement for the purpose of (1) acquiring shares (acciones) representing the share capital of such Spanish Guarantor or shares (acciones) or quotas (participaciones sociales) representing the share capital of its controlling companies or (2) refinancing a previous debt incurred for the acquisition of shares (acciones) representing the share capital of such Spanish Guarantor or shares (acciones) or quotas (participaciones sociales) representing the share capital of its controlling companies, and shall be deemed not to be undertaken or incurred by such Spanish Guarantor incorporated as a public limited liability company (sociedad anónima) to the extent that the same would constitute unlawful financial assistance within the meaning of section 150 of the Spanish Companies Act, and, in that case, all provisions of this guarantee and indemnity shall be construed accordingly in the sense that, in no case, can any guarantee and indemnity or Collateral given by a Spanish Guarantor guarantee or secure repayment of the abovementioned funds. For the purposes of this paragraph, a reference to a “controlling company” of a Spanish Guarantor shall mean the company which, directly or indirectly, owns the majority of the voting rights of such Spanish Guarantor or that may have a dominant influence on such Spanish Guarantor. It shall be presumed that one company has a dominant influence on another company when: (a) any of the scenarios set out in section 42.1 of the Spanish Commercial Code is met; or (b) when at least half plus one of the members of the managing body of the Spanish Guarantor are also members of the managing body or top managers (altos directivos) of the dominant company or of another company controlled by such dominant company.

125 10.02 Rights of Lenders. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor. 10.03 Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower or any other Loan Party; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other Loan Party; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to proceed against the Borrower or any other Loan Party, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; (f) in case of the Romanian Guarantor, to the fullest extent permitted by applicable mandatory law, (i) any applicable “beneficiu de diviziune” and “beneficiu de discuțiune” as recognized under Romanian law insofar as its obligations as a guarantor under the Loan Documents are concerned, as well as (ii) any hardship defenses in accordance with Article 1271 (Hardship) of the Romanian Civil Code, the Romanian Guarantor expressly acknowledging and undertaking all risks of any change in circumstances, including unforeseeable and exceptional changes in circumstances, which may render the performance of its obligations and liabilities under the Loan Documents much more onerous or burdensome, and (g) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by Applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations. Any waiver by the Romanian Guarantor under this Section 10.03 shall apply only to the extent permitted by applicable mandatory law. In particular, clause (c) shall not constitute a waiver of a limitation period before such waiver is permitted by applicable mandatory law. 10.04 Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party. 10.05 Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facility are terminated. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

126 10.06 Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or a Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this Section 10.06 shall survive termination of this Guaranty. 10.07 Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against a Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Secured Parties. 10.08 Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrower or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same). The Romanian Guarantor acknowledges and confirms that it has obtained, reviewed and considered such information concerning the Borrower and the other Guarantors, their respective financial condition, business and operations, and the transactions contemplated by the Loan Documents as it has deemed necessary or appropriate for the purposes of entering into and performing its obligations under the Loan Documents, and that it has made its own independent assessment of the risks associated with such obligations. The Romanian Guarantor confirms that it has had adequate opportunity to make such inquiries and obtain such information as it considers necessary and that it enters into the Loan Documents on the basis of its own assessment and informed decision, without reliance on any information, representation or statement made or provided by any other Party. 10.09 Appointment of Borrower. (a) Each of the Loan Parties hereby appoints the Borrower to act as its agent (and as its mandatario con rappresentanza pursuant to Italian law and with the express consent pursuant to articles 1394 and 1395 of the Italian Civil Code) for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent or a Lender to the Borrower shall be deemed delivered to each Loan Party and (c) the Administrative Agent or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Loan Parties.

127 (b) For the purposes of this Clause and to the extent legally possible, each Loan Party hereby releases the Borrower from any restrictions on self-dealing and multi-representation under any applicable law (including, but not limited to, any restrictions set forth under articles 1394 and 1395 of the Italian Civil Code and any similar provisions under any other laws). (c) Notwithstanding anything to the contrary in any Loan Document, the Borrower shall seek the relevant Italian Guarantor’s consent in case any amendment, variation, supplement, restatement or novation of any of the Loan Documents which results in any increase or other change in the obligations of such Italian Guarantor. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, this Section 10.09 shall not apply to the Spanish Collateral Documents. 10.10 Right of Contribution. The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under Applicable Law. 10.11 Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of a Lien under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 10.11 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Loan Party intends this Section 10.11 to constitute, and this Section 10.11 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act. 10.12 Romanian Guarantors. (a) Powers of Representation. The Romanian Guarantor (a “Grantor”) confirms, agrees and undertakes, with respect to the powers of representation, authorizations, and/or appointments as agent, granted by such Grantor to the Borrower, or any other Loan Party (each a “Grantee”), under the Loan Documents (“Granted Powers”), including, without limitation, Article 10.09 (Appointment of the Borrower) above that: (i) it shall maintain such Granted Powers, as per the terms of the Loan Documents, for as long as it is a party to the Loan Documents, and shall not waive or otherwise revoke or unilaterally terminate such Granted Powers, to the fullest extent permitted by applicable mandatory law, without prejudice to its liability for any breach of this undertaking; (ii) the duration such Granted Powers are granted to the Grantees is determined in time (in Romanian, părțile au prevăzut un termen), and not undetermined (in Romanian, fără termen), the provisions of Article 2015 (Duration of appointment) of the Romanian Civil Code being hereby disapplied;

128 (iii) the exercise of such powers by the Grantees shall not represent a conflict of interest with respect to as contemplated by Article 1303 (Conflict of interests) of the Romanian Civil Code, and the Grantees are expressly dispensed from any prohibition or liabilities in relation to double representation (in Romanian, dubla reprezentare) or to contracting with oneself (in Romanian, contractul cu sine însuși) as regulated by Article 1304 (Contracting with oneself and double representation) as per the Romanian Civil Code, to the fullest extent permitted by applicable mandatory law; (iv) the legal regime of such Granted Powers (including, rights and obligations, liabilities, and duties of the Grantees to the Grantor) shall remain regulated by the Loan Documents and such regime shall prevail to the maximum extent legally possible when in conflict with provisions of Romanian law; and (v) the exercise of the Granted Powers by the Grantees under or in connection with the Loan Documents may result in the imposition of additional obligations on, or the increase of any existing obligations of, such Romanian Guarantor. The Romanian Guarantor expressly accepts and assumes such risk and irrevocably consents to, and agrees to be bound by, any such additional or increased obligations arising as a result of the exercise of such Granted Powers by the Grantees, provided that such exercise is within the scope of the Granted Powers and complies with Section 11.01 and any corporate authorisations required by applicable mandatory law. (b) Guaranty Limitation. Notwithstanding anything contrary (in Romanian, prin derogare de la orice prevedere contrară) contained in the Loan Documents, the guarantee, indemnity and other obligations and liabilities expressed to be assumed under any Loan Documents insofar they concern principal obligations of another, and in particular under Section 10.01 (Guaranty) by the Romanian Guarantor: (i) will not include any obligations or liabilities to the extent that their incurrence or performance would constitute a breach of (i) Article 272, para (1), letter (b) and (c) or (ii) Article 273, letter (c) of the Romanian Companies Law no. 31/1990, triggering criminal liability for the founders (i.e. fondatori, as such term is understood under Romanian law, including any signatories of security documents of the Romanian Guarantor), directors, managers, other executive officers or legal representatives of the Romanian Guarantor); (ii) shall not include any obligation or liability which would trigger the liability of the Romanian Guarantor’s management, shareholders or other members of the group in accordance with Article 169 paragraph (1) letter (a) of the Romanian Insolvency Law; and (iii) shall be limited to the amounts which would ensure compliance of the Romanian Guarantor with the legal requirements relating to corporate benefit and would not breach the scope of Articles 1179 paragraph (1) item (4) and 1236 of the Romanian Civil Code. ARTICLE XI MISCELLANEOUS 11.01 Amendments, Etc.

129 (a) Except as provided in Section 3.03 and the last paragraph of this Section 11.01(a), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent (also in its capacity as mandatario con rappresentanza pursuant to Italian law), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall: (i) waive any condition set forth in Section 4.01, or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender; (ii) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent in Section 4.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender); (iii) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment; (iv) reduce the principal of, or the rate of interest specified herein on (other than the decision not to change, or cease to change, Default Rate), any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate; (v) change (A) Section 8.03 or Section 2.13 in a manner that would have the effect of altering the ratable reduction of Commitments, pro rata payments or pro rata sharing of payments required hereunder without the written consent of each Lender or (B) Section 2.12(g) in a manner that would alter the pro rata application required thereby without the written consent of each Lender directly affected thereby, or (C) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation, in each case, without the written consent of each Lender; (vi) change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or thereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; (vii) release any material portion of the Collateral in any transaction or series of related transactions (or terminate any Lien with respect thereto), except as expressly permitted in this Agreement (in which case such release may be made by the Administrative Agent acting alone), without the written consent of each Lender; or

130 (viii) release any of the Guarantors, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); and provided, further, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (B) a Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. (b) Notwithstanding anything to the contrary herein, (i) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersede the unanimous consent provisions set forth herein and (ii) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders. (c) Notwithstanding anything to the contrary herein, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement. (d) Notwithstanding any provision herein to the contrary, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement. 11.02 Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: (i) if to the Borrower or any other Loan Party or the Administrative Agent, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 1.01(a); and (ii) if to any other Lender, to the address, fax number, e-mail address or telephone number provided by such Lender (including, as appropriate, notices delivered

131 solely to the Person designated by a Lender for the delivery of notices that may contain material non-public information relating to the Borrower). Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b). (b) Electronic Communications. (i) Notices and other communications to the Administrative Agent, the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FPML messaging, and Internet or intranet websites) pursuant to an electronic communications agreement (or such other procedures approved by the Administrative Agent in its sole discretion); provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. (ii) Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (B) notices and other communications posted to an Internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail address or other written acknowledgement) indicating that such notice or communication is available and identifying the website address therefor; provided that for both clauses (A) and (B), if such notice or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE ADMINISTRATIVE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of

132 any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet. (d) Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws. (e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including, without limitation, telephonic or electronic notices, Loan Notices, and Notice of Loan Prepayment) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. 11.03 No Waiver; Cumulative Remedies; Enforcement. (a) No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. (b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all

133 the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. 11.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Loan Parties shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including, but not limited to, (A) the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, and (B) due diligence expenses) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out- of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (B) in connection with Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans. (a) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned, leased or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto;

134 provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim not involving an act or omission of a Loan Party and that is brought by an Indemnitee against another Indemnitee (other than against the Administrative Agent in their capacities as such). Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. (b) Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under clauses (a) or (b) of this Section 11.04 to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of the Administrative Agent, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.12(d). (c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. (d) Payments. All amounts due under this Section 11.04 shall be payable not later than ten (10) Business Days after written demand therefor. (e) Survival. The agreements in this Section 11.04 and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. 11.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any

135 settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate, in the applicable course of such recovery or payment, from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement. 11.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions: (i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in clause (b)(i)(B) of this Section 11.06 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in clause (b)(i)(A) of this Section 11.06, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender (subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of

136 the Trade Date, shall not be less than $5,000,000), unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met. (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans and/or the Commitment assigned. (iii) Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 11.06 and, in addition: (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required for any assignment to a Competitor, and for any other assignment, provided, that the Consent of the Borrower shall not be required in connection with an assignment to a non- Competitor if (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund. (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. (v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons). (vi) [Reserved]. (vii) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the

137 rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d). (viii) Italian Law Provisions. (A) Each new Lender, by executing the relevant transfer certificate or assignment agreement, confirms that the Administrative Agent (also in its capacity as mandatario con rappresentanza pursuant to Italian law) has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the existing Lender would have been had it remained a Lender. (B) For the purposes of and pursuant to Article 1263 of the Italian Civil Code, it is hereby expressly agreed that, in the event of any assignment of rights or obligations made by a Lender under this Clause 11.06, the guaranty granted by each Italian Guarantor shall be preserved for the benefit of the new Lender and each other Lender in accordance with the terms of the Loan Documents. (C) For the purposes of article 1407, paragraph 1, of the Italian Civil Code, each of the Parties provides its consent to the transfer (cessione), in whole or in part, by any existing Lender of its contractual position (i.e. its rights and obligations) under this Agreement and the other Loan Documents in favor of any new Lender in accordance with the provisions of this Clause and agrees that upon transfer, in accordance with an assignment agreement and this Clause, the guaranty and security interests created under the Loan Documents shall be preserved, without novation (novazione), for the benefit of any new Lender. (ix) Spanish Law Provisions. For the purposes of and pursuant to Article 1528 of the Spanish Civil Code Civil Code, it is hereby expressly agreed that, in the event of any assignment of rights or obligations made by a Lender under this Clause, the guaranty granted by each Spanish Guarantor and any Spanish Collateral shall inure for the benefit of the new Lender and each other Lender in accordance with the terms of the Loan Documents. All notary fees derived from the notarization of any assignment agreement between Lenders shall be borne by the new lender. (c) Register. The Administrative Agent, acting solely for this purpose as a non- fiduciary agent of the Borrower (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it

138 (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (with respect to such Lender’s interest only), at any reasonable time and from time to time upon reasonable prior notice. (d) Participations. (i) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons, the Borrower or any of the Borrower’s Affiliates or Subsidiaries or a Competitor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participations. (ii) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(f) (it being understood that the documentation required under Section 3.01(f) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 11.06; provided that such Participant (A) shall be subject to the provisions of Sections 3.06 as if it were an assignee under clause (b) of this Section 11.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose

139 as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and interest amounts) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103–1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note or Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (f) Romanian Law Provisions. The Romanian Guarantor hereby agrees and accepts, as prior consent (in Romanian, consimțământ anticipat), such assignments or transfers of rights and obligations, as the case may be, as are contemplated by the Loan Documents. Such consent does not dispense with any notice, registration or other formality required by mandatory Romanian law for the effectiveness or opposability of the relevant assignment or transfer. Each relevant Loan Party shall cooperate in completing those formalities and in preserving the continuity of the guarantee and the mortgage created under the Romanian Collateral Document. 11.07 Treatment of Certain Information; Confidentiality. (a) Treatment of Certain Information. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15(c) or Section 11.06 or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to (A) any rating agency in connection with

140 rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (B) the provider of any Platform or other electronic delivery service used by the Administrative Agent to deliver Borrower Materials or notices to the Lenders, (viii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (ix) on a confidential basis to any actual or potential sources of debt or equity financing to any Lender, so long as such source has executed a written undertaking of confidentiality with the Lender and is not a Competitor, or with the consent of the Borrower or (x) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 11.07, (B) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (C) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 11.07. For purposes of this Section 11.07, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments. (b) Non-Public Information. Each of the Administrative Agent and the Lenders acknowledges that (i) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non- public information in accordance with Applicable Law, including United States federal and state securities Laws. (c) Press Releases. The Loan Parties and their Subsidiaries agree that they will not in the future issue any press releases or other public disclosure using the name of the Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of the Administrative Agent, unless (and only to the extent that) the Loan Parties or such is required to do so under law (including required filings with the SEC) and then, in any event the Loan Parties or such Subsidiaries will consult with such Person before issuing such press release or other public disclosure. (d) Customary Advertising Material. The Loan Parties consent to the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties. 11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after

141 obtaining the prior written consent of the Required Lenders, to the fullest extent permitted by Applicable Law to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured, secured or unsecured, or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have under Applicable Law. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. 11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. 11.10 Integration; Effectiveness. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or a Lender, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. 11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied. 11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid

142 or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 11.13 [Reserved]. 11.14 Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. (b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. (c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION 11.14. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY

143 APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. 11.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15. 11.16 [reserved] 11.18 Release of Collateral and Guarantees. The Administrative Agent and the Lenders agree that if the assets or Equity Interests in any Loan Parties are sold to any Person as permitted by the terms of this Agreement and the other Loan Documents, or if any Loan Party is merged or consolidated with or into any other Person as permitted by the terms of this Agreement and such Loan Party is not the continuing or surviving corporation, the Administrative Agent shall, upon request of the Borrower (and upon the receipt by the Administrative Agent of such evidence as the Administrative Agent or any Lender may reasonably request to establish that such sale, designation, merger or consolidation is permitted by the terms of this Agreement), but without the consent of any Lender, terminate the Guarantee of such Loan Party under Article X hereof and authorize the Administrative Agent to release the Liens created by the Loan Documents on such assets or Equity Interests in such Loan Party. 11.19 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and each other Loan Party acknowledges and agrees that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders and their respective Affiliates are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders and their respective Affiliates, on the other hand, (ii) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent and each Lender and each of their respective Affiliates each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent, nor any Lender nor any of their respective Affiliates has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to

144 the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, nor any Lender nor any of their respective Affiliates has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Lenders and their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby. 11.20 Electronic Execution; Electronic Records; Counterparts. (a) This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent, and each Lender (collectively, each a “Credit Party”) agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Credit Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Credit Party without further verification and (b) upon the request of the Administrative Agent or any Credit Party, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. (b) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which

145 writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof). (c) Each of the Loan Parties and each Credit Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement or any other Loan Document based solely on the lack of paper original copies of this Agreement or such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Credit Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Credit Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. 11.21 USA Patriot Act Notice. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107– 56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party, which information includes the name and address of the Borrower and each other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each other Loan Party in accordance with the Patriot Act. The Borrower and each other Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all such other documentation and information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and Anti-Money Laundering Laws, including the Patriot Act. 11.22 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an Affected Financial Institution and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

146 (iii) the variation of any term of any Loan Document or the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. 11.23 Process Agent. Each Loan Party hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon the appointed Process Agent. Each Loan Party hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to receive and forward such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to the applicable Loan Party shall not impair or affect the validity of such service or of any judgment based thereon. 11.24 Payment Currency. (a) This is an international loan transaction in which the specification of Dollars and payment in the Administrative Agent’s office in the United States is of the essence, and the obligations of the Loan Parties under this Agreement and the other Loan Documents to each Secured Party to make payment in Dollars shall not be discharged or satisfied by any tender or recovery by any other currency or pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that on the Business Day following receipt of any sum provided or adjudged to be so due in the Judgment Currency the payee may in accordance with normal banking procedures purchase Dollars in the amount originally due to the payee with the Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section called the “Judgment Currency”), then the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the payee could purchase such Dollars at Bank of America, New York, New York with the Judgment Currency on the Business Day preceding the day on which such judgment is rendered. The obligations of any Loan Party in respect of any such sum due from it to the payee hereunder (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Judgment Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer Dollars to New York City with the amount of the Judgment Currency so adjudged to be due; and each Loan Party hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in Dollars, the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of the Dollars so purchased and transferred. (b) Each Loan Party waives any right it may have in any jurisdiction to pay any amount under this Agreement and the other Loan Documents to each Secured Party in a currency or currency unit other than that in which it is expressed to be payable. 11.25 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any

147 Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. 11.26 Italian Transparency Provisions. For the purposes of the transparency provisions set forth in the CICR Resolution of 4 March 2003, as subsequently amended and implemented from time to time, and in the “Disposizioni sulla trasparenza delle operazioni e dei servizi bancari e finanziari. Correttezza delle relazioni tra intermediari e clienti” issued by the Bank of Italy and as amended and supplemented from time to time (the “Transparency Rules”), the Parties hereby mutually acknowledge and declare that: (a) they have appointed and have been assisted by their respective legal counsel in connection with the negotiation, preparation and execution of the Agreement; and (b) this Agreement, and all of its terms and conditions, including the Recitals and the Schedules thereto, have been specifically negotiated on an individual basis and, as a result, this Agreement falls into the category of the agreements “che costituiscono oggetto di trattativa individuale” between the Parties and are exempted from the application of Section II of the Transparency Rules. 11.27 Romanian Guarantor; Negotiated Clauses. The Romanian Guarantor confirms that: (a) it has decided to enter into each Loan Document to which it is a party, and be a party to the foregoing, independently, based on its own review and consideration, after proper analysis of the benefits deriving from its entry into the foregoing and, where it has deemed necessary, with the expertise of specialized consultants (legal, financial and/or technical experts) which it has selected or agreed to; (b) it is capable of understanding, either directly or with the assistance of the foregoing consultants, and it understands and accepts the contents and effects of all the clauses of the foregoing, and the related rights and obligations, as well as their implications, and legal effects; (c) it has actively participated at the negotiation of each clause of the foregoing with the other Parties although it accedes to the foregoing after the execution thereof, “negotiation” meaning the exchange of wording proposals until the reaching of a final agreement, as well as the acceptance without reservations of one Party's proposals by the others and the foregoing represent and reflect in its entirety its will (in Romanian, voința sa);

148 (d) with a view to Article 1202 (Standard Clauses) and Article 1203 (Unusual clauses) of the Romanian Civil Code, it has read the foregoing, understands and expressly accepts each clause of each Loan Document to which it is a party, including this Agreement. In particular, it expressly accepts those clauses of this Agreement which may deal with limitation of liability, unilateral termination, suspension of performance of obligations, loss of right or of benefit of term (in Romanian, decăderea din drepturi ori din beneficiul termenului), limitation of right to raise defenses (in Romanian, limitarea dreptului de a opune excepții), limitation of freedom to contract with third parties, silent renewal, governing law and choice of venue or jurisdiction, including, to the extent relevant to those matters, the following clauses Article VII (Negative Covenants), Article VIII (Events of Default and Remedies), Article IX (Administrative Agent), Article X (Continuing Guaranty), and Sections 11.01 (Amendments, Etc.), 11.03 (No Waiver; Cumulative Remedies; Enforcement), 11.04 (Expenses; Indemnity; Damage Waiver), 11.06 (Successors and Assigns), 11.08 (Right of Setoff), 11.13 (Replacement of Lenders), 11.14 (Governing Law; Jurisdiction; Etc.), 11.15 (Waiver of Jury Trial), 11.16 (Subordination), 11.18 (No Advisory or Fiduciary Responsibility), 11.19 (Electronic Execution; Electronic Records; Counterparts), 11.22 (Process Agent) and 11.23 (Payment Currency); (e) with a view to Article 1175 of the Romanian Civil Code none of the Loan Documents constitute an adhesion agreement (in Romanian, contract de adeziune); and (f) it has received a copy of each Loan Document to which it is a party prior to execution and it shall be provided received an executed copy of each of the Loan Documents to which it is a party promptly following its execution. 11.28 Notarization. (a) On Closing Date, the Spanish Obligors undertake to raise the Spanish Closing Joinder Agreement to the status of Spanish Public Document. (b) As soon as possible and in any case within 20 Business Days from the relevant execution date of any other document amending, extending, supplementing, ratifying and/or restating this Agreement, the Spanish Obligors and the Administrative Agent undertake to raise to the status of a Spanish Public Document (póliza intervenida or escritura pública) such document. (c) Subject to paragraph (d) below, all notarial fees arising from the notarization of any document set out in paragraph (a) and (b) above shall be borne by the Spanish Obligors. All notary fees derived from the notarization of any assignment agreement between the Lenders pursuant to Section 11.06 shall be borne by the new lender. (d) The Spanish Public Document: (i) will have the effects established under Articles 517 et seq. of the Spanish Civil Procedural Act; and (ii) may, if required by the Administrative Agent, include a translation into Spanish of this Section, of all guaranteed obligations as well as any other Section of this Agreement that the Administrative Agent may deem appropriate. (e) Each party to this Agreement hereby expressly authorizes the Administrative Agent to request and obtain from the Spanish notary public before whom any document under item Error! Reference source not found. above has been formalized, any further copy of any s uch document which has been notarized. The costs of issuance of the first copy with enforcement effects (con efectos ejecutivos) of such Spanish Public Document shall be borne by the Spanish

149 Obligors, being the costs of the issuance of the second and subsequent copies borne by the party which requests such copies. 11.29 Spanish Calculations and Enforcement Proceedings. (a) The Parties expressly agree that in the event of an executive judicial enforcement (acción ejecutiva) against the Borrower or any of the Spanish Obligors in Spain and for the purposes of determining the amounts due and payable at any time under this Agreement and/or enforcing the Spanish Collateral Documents, the sum payable by the Borrower or any Spanish Guarantor under this Agreement shall be the total aggregate amount of the balance of the accounts maintained by the Administrative Agent in accordance with this Agreement. For the purposes of Articles 571 et seq. of the Spanish Civil Procedural Act, the Borrower, the Spanish Obligors and the Administrative Agent expressly agree that such balances shall be considered as due, liquid and payable (líquido, vencido y exigible) and may be claimed pursuant to the same provisions of such law. (b) For the purpose of the provisions of Articles 571 et seq. of the Spanish Civil Procedural Act, it is expressly agreed by the Borrower, the Spanish Obligors and the Administrative Agent that the determination of the debt to be claimed through the executive proceedings shall be effected by the Administrative Agent by means of the appropriate certificate evidencing the balances shown in the relevant account(s) referred to in clause (a) above. By virtue of the foregoing, to exercise executive action by the Administrative Agent it will be sufficient to present (1) an original notarial first or authentic copy of this Agreement, (2) a notarial certificate, if necessary, for the purposes described in clause (c) below, (3) the notarial document (acta notarial) which incorporates the certificate issued by the Administrative Agent of the amount due by the Borrower or the relevant Spanish Obligor the relevant account(s) referred to in paragraph (i) above, evidencing that the determination of the amounts due and payable by the Borrower or the relevant Spanish Obligor have been calculated as agreed in this Agreement and that such amounts coincide with the balance of such accounts, and (4) a notarial document (acta notarial) evidencing that the Borrower and/or the relevant Spanish Obligor, as applicable, has been served notice of the amount that is due and payable. (c) The Borrower and the Spanish Obligors hereby expressly authorize the Administrative Agent to request and obtain certificates and documents issued by the notary who has formalized this Agreement or the Spanish Closing Joinder Agreement as a Spanish Public Document in order to evidence its compliance with the entries of his registry-book and the relevant entry date for the purpose of numbers 4º or 5º (as applicable) of Article 517 of the Spanish Civil Procedural Act. (d) For the purposes of Article 540.2 of the Spanish Civil Procedural Act, the Borrower and the Spanish Obligors acknowledge and accept that, provided that the relevant assignment, transfer or change of Lenders has been made in accordance with the terms of this Agreement, any assignment, transfer or change of Lenders shall be duly and sufficiently evidenced to any Spanish court by means of a certificate issued by the Administrative Agent confirming who the Lenders are in each moment, and therefore, those who are certified as Lenders by the Administrative Agent shall be able to initiate enforcement in Spain through procedimiento ejecutivo without further evidence being required. [Remainder of page intentionally left blank]

[Signature Page to Credit Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written. BORROWER AMERESCO EURO HOLDCO LIMITED Signed by George P. Sakellaris ) for and on behalf of ) /s/ George P. Sakellaris AMERESCO EURO HOLDCO LIMITED Place of Execution: Framingham, MA, USA ) ……………………………………… Director/Authorised Signatory GUARANTORS AMERESCO HELLAS ENERGY SINGLE MEMBER S.A. By: /s/ Polykarpos Themistokleous Name: Polykarpos Themistokleous Title: Managing Director Place of Execution: Athens, Greece AMERESCO LIMITED Signed by George P. Sakellaris ) for and on behalf of ) /s/ George P. Sakellaris AMERESCO LIMITED Place of Execution: Framingham, MA, USA ) ……………………………………… Director/Authorised Signatory

AMERESCO SUNEL ENERGY IT S.R.L. By: /s/ George P. Sakellaris Name: George P. Sakellaris Title: Director Place of Execution: Framingham, MA, USA By:/s/ Konstantinos Zygouras Name: Konstantinos Zygouras Title: Director Place of Execution: Athens, Greece ENERQOS ENERGY SOLUTIONS S.R.L. By: /s/ George P. Sakellaris Name: George P. Sakellaris Title: Director and Authorized Representative Place of Execution: Framingham, MA ATER 1 ROMA S.R.L. By: /s/ George P. Sakellaris Name: George P. Sakellaris Title: Special Attorney Place of Execution: Framingham, MA ATER 2 ROMA S.R.L. By: /s/ George P. Sakellaris Name: George P. Sakellaris Title: Special Attorney Place of Execution: Framingham, MA AMERESCO SUNEL ENERGY LIMITED

Signed by George P. Sakellaris for and on behalf of AMERESCO SUNEL ENERGY LIMITED Place of Execution: Framingham, MA, USA and Konstantinos Zygouras ) /s/ George P. Sakellaris ……………………………………… Director/Authorised Signatory for and on behalf of ) /s/ Konstantinos Zygouras AMERESCO SUNEL ENERGY LIMITED Place of Execution: Athens, Greece ) ……………………………………… Director/Authorised Signatory AMERESCO SUNEL ENERGY S.A By:/s/ Spyridon Kairis Name: Spyridon Kairis Title: Member of the Board Place of Execution: Athens, Greece By: /s/ Miltiadis Zygouras Name: Miltiadis Zygouras Title: Managing Director Place of Execution: Athens, Greece AMERESCO SUNEL ROMANIA S.R.L. Signed by Peter Nicholas Christakis Director and on behalf of AMERESCO SUNEL ROMANIA S.R.L. Place of Execution: Framingham, MA, USA ) /s/ Peter Nicholas Christakis By ……………………………………… Director/Authorised Signatory and Miltiadis Zygouras Director /s/ Miltiadis Zygouras By……………………………………… Director/Authorised Signatory for and on behalf of ) AMERESCO SUNEL ROMANIA S.R.L. Place of Execution: Athens, Greece )

ADMINISTRATIVE AGENT EPIC ADMINISTRATION LLC By:/s/ Jeff Hostettler Name: Jeff Hostettler Title: Executive Vice President LENDERS TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York domiciled life insurance company By: Nuveen Alternatives Advisors LLC, a Delaware limited liability company, its investment manager By: /s/ Jeff Hostettler Name: Jeff Hostettler Title: Managing Director